SHORT-TERM REVOLVING CREDIT AGREEMENT



                           Dated as of April 30, 1999



                                      among

                                FERRELLGAS, L.P.,

                                FERRELLGAS, INC.,

                    THE FINANCIAL INSTITUTIONS PARTY HERETO,

                                       and

                         BANK OF AMERICA NATIONAL TRUST
                            AND SAVINGS ASSOCIATION,

                             as Administrative Agent

                                   Arranged By

                      NATIONSBANC MONTGOMERY SECURITIES LLC

                      SHORT-TERM REVOLVING CREDIT AGREEMENT


         This SHORT-TERM REVOLVING CREDIT AGREEMENT is entered into as of April 30, 1999, among FERRELLGAS, L.P., a Delaware limited partnership (the "Borrower"), FERRELLGAS, INC., a Delaware corporation and the sole general partner of the Borrower (the "General Partner"), the several financial institutions from time to time party to this Agreement (collectively, the "Banks"; individually, a "Bank") and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION ("BofA"), as agent for the Banks (in such capacity, the "Administrative Agent").

                                 R E C I T A L S

         WHEREAS, the Borrower has requested that the Banks agree to make loans to the Borrower in an aggregate amount of up to $38,000,000, the proceeds of which are to be used by the Borrower for Acquisitions, capital expenditures and general partnership purposes; and

         WHEREAS, the Banks are willing, on and subject to the terms and conditions set forth in this Agreement, to extend credit under this Agreement as more particularly hereinafter set forth.

         ACCORDINGLY, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         1.01 Certain Defined Terms. The following terms have the following meanings:

                  "1994 Indenture" means the Indenture dated as of July 5, 1994, among the Borrower, Finance Corp. and Norwest Bank Minnesota, National Association, pursuant to which the Fixed Rate Senior Notes and the Floating Rate Senior Notes were issued, as it may be amended, modified or supplemented from time to time.

                  "1996 Indenture" means the Indenture dated as of April 26, 1996, among the MLP, Ferrellgas Partners Finance Corp. and American Bank National Association, pursuant to which the MLP Senior Notes were issued, as it may be amended, modified or supplemented from time to time.

                  "1998 Fixed Rate Senior Notes" means, collectively, (a) the $109,000,000 6.99% Senior Notes, Series A, due August 1, 2005, (b) the $37,000,000 7.08% Senior Notes, Series B, due August 1, 2006, (c) the $52,000,000 7.12% Senior Notes, Series C, due 2008, (d) the $82,000,000
         7.24% Senior Notes, Series D, due August 1, 2010 and (e) the $70,000,000 7.42% Senior Notes, Series E, due August 1, 2013, in each case issued by the Borrower pursuant to the 1998 Note Purchase Agreement.

                  "1998 Note Purchase Agreement" means the Note Purchase Agreement, dated as of July 1, 1998, among the Borrower and the Purchasers named therein, pursuant to which the 1998 Fixed Rate Senior Notes will be issued, as it may be amended, modified or supplemented from time to time.

                  "Acquired Debt" means,  with respect to any specified  Person,
         (i) Indebtedness of any other Person existing at the time such other Person merged with or into or became a Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person and (ii) Indebtedness encumbering any asset acquired by such specified Person.

                  "Acquisition" means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interests or equity of any Person or otherwise causing any Person, to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary) provided that the Borrower or the Subsidiary is the surviving entity.

                  "Affiliate" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract, or otherwise.

                  "Administrative Agent" has the meaning specified in the introductory clause hereto. References to the "Administrative Agent" shall include BofA in its capacity as agent for the Banks hereunder, and any successor agent arising under Section 9.09.

                  "Agent-Related Persons" means BofA and any successor Administrative Agent arising under Section 9.09, together with their respective Affiliates (including, in the case of BofA, the Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

                  "Administrative Agent's Payment Office" means the address for payments set forth on Schedule 10.02 hereto in relation to the Administrative Agent, or such other address as the Administrative Agent may from time to time specify.

                  "Agreement" means this Credit Agreement.

                  "Applicable Margin" means, for each Type of Loan, effective as of the first day of each fiscal quarter, the percentage per annum (expressed in basis points) set forth below opposite the Level of the Pricing Ratio applicable to such fiscal quarter as set forth herein.

      Pricing Ratio         Base Rate Loans           Eurodollar Loans
      -------------         ---------------           ----------------
         Level 1                  0.00 b.p.                  42.50 b.p.
         Level 2                  0.00 b.p.                  50.00 b.p.
         Level 3                  0.00 b.p.                  60.00 b.p.
         Level 4                  0.00 b.p.                  80.00 b.p.
         Level 5                  0.00 b.p.                 110.00 b.p.
         Level 6                 12.50 b.p.                 137.50 b.p.

                  "Arranger" means NationsBanc Montgomery Securities LLC, a Wholly-Owned Subsidiary of BankAmerica Corporation. The Arranger is a registered broker-dealer and permitted to underwrite and deal in certain Ineligible Securities.

                  "Asset Sale" has the meaning specified in Section 7.02.

                  "Assignee" has the meaning specified in subsection 10.08(a).

                  "Attorney Costs" means and includes all reasonable and itemized fees and disbursements of any law firm or other external counsel, the allocated cost of internal legal services and all disbursements of internal counsel.

                  "Attributable Debt" means, in respect of a sale and leaseback arrangement of any property, as at the time of determination, the present value (calculated using a discount rate equal to 7.16%) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such arrangement (including any period for which such lease has been extended).

                  "Available Cash" has the meaning given to such term in the Partnership Agreement, as amended to July 5, 1994; provided, that (i) Available Cash shall not include any amount of Net Proceeds of Asset Sales until the 270-day period following the consummation of the applicable Asset Sale, (ii) investments, loans and other contributions to a Non-Recourse Subsidiary are to be treated as "cash disbursements" when made for purposes of determining the amount of Available Cash and
         (iii) cash receipts of a Non-Recourse Subsidiary shall not constitute cash receipts of the Borrower for purposes of determining the amount of Available Cash until cash is actually distributed by such Non-Recourse Subsidiary to the Borrower.

                  "Bank" has the meaning specified in the introductory clause hereto.

                  "Bankruptcy Code" means the Federal Bankruptcy Reform Act of
                   1978, as amended (11 U.S.C. ss.101, et seq.).

                  "Base Rate" means, for any day, the higher of: (a) 0.50% per annum above the Federal Funds Rate in effect on such day; and (b) the rate of interest in effect for such day as publicly announced from time to time by BofA in San Francisco, California, as its "reference rate." (The "reference rate" is a rate set by BofA based upon various factors including BofA's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.) Any change in the reference rate announced by BofA shall take effect at the opening of business on the day specified in the public announcement of such change or if no day is so specified, on the day of the announcement.

                  "Base Rate Loan" means a Loan that bears interest based on the
                   Base Rate.

                  "BofA" has the meaning specified in the introductory clause hereto.

                  "Borrowing" means a borrowing hereunder consisting of Loans of the same Type made to the Borrower on the same day by the Banks and, for Eurodollar Rate Loans, having the same Interest Period, in either case under Article II.

                  "Borrowing Date" means any date on which a Borrowing occurs.

                  "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in New York or San Francisco are authorized or required by law to close and, if the applicable Business Day relates to any Eurodollar Rate Loan, means such a day on which dealings are carried on in the London interbank dollar market.

                  "Capital Adequacy Regulation" means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

                  "Capital Interests" means, with respect to any corporation, any and all shares, participations, rights or other equivalent interests in the capital of the corporation, and with respect to any partnership, any and all partnership interests (whether general or limited) and other interests or participations that confer on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership.

                  "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be so required to be capitalized on the balance sheet in accordance with GAAP.

                  "Cash Equivalents" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than eighteen months from the date of acquisition, (iii) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any Bank or with any other domestic commercial bank having capital and surplus in excess of $500 million and a Keefe Bank Watch Rating of "B" or better, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) entered into with any financial institution meeting the qualifications specified in clause (iii) above, (v) commercial paper or direct obligations of a Person, provided such Person has publicly outstanding debt having the highest short-term rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Ratings Services and provided further that such commercial paper or direct obligation matures within 270 days after the date of acquisition, and (vi) investments in money market funds all of whose assets consist of securities of the types described in the foregoing clauses (i) through
         (v).

                  "Change of Control" means (i) the sale, lease, conveyance or other disposition of all or substantially all of the Borrower's assets to any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act) other than James E. Ferrell, the Related Parties and any Person of which James E. Ferrell and the Related Parties beneficially own in the aggregate 51% or more of the voting Capital Interests (or if such Person is a partnership, 51% or more of the general partner interests), (ii) the liquidation or dissolution of the Borrower or the General Partner, (iii) the occurrence of any transaction, the result of which is that James E. Ferrell and the Related Parties beneficially own in the aggregate, directly or indirectly, less than 51% of the total voting power entitled to vote for the election of directors of the General Partner and (iv) the occurrence of any transaction, the result of which is that the General Partner is no longer the sole general partner of the Borrower.

                  "Code" means the Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder.

                  "Commitment" means, as to each Bank, the amount set forth opposite such Bank's name on Schedule 2.01 hereof under the caption "Commitment," as the same may be reduced under Section 2.05 or 2.07 or as a result of one or more assignments under Section 10.08; provided, that the maximum aggregate Commitment of all Banks shall not exceed $38,000,000 at any time.

                  "Commitment Fee Rate" means, as of any date and based upon the Level of the Pricing Ratio on such date, the percentage per annum (expressed in basis points) set forth below opposite such Level:

           Pricing Ratio                   Commitment Fee Rate
           -------------                   -------------------
              Level 1                          12.50 b.p.
              Level 2                          15.00 b.p.
              Level 3                          20.00 b.p.
              Level 4                          27.50 b.p.
              Level 5                          32.50 b.p.
              Level 6                          37.50 b.p.

                  "Compliance Certificate" means a certificate signed by a Responsible Officer of the Borrower substantially in the form of Exhibit C, demonstrating compliance with the covenants contained herein, including Sections 6.12, 6.13, 6.16 and 7.12 and the 30 day clean-up period contained in subsection 2.01(b).

                  "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period, plus (a) an amount equal to any extraordinary loss plus any net loss realized in connection with an asset sale, to the extent such losses were deducted in computing Consolidated Net Income, plus (b) provision for taxes based on income or profits of such Person for such period, to the extent such provision for taxes was deducted in computing Consolidated Net Income, plus (c) Consolidated Interest Expense of such Person for such period, whether paid or accrued (including amortization of original issue discount, non-cash interest payments and the interest component of any payments associated with Capital Lease Obligations and net payments (if any) pursuant to Hedging Obligations), to the extent such expense was deducted in computing Consolidated Net Income, plus
         (d) depreciation and amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) of such Person for such period, to the extent such depreciation and amortization were deducted in computing Consolidated Net Income, plus (e) non-cash employee compensation expenses of such Person for such period, plus (f) the Synthetic Lease Principal Component of such Person for such period; in each case, for such period without duplication on a consolidated basis and determined in accordance with GAAP.

                  "Consolidated Interest Expense" means, as of the last day of any fiscal period, on a consolidated basis, the sum of (a) all interest, fees, charges and related expenses paid or payable (without duplication) for that fiscal period to the Banks hereunder or to any other lender in connection with borrowed money or the deferred purchase price of assets that are considered "interest expense" under GAAP, plus
         (b) the portion of rent paid or payable (without duplication) for that fiscal period under Capital Lease Obligations that should be treated as interest in accordance with Financial Accounting Standards Board Statement No. 13, on a consolidated basis, plus (c) the Synthetic Lease Interest Component for that fiscal period.

                  "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided, that (i) the Net Income of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid to such Person or a Wholly-Owned Subsidiary thereof, (ii) the Net Income of any Person that is a Subsidiary (other than a Wholly-Owned Subsidiary) shall be included only to the extent of the amount of dividends or distributions paid to such Person or a Wholly-Owned Subsidiary thereof, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded except to the extent otherwise includable under clause (i) above and (iv) the cumulative effect of a change in accounting principles shall be excluded.

                  "Consolidated Net Worth" means, with respect to any Person as of any date, the sum of (i) the consolidated equity of the common stockholders or partners of such Person and its consolidated Subsidiaries as of such date, plus (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Interests) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock, less (x) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the Effective Date in the book value of any asset owned by such Person or a consolidated Subsidiary of such Person,
         (y) all investments as of such date in unconsolidated Subsidiaries and in Persons that are not Subsidiaries (except, in each case, Permitted Investments), and (z) all unamortized debt discount and expense and unamortized deferred charges as of such date, all of the foregoing determined in accordance with GAAP.

                  "Contingent Obligation" means, as to any Person, any direct or indirect liability of that Person, whether or not contingent, with or without recourse, (a) with respect to any Indebtedness, lease, dividend, distribution, letter of credit or other obligation (the "primary obligations") of another Person (the "primary obligor"), including any obligation of that Person (i) to purchase, repurchase or otherwise acquire such primary obligations or any security therefor,
         (ii) to advance or provide  funds for the payment or  discharge  of any such primary obligation, or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof (each, a "Guaranty Obligation"); (b) with respect to any Surety Instrument issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings or payments; (c) to purchase any materials, supplies or other property from, or to obtain the services of, another Person if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered; or (d) in respect of any Hedging Obligation. The amount of any Contingent Obligation shall, in the case of Guaranty Obligations, be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof, and in the case of other Contingent Obligations, shall be equal to the maximum reasonably anticipated liability in respect thereof.

                  "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

                  "Conversion/Continuation  Date" means any date on which, under
         Section 2.04, the Borrower (a) converts Loans of one Type to another Type, or (b) continues as Loans of the same Type, but with a new Interest Period, Loans having Interest Periods expiring on such date.

                  "Credit Extension" means and includes the making of any Loans hereunder.

                  "Default" means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

                  "Disqualified Interests" means any Capital Interests which, by their terms (or by the terms of any security into which they are convertible or for which they are exchangeable), or upon the happening of any event, mature or are mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to December 31, 2001.

                  "Dollars", "dollars" and "$" each mean lawful money of the United States.

                  "Effective Amount" means the aggregate outstanding principal amount thereof after giving effect to any Borrowings and prepayments or repayments of Loans occurring on such date. For purposes of Section 2.07, the Effective Amount shall be determined without giving effect to any mandatory prepayments to be made under such Section 2.07.

                  "Effective Date" means the first date on which all conditions precedent set forth in Section 4.01 and Section 4.02 are satisfied or waived by all Banks (or, in the case of subsection 4.01(f), waived by the Persons entitled to receive such payments).

                  "Eligible Assignee" means (i) a commercial bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $500,000,000; (ii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having a combined capital and surplus of at least $500,000,000, provided that such bank is acting through a branch or agency located in the United States; and (iii) a Person that is primarily engaged in the business of commercial banking and that is (A) a Subsidiary of a Bank,
         (B) a Subsidiary of a Person of which a Bank is a Subsidiary, or (C) a Person of which a Bank is a Subsidiary.

                  "Environmental Claims" means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment.

                  "Environmental Laws" means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental, health, safety and land use matters.

                  "Equity Interests" means Capital Interests and all warrants, options or other rights to acquire Capital Interests (but excluding any debt security that is convertible into, or exchangeable for, Capital Interests).

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and regulations promulgated thereunder.

                  "ERISA Event" means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Borrower or the General Partner from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA; (c) the filing of a notice of intent to terminate, the treatment of a plan amendment as a termination under Section 4041 or 4041A of ERISA or the commencement of proceedings by the PBGC to terminate a Pension Plan subject to Title IV of ERISA; (d) a failure by the Borrower or the General Partner to make required contributions to a Pension Plan or other Plan subject to
         Section 412 of the Code; (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or the General Partner; or (g) an application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code with respect to any Pension Plan.

                  "Eurodollar Rate" shall mean, for each Interest Period in respect of Eurodollar Rate Loans comprising part of the same Borrowing, an interest rate per annum (rounded to the nearest 1/16th of 1% or, if there is no nearest 1/16th of 1%, rounded upward) determined pursuant to the following formula:

         Eurodollar Rate =                  LIBOR
                                            1.00 - Eurodollar Reserve Percentage

         The Eurodollar Rate shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

                  "Eurodollar Rate Loan" means a Loan that bears interest based on the Eurodollar Rate.

                  "Eurodollar Reserve Percentage" shall mean the maximum reserve percentage (expressed as a decimal, rounded to the nearest 1/100th of 1% or, if there is no nearest 1/100th of 1%, rounded upward) in effect on the date LIBOR for such Interest Period is determined (whether or not applicable to any Bank) under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities") having a term comparable to such Interest Period. Without limiting the effect of the foregoing, the Eurodollar Reserve shall include any other reserves required to be maintained by any Bank with respect to (a) any category of liabilities that includes deposits by reference to which the Eurodollar Rate is to be determined as provided in the definition of "Eurodollar Rate" in this Section 1.01 or (b) any category of extensions of credit or other assets that includes Eurodollar Rate Loans.

                  "Event of Default" means any of the events or circumstances specified in Section 8.01.

                  "Exchange Act" means the Securities Exchange Act of 1934, and regulations promulgated thereunder.

                  "Existing Indebtedness" means Indebtedness of the Borrower and its Subsidiaries (other than the Obligations) and certain Indebtedness of the General Partner with respect to which the Borrower has assumed the General Partner's repayment obligations, in each case in existence on the Effective Date and as more fully set forth on Schedule 7.05.

                  "FDIC" means the Federal Deposit  Insurance  Corporation,  and
         any  Governmental   Authority   succeeding  to  any  of  its  principal
         functions.

                  "Federal Funds Rate" means, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, "H.15(519)") on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Administrative Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Administrative Agent.

                  "Fee Letter" has the meaning specified in subsection 2.10(a).

                  "FCI ESOT" means the employee stock ownership trust of Ferrell Companies, Inc. organized under section 4975(e)(7) of the Code.

                  "Ferrellgas Partners Finance Corp." means Ferrellgas Partners Finance Corp., a Delaware corporation and a Wholly-Owned Subsidiary of the MLP.

                  "Finance Corp." means Ferrellgas Finance Corp., a Delaware corporation and a Wholly-Owned Subsidiary of the Borrower.

                  "Fixed Charge Coverage Ratio" means with respect to any Person for any period, the ratio of Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that such Person or any of its Subsidiaries incurs, assumes, guarantees, redeems or repays any Indebtedness (other than revolving credit borrowings including, with respect to the Borrower, the Loans) subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date of the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption or repayment of Indebtedness, as if the same had occurred at the beginning of the applicable reference period. The foregoing calculation of the Fixed Charge Coverage Ratio shall also give pro forma effect to Acquisitions (including all mergers and consolidations), dispositions and discontinuances of businesses or assets that have been made by such Person or any of its Subsidiaries during the reference period or subsequent to such reference period and on or prior to the Calculation Date assuming that all such Acquisitions, dispositions and discontinuances of businesses or assets had occurred on the first day of the reference period; provided, however, that with respect to the Borrower, (a) Fixed Charges shall be reduced by amounts attributable to businesses or assets that are so disposed of or discontinued only to the extent that the obligations giving rise to such Fixed Charges would no longer be obligations contributing to the Fixed Charges of the Borrower subsequent to the Calculation Date and (b) Consolidated Cash Flow generated by an acquired business or asset shall be determined by the actual gross profit (revenues minus costs of goods sold) of such acquired business or asset during the immediately preceding number of full fiscal quarters as are in the reference period minus the pro forma expenses that would have been incurred by the Borrower in the operation of such acquired business or asset during such period computed on the basis of
         (i) personnel expenses for employees retained by the Borrower in the operation of the acquired business or asset and (ii) non-personnel costs and expenses incurred by the Borrower on a per gallon basis in the operation of the Borrower's business at similarly situated Borrower facilities.

                  "Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of (a) consolidated interest expense of such Person for such period, whether paid or accrued, to the extent such expense was deducted in computing Consolidated Net Income (including amortization of original issue discounts, non-cash interest payments, the interest component of all payments associated with Capital Lease Obligations and net payments (if any) pursuant to Hedging Obligations permitted hereunder), (b) commissions, discounts and other fees and charges incurred with respect to letters of credit, (c) any interest expense on Indebtedness of another Person that is guaranteed by such Person or secured by a Lien on assets of such Person, and (d) the product of (i) all cash dividend payments (and non-cash dividend payments in the case of a Person that is a Subsidiary) on any series of preferred stock of such Person, times (ii) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, determined, in each case, on a consolidated basis and in accordance with GAAP.

                  "Fixed Rate Senior Notes" means the 10% Series A Fixed Rate Senior Notes due 2001, as amended or supplemented from time to time, issued by the Borrower and Finance Corp. pursuant to the 1994 Indenture.

                  "FRB" means the Board of Governors of the Federal Reserve System, and any Governmental Authority succeeding to any of its principal functions.

                  "Funded Debt" means all Indebtedness of the Borrower and its Subsidiaries.

                  "GAAP" means  generally  accepted  accounting  principles  set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

                 "General Partner" has the meaning specified in the introductory clause hereto.

                  "Governmental  Authority" means any nation or government,  any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

                  "Growth-Related Capital Expenditures" means, with respect to any Person, all capital expenditures by such Person made to improve or enhance the existing capital assets or to increase the customer base of such Person or to acquire or construct new capital assets (but excluding capital expenditures made to maintain, up to the level thereof that existed at the time of such expenditure, the operating capacity of the capital assets of such Person as such assets existed at the time of such expenditure).

                  "Guarantor" means each Person that executes a Guaranty and its successors and assigns.

                  "Guaranty" means a continuing guaranty of the Obligations in favor of the Administrative Agent on behalf of the Banks, in form and substance satisfactory to the Administrative Agent.

                  "Guaranty Obligation" has the meaning specified in the definition of "Contingent Obligation."

                  "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and
         (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

                  "Indebtedness" of any Person means, without duplication, (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business on ordinary terms); (c) all non-contingent reimbursement or payment obligations with respect to Surety Instruments; (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property); (f) all Capital Lease Obligations; (g) all Hedging Obligations; (h) all indebtedness referred to in clauses (a) through (g) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; and (i) all Guaranty Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (h) above; provided, however, that "Indebtedness" shall not include Synthetic Lease Obligations.

                  "Indemnified Liabilities" has the meaning specified in Section 10.05.

                "Indemnified Person" has the meaning specified in Section 10.05.

                  "Independent Auditor" has the meaning specified in subsection 6.01(a).

                  "Ineligible Securities" means securities which may not be underwritten or dealt in by member banks of the Federal Reserve System under Section 16 of the Banking Act of 1933 (12 U.S.C. ss. 24, Seventh), as amended.

                  "Insolvency Proceeding" means (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other similar arrangement in respect of a Person's creditors generally or any substantial portion of a Person's creditors; undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

                  "Interest Coverage Ratio" means with respect to any Person for any period, the ratio of Consolidated Cash Flow of such Person for such period to Consolidated Interest Expense of such Person for such period. The foregoing calculation of the Interest Coverage Ratio shall give pro forma effect to Acquisitions (including all mergers and consolidations), Asset Sales and other dispositions and discontinuances of businesses or assets that have been made by such Person or any of its Subsidiaries during the reference period or subsequent to such reference period and on or prior to the date of calculation of the Interest Coverage Ratio assuming that all such Acquisitions, Asset Sales and other dispositions and discontinuances of businesses or assets had occurred on the first day of the reference period; provided, however, that with respect to the Borrower and its Subsidiaries, Consolidated Cash Flow generated by an acquired business or asset shall be determined by the actual gross profit (revenues minus costs of goods sold) of such acquired business or asset during the immediately preceding number of full fiscal quarters as in the reference period minus the pro forma expenses that would have been incurred by the Borrower and its Subsidiaries in the operation of such acquired business or asset during such period computed on the basis of (i) personnel expenses for employees retained by the Borrower and its Subsidiaries in the operation of the acquired business or asset and
         (ii) non-personnel costs and expenses incurred by the Borrower and its Subsidiaries on a per gallon basis in the operation of the Borrower's business at similarly situated facilities of the Borrower.

                  "Interest Payment Date" means, as to any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan and, as to any Base Rate Loan, the first Business Day of each fiscal quarter of the Borrower; provided, however, that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the date that is three months after the beginning of such Interest Period and after each Interest Payment Date thereafter is also an Interest Payment Date, provided, further, that if there is no numerically corresponding day in the calendar month during which an Interest Payment Date is to occur, such Interest Payment Date shall occur on the last Business Day of such calendar month.

                  "Interest Period" means, as to any Eurodollar Rate Loan, the period commencing on the Borrowing Date of such Loan or on the Conversion/Continuation Date on which the Loan is converted into or continued as a Eurodollar Rate Loan, and ending on the date one, two, three or six months thereafter as selected by the Borrower in its Notice of Borrowing or Notice of Conversion/Continuation;

provided that:

                           (i) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

                           (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

                           (iii) no  Interest  Period for any Loan shall  extend
beyond the Maturity Date.

                  "IRS" means the Internal Revenue Service, and any Governmental Authority succeeding to any of its principal functions.

                  "Joint Venture" means a single-purpose corporation, partnership, joint venture or other similar legal arrangement (whether created by contract or conducted through a separate legal entity) now or hereafter formed by the Borrower or any of its Subsidiaries with another Person in order to conduct a common venture or enterprise with such Person.

                  "Lending Office" means, as to any Bank, the office or offices of such Bank specified as its "Lending Office" or "Domestic Lending Office" or "Eurodollar Lending Office", as the case may be, on Schedule 10.02, or such other office or offices as such Bank may from time to time notify the Borrower and the Administrative Agent.

                  "Level" means, at any time, Level 1, Level 2, Level 3, Level 4, Level 5 or Level 6 based on the amount of the Pricing Ratio at such time. For purposes of this Agreement, the following "Levels" of Pricing Ratio (PR) shall apply:

          Level                     Pricing Ratio
          -----                     -------------
         Level 1                            PR < 1.75
         Level 2                    1.75 <  PR < 2.75
                                         -
         Level 3                    2.75 <  PR < 3.25
                                         -
         Level 4                    3.25 <  PR < 3.75
                                         -
         Level 5                    3.75 <  PR < 4.25
                                         -
         Level 6                          PR >   4.25
                               -

         Subject to the next two sentences, the Level of the Pricing Ratio for the period (a) from the Effective Date through the end of the fiscal quarter of the Borrower during which the Effective Date occurs shall be equal to Level 5; (b) from the first day of the fiscal quarter of the Borrower immediately after the fiscal quarter of the Borrower during which the Effective Date occurs through the Termination Date shall be equal to the Level determined by reference to the Pricing Ratio, provided that in no event shall the Level be less than Level 5 and (c) after the Termination Date shall be equal to the Level determined by reference to the Pricing Ratio. Any change in the Level of the Pricing Ratio shall be determined by the Administrative Agent based upon the financial information required to be contained in the Compliance Certificates delivered by the Borrower to the Administrative Agent with respect to each fiscal quarter of the Borrower and shall become effective as of the first day of the fiscal quarter following the fiscal quarter for which such Compliance Certificate was delivered. Upon any failure of the Borrower to deliver a Compliance Certificate for any fiscal quarter prior to 10 days after the date on which such Compliance Certificate is required to be delivered to the Administrative Agent, and without limiting the other rights and remedies of the Administrative Agent and the Banks hereunder, the Pricing Ratio shall be deemed to be Level 6 as of the first day of the fiscal quarter beginning after the fiscal quarter for which such Compliance Certificate was due.

                  "Leverage  Ratio"  means,  with  respect to any Person for any period, the ratio of Funded Debt plus Synthetic Lease Obligations, in each case of such Person as of the last day of such period, to Consolidated Cash Flow of such Person for such period. In the event that such Person or any of its Subsidiaries incurs, assumes, guarantees, redeems or repays any Indebtedness (other than revolving credit borrowings) subsequent to the commencement of the period for which the Leverage Ratio is being calculated but prior to the date on which the calculation of the Leverage Ratio is made (the "Leverage Ratio Calculation Date"), then the Leverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption or repayment of Indebtedness, as if the same had occurred at the beginning of the applicable reference period. The foregoing calculation of the Leverage Ratio shall also give pro forma effect to Acquisitions (including all mergers and consolidations), Asset Sales and other dispositions and discontinuances of businesses or assets that have been made by such Person or any of its Subsidiaries during the reference period or subsequent to such reference period and on or prior to the Leverage Ratio Calculation Date assuming that all such Acquisitions, Asset Sales and other dispositions and discontinuances of businesses or assets had occurred on the first day of the reference period; provided, however, that with respect to the Borrower and its Subsidiaries, (a) Funded Debt shall be reduced by amounts attributable to businesses or assets that are so disposed of or discontinued only to the extent that the Indebtedness included within such Funded Debt would no longer be an obligation of the Borrower or its Subsidiaries subsequent to the Leverage Ratio Calculation Date and (b) Consolidated Cash Flow generated by an acquired business or asset shall be determined by the actual gross profit (revenues minus costs of goods sold) of such acquired business or asset during the immediately preceding number of full fiscal quarters as in the reference period minus the pro forma expenses that would have been incurred by the Borrower and its Subsidiaries in the operation of such acquired business or asset during such period computed on the basis of (i) personnel expenses for employees retained by the Borrower and its Subsidiaries in the operation of the acquired business or asset and
         (ii) non-personnel costs and expenses incurred by the Borrower and its Subsidiaries on a per gallon basis in the operation of the Borrower's business at similarly situated facilities of the Borrower.

                  "LIBOR" means the rate of interest per annum determined by the Administrative Agent to be the arithmetic mean (rounded upward to the next 1/16th of 1%) of the rates of interest per annum notified to the Administrative Agent by BofA as the rates of interest at which dollar deposits in the approximate amount of the amount of the Loan to be made or continued as, or converted into, a Eurodollar Rate Loan by BofA and having a maturity comparable to such Interest Period would be offered to major banks in the London interbank market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

                  "Lien" means any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or preferential arrangement of any kind or nature whatsoever in respect of any property (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a capital lease, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the Uniform Commercial Code or any comparable law) and any contingent or other agreement to provide any of the foregoing, but not including the interest of a lessor under an operating lease.

                  "Loan" has the meaning specified in subsection 2.01(a), and may be a Base Rate Loan or a Eurodollar Rate Loan.

                  "Loan Documents" means this Agreement, any Notes, the Fee Letter, the Guaranties and all other documents delivered to the Administrative Agent or any Bank in connection herewith.

                  "Majority Banks" means at any time Banks then holding more than 50% of the then aggregate unpaid principal amount of the Loans, or, if no such principal amount is then outstanding, Banks then having more than 50% of the aggregate Commitments, but in no event shall Majority Banks consist of less than three (3) Banks.

                  "Margin Stock" means "margin stock" as such term is defined in Regulation U of the FRB.

                  "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of the Borrower or the Borrower and its Subsidiaries taken as a whole; (b) a material impairment of the ability of the General Partner, the Borrower or any Subsidiary to perform under any Loan Document or otherwise to avoid any Event of Default; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Borrower or any Subsidiary of any Loan Document.

                  "Maturity Date" means July 2, 2001.

                  "MLP" means Ferrellgas Partners, L.P., a Delaware limited partnership and the sole limited partner of the Borrower.

                  "MLP Senior Notes" means the $160,000,000 9-3/8% Senior Secured Notes issued by the MLP and Ferrellgas Partners
         Finance Corp. pursuant to the 1996 Indenture.

                  "Net Income" means, with respect to any Person, the net income
         (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (a) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (i) any asset sale (including, without limitation, dispositions pursuant to sale and leaseback transactions), or (ii) the disposition of any securities or the extinguishment of any Indebtedness of such Person or any of its Subsidiaries, and (b) any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss); provided, however, that all costs and expenses with respect to the redemption of the Fixed Rate Senior Notes, including, without limitation, cash premiums, tender offer premiums, consent payments and all fees and expenses in connection therewith, shall be added back to the Net Income of the Borrower, the General Partner or their Subsidiaries to the extent that they were deducted from such Net Income in accordance with GAAP.

                  "Net Proceeds of Asset Sale" means the aggregate cash proceeds received by the Borrower or any of its Subsidiaries in respect of any Asset Sale, net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), and amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets the subject of such Asset Sale.

                  "Non-Recourse Subsidiary" means any Person that would otherwise be a Subsidiary of the Borrower but is designated as a Non-Recourse Subsidiary in a resolution of the Board of Directors of the General Partner, so long as each of the following remains true: (a) no portion of the Indebtedness or any other obligation (contingent or otherwise) of such Person (i) is a Contingent Obligation of the Borrower or any of its Subsidiaries, (ii) is recourse or obligates the Borrower or any of its Subsidiaries in any way or (iii) subjects any property or asset of the Borrower or any of its Subsidiaries, directly or indirectly, contingently or otherwise, to satisfaction thereof, (b) neither the Borrower nor any of its Subsidiaries has any contract, agreement, arrangement or understanding or is subject to an obligation of any kind, written or oral, with such Person other than on terms no less favorable to the Borrower and its Subsidiaries than those that might be obtained at the time from persons who are not Affiliates of the Borrower, (c) neither the Borrower nor any of its Subsidiaries has any obligation with respect to such Person (i) to subscribe for additional shares of capital stock, Capital Interests or other Equity Interests therein or (ii) maintain or preserve such Person's financial condition or to cause such Person to achieve certain levels of operating or other financial results, (d) such Person has no more than $1,000 of assets at the time of such designation, (e) such Person is in compliance with the restrictions applicable to Affiliates of the MLP under Section 8.22 hereof and (f) such Person takes steps designed to assure that neither the Borrower nor any of its Subsidiaries will be liable for any portion of the Indebtedness or other obligations of such Person, including maintenance of a corporate or limited partnership structure and observance of applicable formalities such as regular meetings and maintenance of minutes, a substantial and meaningful capitalization and the use of a corporate or partnership name, trade name or trademark not misleadingly similar to those of the Borrower.

                  "Note" means a promissory note executed by the Borrower in favor of a Bank pursuant to subsection 2.02(b), in substantially the form of Exhibit F.

                  "Notice of Borrowing" means a notice in substantially the form of Exhibit A.

                  "Notice of Conversion/Continuation" means a notice in substantially the form of Exhibit B.

                  "Obligations" means all advances, debts, liabilities, obligations, covenants and duties arising under any Loan Document, owing by the Borrower to any Bank, the Administrative Agent, or any Indemnified Person, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising including, without limitation, all Indebtedness of the Borrower to the Banks for the payment of principal of and interest on all outstanding Loans.

                  "Organization Documents" means, for any corporation, the certificate or articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation, any shareholder rights agreement, and all applicable resolutions of the board of directors (or any committee thereof) of such corporation and, for any general or limited partnership, the partnership agreement of such partnership and all amendments thereto and any agreements otherwise relating to the rights of the partners thereof.

                  "Other Taxes" means any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Documents.

                 "Participant" has the meaning specified in subsection 10.08(d).

                  "Partners' Equity" means the partners' equity as shown on a balance sheet prepared in accordance with GAAP for any partnership.

                  "Partnership Agreement" shall mean the Agreement of Limited Partnership of the Borrower dated July 5, 1994, as amended from time to time in accordance with the terms of this Agreement.

                  "PBGC" means the Pension Benefit Guaranty Corporation, or any Governmental Authority succeeding to any of its principal functions under ERISA.

                  "Pension Plan" means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA which the Borrower or the General Partner sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five (5) plan years.

                  "Permitted Acquisitions" means Acquisitions by the Borrower and its Subsidiaries which comply with the provisions of Section 7.04.

                  "Permitted Investments" means (a) any Investments in Cash Equivalents; (b) any Investments in the Borrower or in a Wholly-Owned Subsidiary of the Borrower that is a Guarantor; (c) Investments by the Borrower or any Subsidiary of the Borrower in a Person, if as a result of such Investment (i) such Person becomes a Wholly-Owned Subsidiary of the Borrower and a Guarantor or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Borrower or a Wholly-Owned Subsidiary of the Borrower that is a Guarantor; and
         (d) other Investments in Non-Recourse Subsidiaries of the Borrower that do not exceed $30 million in the aggregate.

                  "Permitted Liens" has the meaning specified in Section 7.01.

                  "Permitted Refinancing Indebtedness" means any Indebtedness of the Borrower or any Subsidiary of the Borrower issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Borrower or any of its Subsidiaries; provided that (a) the principal amount of such Indebtedness does not exceed the principal amount of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (the "Prior Indebtedness") (plus the amount of reasonable expenses incurred in connection therewith), and the effective interest rate per annum on such Indebtedness does not or is not likely to exceed the effective interest rate per annum of the Prior Indebtedness, as determined by the Administrative Agent in its sole discretion; (b) such Indebtedness has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Prior Indebtedness; (c) if the Prior Indebtedness is subordinated to the Obligations, such Indebtedness is subordinated to the Obligations on the terms and conditions set forth on part II of Schedule 7.05; and (d) such Indebtedness is incurred by the Borrower or the Subsidiary who is the obligor on the Prior Indebtedness.

                  "Person"  means  an  individual,   partnership,   corporation,
         business trust, joint stock company, trust, unincorporated association, Joint Venture or Governmental Authority.

                  "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) which the Borrower sponsors or maintains or to which the Borrower or the General Partner makes, is making, or is obligated to make contributions and includes any Pension Plan.

                  "Pricing Ratio" means, as of the last day of each fiscal quarter of the Borrower, the Leverage Ratio for the fiscal period consisting of such fiscal quarter of the Borrower and the three immediately preceding fiscal quarters of the Borrower.

                  "Pro Rata Share" means, as to any Bank at any time, the percentage set forth on Schedule 2.01 hereto as its "Pro Rata Share," as such amount may be adjusted by assignments under Section 10.08.

                  "Related Party" means (i) the spouse or any lineal descendant of James E. Ferrell, (ii) any trust for his benefit or for the benefit of his spouse or any such lineal descendants, (iii) any corporation, partnership or other entity in which James E. Ferrell and/or such other Persons referred to in the foregoing clauses (i) and (ii) are the direct record and beneficial owners of all of the voting and nonvoting Equity Interests, (iv) the FCI ESOT or (v) any participant in the FCI ESOT whose ESOT account has been allocated shares of Ferrell Companies, Inc.

                  "Reportable  Event"  means  any of the  events  set  forth  in
         Section 4043(b) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

                  "Requirement of Law" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

                  "Responsible Officer" means the chief executive officer or the president of the General Partner or any other officer having substantially the same authority and responsibility to act for the General Partner on behalf of the Borrower; or, with respect to actions taken or to be taken under Article II and compliance with financial covenants, the chief financial officer or the treasurer of the General Partner or any other officer having substantially the same authority and responsibility to act for the General Partner on behalf of the Borrower or any other employee of the General Partner designated in a certificate of a Responsible Officer to have authority in such matters.

                  "SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

                  "Significant Subsidiary" means any Subsidiary of the Borrower that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act of 1933, as such Regulation is in effect on the date hereof.

                  "Solvent" shall mean, with respect to any Person on any date, that on such date (a) the fair value of the property of such Person is greater than the fair value of the liabilities (including, without limitation, contingent liabilities) of such Person, (b) such Person does not intend to, and does not believe that it will, incur debts and liabilities beyond such Person's ability to pay as such debts and liabilities mature and (c) such Person is not engaged in business or a transaction, and is not about to engage in a business or a transaction, for which such Person's property would constitute an unreasonably small capital.

                  "Subsidiary" means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof (or, in the case of a limited partnership, more than 50% of either the general partners' Capital Interests or the limited partners' Capital Interests) is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof. Unless otherwise indicated herein, "Subsidiary" shall mean a Subsidiary of the Borrower. Notwithstanding the foregoing, any Subsidiary of the Borrower that is designated a Non-Recourse Subsidiary pursuant to the definition thereof shall, for so long as all of the statements in the definition thereof remain true, not be deemed a Subsidiary of the Borrower.

                  "Surety  Instruments"  means all letters of credit  (including
         standby  and  commercial),   bankers'  acceptances,   bank  guaranties,
         shipside bonds, surety bonds and similar instruments.

                  "Synthetic Lease" means each arrangement, however described, under which the obligor accounts for its interest in the property covered thereby under GAAP as lessee of a lease which is not a Capital Lease and accounts for its interest in the property covered thereby for Federal income tax purposes as the owner.

                  "Synthetic Lease Interest Component" means, with respect to any Person for any period, the portion of rent paid or payable (without duplication) for such period under Synthetic Leases of such Person that would be treated as interest in accordance with Financial Accounting Standards Board Statement No. 13 if such Synthetic Leases were treated as Capital Leases under GAAP.

                  "Synthetic Lease Obligation" means, as to any Person with respect to any Synthetic Lease at any time of determination, the amount of the liability of such Person in respect of such Synthetic Lease that would (if such lease was required to be classified and accounted for as a capital lease on a balance sheet of such Person in accordance with
         GAAP) be required to be capitalized on the balance sheet of such Person at such time.

                  "Synthetic Lease Principal Component" means, with respect to any Person for any period, the portion of rent (exclusive of the
         Synthetic Lease Interest Component) paid or payable (without duplication) for such period under Synthetic Leases of such Person that was deducted in calculating Consolidated Net Income of such Person for such period.

                  "Taxes"  means any and all  present or future  taxes,  levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Bank and the Administrative Agent, such taxes (including income taxes or franchise taxes) as are imposed on or measured by each Bank's net income by the jurisdiction (or any political subdivision thereof) under the laws of which such Bank or the Administrative Agent, as the case may be, is organized or maintains a lending office.

                  "Termination Date" means the earlier of (a) 364 days from the Effective Date and (b) the date on which the Commitments shall have been terminated pursuant to this Agreement.

                  "Type" means, with respect to any Loan, whether such Loan is a Base Rate Loan or a Eurodollar Rate Loan.

                  "Unfunded Pension Liability" means the excess of a Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

                  "United States" and "U.S." each means the United States of America.

                  "Utilization" means, for any day, (a) the aggregate Effective Amount of all Loans outstanding on such day, divided by (b) the aggregate Commitments in effect on such day.

                  "Utilization Premium" means, for any day, the percentage per annum (expressed in basis points) set forth below opposite the Utilization on such day.

                           Utilization          Utilization Premium

                           Utilization < 20%           0.0 b.p.
                           > 20% Utilization < 50%    20.0 b.p.
                           Utilization > 50%          40.0 b.p.

                  "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (x) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (y) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (b) the then outstanding principal amount of such Indebtedness; provided, however, that with respect to any revolving Indebtedness, the foregoing calculation of Weighted Average Life to Maturity shall be determined based upon the total available commitments and the required reductions of commitments in lieu of the outstanding principal amount and the required payments of principal, respectively.

                  "Wholly-Owned Subsidiary" means a Subsidiary of which all of the outstanding Capital Interests or other ownership interests (other than directors' qualifying shares) or, in the case of a limited partnership, all of the partners' Capital Interests (other than up to a 1% general partner interest), is owned, beneficially and of record, by the Borrower, a Wholly-Owned Subsidiary of the Borrower or both.

         1.02              Other Interpretive Provisions.

                  (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

                  (b) The words "hereof", "herein", "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and subsection, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

                  (c) - The term "documents" includes
         any  and  all   instruments,   documents,   agreements,   certificates,
         indentures, notices and other writings, however evidenced.

               The term "including" is not limiting and means "including without limitation."

     In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including."

                           (iv) One "basis point" equals 0.01%, and "b.p." means
"basis point(s)."

                  (d) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

                  (e) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

                  (f) This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

                  (g) Unless otherwise expressly provided herein, financial calculations applicable to the Borrower shall be made on a consolidated basis.

                  (h) This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Administrative Agent, the Borrower and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Banks or the Administrative Agent merely because of the Administrative Agent's or Banks' involvement in their preparation.

         1.03              Accounting Principles.

                  (a) Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied. In the event that GAAP changes during the term of this Agreement such that the covenants contained in Section
6.12 would then be calculated in a different manner or with different components, (i) the Borrower and the Banks agree to amend this Agreement in such respects as are necessary to conform those covenants as criteria for evaluating Borrower's financial condition to substantially the same criteria as were effective prior to such change in GAAP and (ii) the Borrower shall be deemed to be in compliance with the covenants contained in Section 6.12 during the 90-day period following any such change in GAAP if and to the extent that the Borrower would have been in compliance therewith under GAAP as in effect immediately prior to such change.

                  (b) Except as otherwise specified, references herein to "fiscal year" and "fiscal quarter" refer to such fiscal periods of the Borrower.

                                   ARTICLE II

                                   THE CREDITS

         2.01              Amounts and Terms of Commitments.

                  (a) Each Bank severally agrees, on the terms and subject to the conditions set forth herein, to make loans to the Borrower (each such loan, a "Loan") from time to time on any Business Day during the period from the Effective Date to the Termination Date, in an aggregate principal amount not to exceed at any time outstanding such Bank's Commitment as in effect from time to time; provided, however, that, after giving effect to any Borrowing of Loans, the Effective Amount of all outstanding Loans shall not at any time exceed the combined Commitments as in effect at such time, and the Effective Amount of the Loans of any Bank shall not at any time exceed such Bank's Commitment as in effect at such time.

                  (b) Within the limits of each Bank's Commitment and on the other terms and subject to the other conditions hereof, the Borrower may borrow under this Section 2.01, prepay under Section 2.06 and reborrow under this
Section 2.01; provided, that the Borrower shall cause the aggregate outstanding principal amount of the Loans to be reduced to zero for at least one period of 30 consecutive days during each fiscal year of the Borrower, commencing with its fiscal year beginning August 1, 1999.

         2.02 Loan Accounts. The Loans made by each
Bank shall be evidenced by one or more accounts or records maintained by such Bank in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Bank shall be conclusive absent manifest error of the amount of the Loans made by the Banks to the Borrower, and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Loans.

                   Upon the request of any Bank made
through the Administrative Agent, the Loans made by such Bank may be evidenced by one or more Notes, instead of loan accounts. Each such Bank shall endorse on the schedules annexed to its Note(s) the date, amount and maturity of each Loan made by it and the amount of each payment of principal made by the Borrower with respect thereto. Each such Bank is irrevocably authorized by the Borrower to endorse its Note(s) and each Bank's record shall be conclusive absent manifest error; provided, however, that the failure of a Bank to make, or an error in making, a notation thereon with respect to any Loan shall not limit or otherwise affect the obligations of the Borrower hereunder or under any such Note to such Bank.

         2.03  Procedure  for  Borrowing. Each
Borrowing of Loans shall be made upon the Borrower's irrevocable written notice delivered to the Administrative Agent in the form of a Notice of Borrowing (which notice must be received by the Administrative Agent prior to 9:00 a.m. San Francisco time (i) three Business Days prior to the requested Borrowing Date, in the case of Eurodollar Rate Loans, and (ii) one Business Day prior to the requested Borrowing Date, in the case of Base Rate Loans, specifying:

                                    (A) the amount of the Borrowing, which shall
                  be in an aggregate minimum amount of $3,000,000 or any multiple of $1,000,000 in excess thereof for Eurodollar Loans, or $1,000,000 or any multiple of $100,000 in excess thereof for Base Rate Loans;

                             (B)  the  requested  Borrowing  Date,  which
shall be a Business Day;

                             (C) the Type of Loans comprising the Borrowing; and
                             (D)  the  duration  of the  Interest  Period
                  applicable to any Eurodollar Rate Loans included in such notice. If the Notice of Borrowing fails to specify the duration of the Interest Period for any Borrowing comprised of Eurodollar Rate Loans, such Interest Period shall be one month.

     -  The  Administrative   Agent  will  promptly  notify  each  Bank  of  the
Administrative Agent's receipt of any Notice of Borrowing and of the amount of such Bank's Pro Rata Share of that Borrowing.

                  - Each Bank will make the amount of
its Pro Rata Share of each Borrowing available to the Administrative Agent for the account of the Borrower at the Administrative Agent's Payment Office by 11:00 a.m. San Francisco time on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. The proceeds of all such Loans will then be made available to the Borrower by the Administrative Agent at such office by crediting the account of the Borrower on the books of BofA with the aggregate of the amounts made available to the Administrative Agent by the Banks and in like funds as received by the Administrative Agent.

     - After giving effect to any Borrowing, there may not be more than five different Interest Periods in effect with respect to Eurodollar Rate Loans.

     2.04 Conversion and Continuation Elections. - The Borrower may, upon irrevocable written notice to the Administrative Agent in accordance with subsection 2.04(b):
                           (i) elect, as of any Business Day, in the case of Base Rate Loans, or as of the last day of the applicable Interest Period, in the case of Eurodollar Rate Loans, to convert any such Loans (or any part thereof in an amount not less than $3,000,000, or that is in an integral multiple of $1,000,000 in excess thereof) into Loans of the other Type; or

                           (ii) elect as of the last day of the applicable Interest Period, to continue as Eurodollar Rate Loans any Loans having Interest Periods expiring on such day (or any part thereof in an amount not less than $3,000,000, or that is in an integral multiple of $1,000,000 in excess thereof);

provided, that if at any time the aggregate amount of Eurodollar Rate Loans in respect of any Borrowing is reduced, by payment, prepayment, or conversion of part thereof to be less than $3,000,000, such Eurodollar Rate Loans shall automatically convert into Base Rate Loans, and on and after such date the right of the Borrower to continue such Loans as, and convert such Loans into, Eurodollar Rate Loans shall terminate.

                    The  Borrower  shall  deliver a
Notice of Conversion/Continuation to be received by the Administrative Agent not later than 9:00 a.m. San Francisco time at least (i) three Business Days in advance of the Conversion/Continuation Date, if the Loans are to be converted into or continued as Eurodollar Rate Loans; and (ii) one Business Day in advance of the Conversion/Continuation Date, if the Loans are to be converted into Base Rate Loans, specifying:

     (A) the proposed Conversion/Continuation Date;

     (B) the aggregate amount of Loans to be converted or renewed;

     (C)  the  Type  of  Loans   resulting  from  the  proposed   conversion  or
continuation; and

                                    (D)  other  than in the case of  conversions
                  into Base Rate Loans, the duration of the requested Interest Period.

                    If upon the  expiration  of any
Interest Period applicable to Eurodollar Rate Loans, the Borrower has failed to select a new Interest Period within the time period specified in subsection 2.04(b) to be applicable to such Eurodollar Rate Loans, or if any Default or Event of Default then exists, the Borrower shall be deemed to have elected to convert such Eurodollar Rate Loans into Base Rate Loans effective as of the expiration date of such Interest Period.

                    The  Administrative  Agent will
promptly notify each Bank of its receipt of a Notice of Conversion/Continuation, or, if no notice is provided by the Borrower within the time period specified in subsection 2.04(b), the Administrative Agent will promptly notify each Bank of the details of any automatic conversion. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Loans with respect to which the notice was given held by each Bank.

     Unless the Majority Banks otherwise agree, during the existence of a Default or Event of Default, the Borrower may not elect to have a Loan converted into or continued as a Eurodollar Rate Loan.

     After giving effect to any conversion or continuation of Loans, there may not be more than five different Interest Periods in effect.

         2.05              Voluntary Termination or Reduction of Commitments.
                           -------------------------------------------------

                  (a) The Borrower may, not later than 11:00 a.m. San Francisco time at least three Business Days prior to its effective date by notice to the Administrative Agent, terminate or permanently reduce the Commitments by an aggregate minimum amount of $5,000,000 or any multiple of $5,000,000 in excess thereof; unless, after giving effect thereto and to any prepayments of the Loans made on the effective date thereof, the Effective Amount of all Loans would exceed the amount of the combined Commitments then in effect.

                  (b)  Once  reduced  in  accordance  with  this  Section,   the
Commitments may not be increased. Any reduction of the Commitments shall be applied to each Bank according to its Pro Rata Share.

         2.06  Optional  Prepayments.    Subject to
Section 4.04, the Borrower may, at any time or from time to time, not later than 9:00 a.m. San Francisco time at least three (3) Business Days prior to its effective date by irrevocable notice to the Administrative Agent, in the case of Eurodollar Rate Loans, and not later than 9:00 a.m. San Francisco time at least one (1) Business Day prior to its effective date by irrevocable notice to the Administrative Agent, in the case of Base Rate Loans, ratably prepay the Loans in whole or in part, in minimum amounts of $3,000,000 or any multiple of $1,000,000 in excess thereof, for Eurodollar Rate Loans, and in minimum amounts of $1,000,000 or any multiple of $100,000 in excess thereof, for Base Rate Loans.

                   Any such notice of  prepayment
shall specify the date and amount of such prepayment and the Type(s) of the Loans to be prepaid. Prepayments of Base Rate Loans may be made hereunder on any Business Day. Prepayments of Eurodollar Rate Loans may be made hereunder only on the last day of any applicable Interest Period; provided, that prepayments of Eurodollar Rate Loans may be made on a day other than the last day of the applicable Interest Period only with payment by the Borrower of the aggregate amount of any associated funding losses of any affected Banks pursuant to
Section 3.04. The Administrative Agent will promptly notify each Bank of its receipt of any such notice, and of such Bank's Pro Rata Share of such prepayment.

                    If any such notice is given by
the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together, in the case of a Eurodollar Rate Loan, with accrued interest to each such date on the amount prepaid and any amounts required pursuant to Section 3.04.

         2.07 Mandatory Prepayments of Loans;  Mandatory Commitment  Reductions.
- Subject to Section 3.04, if on any date on or prior to the Termination Date the Effective Amount of all Loans then outstanding exceeds the combined Commitments, the Borrower shall immediately, and without notice or demand, prepay the outstanding principal amount of Loans by an aggregate amount equal to the applicable excess.

                  (b) The Borrower shall immediately, and without notice or demand, prepay the Obligations in full, including, without limitation, the aggregate principal amount of all outstanding Loans, all accrued and unpaid interest thereon and all amounts payable under Section 3.04 hereof, and all of the Commitments shall be automatically reduced to zero, in each case on the 30th day after any Change of Control shall have occurred and be continuing.

(c) If and to the extent that the Commitments are not equal to zero on the Termination Date, such Commitments shall be automatically reduced to zero on the Termination Date.

         2.08 Repayment . The Borrower shall repay to the Banks in full on the Maturity Date the aggregate principal amount of the Loans outstanding on such date together with all accrued and unpaid interest thereon.

         2.09  Interest.    Each Loan  shall bear
interest on the outstanding principal amount thereof from the applicable Borrowing Date at a rate per annum equal to (i) from the Effective Date to the Termination Date, the sum of (A) the Eurodollar Rate or the Base Rate, as the case may be (and subject to the Borrower's right to convert to other Types of Loans under Section 2.04), (B) the Applicable Margin and (C) the Utilization Premium and (ii) from and after the Termination Date, the sum of (A) the Eurodollar Rate or the Base Rate, as the case may be (and subject to the Borrower's right to convert to other Types of Loans under Section 2.04), (B) the Applicable Margin, (C) 25 basis points and (D) the Utilization Premium that was in effect on the Termination Date.

                    Interest on each Loan shall be
paid in arrears on each applicable Interest Payment Date. Interest in all cases shall also be paid on the date of any prepayment of Loans under subsection 2.07(d) and interest on Eurodollar Rate Loans shall also be paid on the date of prepayment of Loans in all other circumstances under Section 2.06 or 2.07, in each case for the portion of the Loans so prepaid and upon payment (including prepayment) in full thereof and, during the existence of any Event of Default, interest shall be paid on demand of the Administrative Agent at the request or with the consent of the Majority Banks.

                  - Notwithstanding subsection (a) of
this Section, while any Event of Default exists or after acceleration, the Borrower shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the principal amount of all outstanding Obligations, at a rate per annum which is determined by adding 2% per annum to the interest rate then in effect for such Loans as set forth in subsection (a) above and, in the case of Obligations not subject to an Applicable Margin, including, without limitation, all commitment fees provided herein, at a rate per annum which is determined by adding 2% per annum to the interest rate then in effect for such Loans as set forth in subsection (a) above (calculated using the Base Rate); provided, however, that, on and after the expiration of any Interest Period applicable to any Eurodollar Rate Loan outstanding on the date of occurrence of such Event of Default or acceleration, the principal amount of such Loan shall, during the continuation of such Event of Default or after acceleration, bear interest at a rate per annum equal to the Base Rate plus the Applicable Margin plus 2%.

                    Anything herein to the contrary
notwithstanding, the obligations of the Borrower to any Bank hereunder shall be subject to the limitation that payments of interest shall not be required for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by such Bank would be contrary to the provisions of any law applicable to such Bank limiting the highest rate of interest that may be lawfully contracted for, charged or received by such Bank, and in such event the Borrower shall pay such Bank interest at the highest rate permitted by applicable law.

         2.10              Fees.

                  (a) Commitment Fees. The Borrower shall pay to the Administrative Agent for the account of each Bank a commitment fee with respect to such Bank's Commitment equal to the Commitment Fee Rate per annum times the actual daily amount by which such Bank's Commitment exceeded the sum of the aggregate Effective Amount of its Loans. Such commitment fees shall accrue from the Effective Date to the Termination Date and shall be due and payable quarterly in arrears on the first Business Day of each fiscal quarter following the quarter for which payment is to be made, commencing on the Effective Date through the Termination Date, with the final payment to be made on the Termination Date; provided that, in connection with the full termination of Commitments under Section 2.05 or Section 2.07, the accrued commitment fees calculated for the period ending on such date shall also be paid on the date of such termination. The commitment fees provided in this subsection shall accrue at all times after the above-mentioned commencement date, including at any time during which one or more conditions in Article IV are not met.

                  (b) Other Fees. The Borrower shall pay all fees referred to in the letter agreement (the "Fee Letter") among the Borrower, the Arranger and Administrative Agent dated April 9, 1999, in each case at the times and in the amounts set forth in the Fee Letter.

         2.11 Computation of Fees and Interest. - All computations of interest for Base Rate Loans when the Base Rate is determined by BofA's "reference rate" shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year). Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof.

     Each determination of an interest rate by the Administrative Agent shall be conclusive and binding on the Borrower and the Banks in the absence of manifest error.

     2.12 Payments by the Borrower. All
payments to be made by the Borrower under any Loan Document shall be made without set-off, recoupment, counterclaim or other defense. Except as otherwise expressly provided herein, all payments by the Borrower shall be made to the Administrative Agent for the account of the Banks at the Administrative Agent's Payment Office, and shall be made in dollars and in immediately available funds, no later than 10:00 a.m. (San Francisco time) on the date specified herein. The Administrative Agent will promptly distribute to each Bank its Pro Rata Share (or other applicable share as expressly provided herein) of such payment in like funds as received. Any payment received by the Administrative Agent later than 10:00 a.m. (San Francisco time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.

                  Subject to the  provisions  set
forth in the definition of "Interest Period" herein, whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

                   Unless the Administrative Agent
receives notice from the Borrower prior to the date on which any payment is due to the Banks that the Borrower will not make such payment in full as and when required, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date in immediately available funds and the Administrative Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent the Borrower has not made such payment in full to the Administrative Agent, each Bank shall repay to the Administrative Agent on demand such amount distributed to such Bank, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Bank until the date repaid.

                  (d) Unless a due date is otherwise specified herein, the due date for any Obligation shall be 30 days after demand therefor by the Person to whom the Obligation is owed.

     2.13 Payments by the Banks to the Administrative Agent. Unless the Administrative Agent receives notice from a Bank on or prior to the Effective Date or, with respect to any Borrowing after the Effective Date, by 2:00 p.m. (San Francisco time) on the Business Day prior to the date of such Borrowing, that such Bank will not make available as and when required hereunder to the Administrative Agent for the account of the Borrower the amount of that Bank's Pro Rata Share of the Borrowing, the Administrative Agent may assume that each Bank has made such amount available to the Administrative Agent in immediately available funds on the Borrowing Date and the Administrative Agent may (but shall not be so required), in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent any Bank shall not have made its full amount available to the Administrative Agent in immediately available funds and the Administrative Agent in such circumstances has made available to the Borrower such amount, that Bank shall on the Business Day following such Borrowing Date make such amount available to the Administrative Agent, together with interest at the Federal Funds Rate for each day during such period. A notice of the Administrative Agent submitted to any Bank with respect to amounts owing under this subsection (a) shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Administrative Agent shall constitute such Bank's Loan on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to the Administrative Agent on the Business Day following the Borrowing Date, the Administrative Agent will notify the Borrower of such failure to fund and, upon demand by the Administrative Agent, the Borrower shall pay such amount to the Administrative Agent for the Administrative Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing.

                   The failure of any Bank to make
any Loan on any Borrowing Date shall not relieve any other Bank of any obligation hereunder to make a Loan on such Borrowing Date, but no Bank shall be responsible for the failure of any other Bank to make the Loan to be made by such other Bank on any Borrowing Date.

         2.14 Sharing of Payments, Etc. If, other than as expressly provided elsewhere herein, any Bank shall obtain on account of the Loans made by it any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its Pro Rata Share, such Bank shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Banks such participations in the Loans made by them as shall be necessary to cause such purchasing Bank to share the excess payment pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Bank, such purchase shall to that extent be rescinded and each other Bank shall repay to the purchasing Bank the purchase price paid therefor, together with an amount equal to such paying Bank's ratable share (according to the proportion of (i) the amount of such paying Bank's required repayment to (ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Borrower agrees that any Bank so purchasing a participation from another Bank may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Bank were the direct creditor of the Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Banks following any such purchases or repayments.

                                   ARTICLE III

                     TAXES, YIELD PROTECTION AND ILLEGALITY

         3.01 Taxes.   Any and all payments by the
Borrower to each Bank or the Administrative Agent under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for any Taxes. In addition, the Borrower shall pay all Other Taxes.

                  The Borrower agrees to indemnify
and hold harmless each Bank and the Administrative Agent for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section) paid by the Bank or the Administrative Agent and any liability (including interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days after the date the Bank or the Administrative Agent makes written demand therefor.

     If the Borrower shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to any Bank or the Administrative Agent, then:

                           - the sum payable shall be
         increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section) such Bank or the Administrative Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made;

     the Borrower shall make such deductions and withholdings;

     the Borrower shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

                           the Borrower shall also
         pay to each Bank or the Administrative Agent for the account of such Bank, at the time interest is paid, all additional amounts which the respective Bank specifies as necessary to preserve the after-tax yield the Bank would have received if such Taxes or Other Taxes had not been imposed.

                   Within 30 days after the date of
any payment by the Borrower of Taxes or Other Taxes, the Borrower shall furnish the Administrative Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to the Administrative Agent.

                   If the Borrower is required to
pay additional amounts to any Bank or the Administrative Agent pursuant to subsection (c) of this Section, then such Bank shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to eliminate any such additional payment by the Borrower which may thereafter accrue, if such change in the judgment of such Bank is not otherwise disadvantageous to such Bank.

         3.02 Illegality.   If any Bank determines
that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Bank or its applicable Lending Office to make Eurodollar Rate Loans, then, on notice thereof by the Bank to the Borrower through the Administrative Agent, any obligation of that Bank to make Eurodollar Rate Loans shall be suspended until the Bank notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist.

                   If a Bank determines that it is
unlawful to maintain any Eurodollar Rate Loan, the Borrower shall, upon its receipt of notice of such fact and demand from such Bank (with a copy to the Administrative Agent), prepay in full such Eurodollar Rate Loans of that Bank then outstanding, together with interest accrued thereon and amounts required under Section 4.04, either on the last day of the Interest Period thereof, if the Bank may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if the Bank may not lawfully continue to maintain such Eurodollar Rate Loan. If the Borrower is required to so prepay any Eurodollar Rate Loan, then concurrently with such prepayment, the Borrower shall borrow from the affected Bank, in the amount of such repayment, a Base Rate Loan.

                   If the obligation of any Bank to
make or maintain Eurodollar Rate Loans has been so terminated or suspended, the Borrower may elect, by giving notice to the Bank through the Administrative Agent that all Loans which would otherwise be made by the Bank as Eurodollar Rate Loans shall be instead Base Rate Loans.

                    Before giving any notice to the
Administrative Agent under this Section, the affected Bank shall designate a different Lending Office with respect to its Eurodollar Rate Loans if such designation will avoid the need for giving such notice or making such demand and will not, in the judgment of the Bank, be illegal or otherwise disadvantageous to the Bank.

     3.03 Increased Costs and Reduction of Return. If any Bank determines that, due to either (i) the introduction of or any change (other than any change by way of imposition of or increase in reserve requirements included in the calculation of the Eurodollar Rate or in respect of the assessment rate payable by any Bank to the FDIC for insuring U.S. deposits) in or in the interpretation of any law or regulation or (ii) the compliance by that Bank with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Bank of agreeing to make or making, funding or maintaining any Eurodollar Rate Loans, then the Borrower shall be liable for, and shall from time to time, upon demand (with a copy of such demand to be sent to the Administrative Agent), pay to the Administrative Agent for the account of such Bank, additional amounts as are sufficient to compensate such Bank for such increased costs.

                  - If any Bank shall have determined
that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by the Bank (or its Lending Office) or any corporation controlling the Bank with any Capital Adequacy Regulation, affects or would affect the amount of capital required or expected to be maintained by the Bank or any corporation controlling the Bank and (taking into consideration such Bank's or such corporation's policies with respect to capital adequacy and such Bank's desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitments, Loans, credits or obligations under this Agreement, then, upon demand of such Bank to the Borrower through the Administrative Agent, the Borrower shall pay to the Bank, from time to time as specified by the Bank, additional amounts sufficient to compensate the Bank for such increase.

         3.04 Funding Losses. The Borrower shall reimburse each Bank and hold each Bank harmless from any loss or expense which each Bank may sustain or incur as a consequence of:

     (a) the failure of the Borrower to make on a timely basis any payment of principal of any Eurodollar Rate Loan;

                  (b) the failure of the Borrower to borrow, continue or convert a Loan after the Borrower has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/ Continuation;

     (c) the failure of the Borrower to make any prepayment in accordance with any notice delivered under Section 2.06;

                  (d) the prepayment (including pursuant to Section 2.07) or other payment (including after acceleration thereof) of a Eurodollar Rate Loan on a day that is not the last day of the relevant Interest Period; or

                  (e) the automatic conversion under Section 2.04 of any Eurodollar Rate Loan to a Base Rate Loan on a day that is not the last day of the relevant Interest Period;

including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its Eurodollar Rate Loans or from fees payable to terminate the deposits from which such funds were obtained. Such reimbursement of funding losses or expenses shall be paid by the Borrower to the Agent (a) during the 180 day period following the Effective Date, if any such loss or expense is incurred by BofA on account of the syndication of the Commitments and Loans hereunder, within one day after demand therefor and (b) otherwise, within 15 days after demand therefor. For purposes of calculating amounts payable by the Borrower to the Banks under this Section and under subsection 4.03(a), each Eurodollar Rate Loan made by a Bank (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the LIBOR used in determining the Eurodollar Rate for such Eurodollar Rate Loan by a matching deposit or other borrowing in the interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan is in fact so funded.

         3.05 Inability to Determine Rates . If the Administrative Agent determines that for any reason adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan or that the Eurodollar Rate applicable pursuant to subsection 2.09(a) for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Banks of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each Bank. Thereafter, the obligation of the Banks to make or maintain Eurodollar Rate Loans, hereunder shall be suspended until the Administrative Agent upon the instruction of the Majority Banks revokes such notice in writing. Upon receipt of such notice, the Borrower may revoke any Notice of Borrowing or Notice of Conversion/Continuation then submitted by it. If the Borrower does not revoke such Notice, the Banks shall make, convert or continue the Loans, as proposed by the Borrower, in the amount specified in the applicable notice submitted by the Borrower, but such Loans shall be made, converted or continued as Base Rate Loans instead of Eurodollar Rate Loans.

         3.06 Survival.  The agreements and  obligations of the Borrower in this
Article III shall survive the payment of all other Obligations.

                                   ARTICLE IV

                              CONDITIONS PRECEDENT

         4.01 Conditions to Effectiveness. The effectiveness of this Agreement is subject to the satisfaction of the following conditions precedent, including the condition that the Administrative Agent shall have received on or before April 30, 1999 all of the following, in form and substance satisfactory to the Administrative Agent and, where provided below, each Bank, and in sufficient copies for each Bank:

     (a) Credit Agreement and any Notes. This Agreement and any Notes requested by the Banks, executed by each party thereto.

                  (b)               Resolutions; Incumbency.

                           (i) Copies of partnership authorizations for the Borrower and resolutions of the board of directors of the General Partner authorizing the transactions contemplated hereby, certified as of the Effective Date by the Secretary or an Assistant Secretary of the General Partner; and

                           (ii) A certificate of the Secretary or Assistant Secretary of the General Partner certifying the names and true signatures of the officers of the General Partner authorized to execute, deliver and perform, as applicable, on behalf of the Borrower and the General Partner, this Agreement and all other Loan Documents to be delivered by the Borrower and the General Partner hereunder.

     (c) Organization Documents; Good Standing. Each of the following documents:

                           (i) the articles or certificate of incorporation and the bylaws of the General Partner and the Certificate of Limited Partnership and the Partnership Agreement of the Borrower, in each case as in effect on the Effective Date, certified by the Secretary or Assistant Secretary of the General Partner as of the Effective Date;

                           (ii) a good standing and tax good standing certificate for the General Partner and the Borrower from the Secretary of State (or similar, applicable Governmental Authority) of its state of incorporation or organization, as applicable, and each other state designated by Administrative Agent where the General Partner or the Borrower conducts significant business, in each case as of a recent date.

                  (d)               Legal Opinions.

                           (i) opinion of Blackwell Sanders Peper Martin LLP, counsel to the Borrower, the General Partner and the Guarantor, or of such other counsel as are acceptable to the Administrative Agent and the Banks, addressed to the Administrative Agent and the Banks, substantially in the form of Exhibit D; and
                           (ii) a favorable opinion of Orrick, Herrington &
Sutcliffe LLP, special counsel to the Administrative Agent.

                  (e) Payment of Fees.  Evidence  of payment by the  Borrower of all accrued and unpaid fees, costs and expenses to the extent then due and payable on the Effective Date, together with Attorney Costs of the Administrative Agent to the extent invoiced prior to or on the Effective Date, plus such additional amounts of Attorney Costs as shall constitute the Administrative Agent's reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude final settling of accounts between the Borrower and the Administrative Agent); including any such costs, fees and expenses arising under or referenced in the Fee Letter or otherwise in Sections 2.10 and 10.04.

     (f) Certificate. A certificate signed by a Responsible Officer, dated as of the Effective Date, stating that:

                           (i) the representations  and warranties  contained in
         Article V are true and correct on and as of such date, as though made on and as of such date;

     (ii) no Default or Event of Default exists or would result from the Credit Extension; and

                           (iii) there has occurred since July 31, 1998, no event or circumstance that has resulted or could reasonably be expected to result in a Material Adverse Effect.

     (g) No Material Change. There shall have been no Material Adverse Effect between July 31, 1998 and the Effective Date.

                  (h) Trading Policies. The trading position policy and the supply inventory position policy as in effect on the Effective Date, as evidenced by the written policies delivered to the Administrative Agent, shall be satisfactory to the Administrative Agent and the Majority Banks.

                  (i) Financial Statements. The unaudited consolidated financial statements of the General Partner, the Borrower, the MLP and their respective Subsidiaries for the fiscal quarter ended January 31, 1999, in each case together with the related consolidated statements of income or operations, shareholders' equity and cash flows for the fiscal quarter ended on such date.

     (j) No Material Disruption. There shall have been no material disruption or material adverse change in the financial, banking or capital markets.

                  (k) Clear Market. There shall have been no competing offering, placement or arrangement of any debt securities, bank financings or other Indebtedness by or on behalf of the Borrower.

                  (l) Other Documents. Such other approvals, opinions, documents or materials as the Administrative Agent or any Bank may request.

         4.02 Conditions to All Credit Extensions. The obligation of each Bank to make any Loan to be made by it (including its initial Loan) or to continue or convert any Loan under Section 2.04 is subject to the satisfaction of the following conditions precedent on the relevant Borrowing Date or Conversion/Continuation Date:

     (a) Notice, Application. The Administrative Agent shall have received (with, in the case of the initial Loans only, a copy for each Bank) a Notice of Borrowing or a Notice of Conversion/Continuation, as applicable;

                  (b) Continuation of Representations and Warranties. The representations and warranties in Article V shall be true and correct in all material respects on and as of such Borrowing Date or Conversion/Continuation Date with the same effect as if made on and as of such Borrowing Date or Conversion/Continuation Date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date); and

                  (c) No Existing Default. No Default or Event of Default shall exist or shall result from such Borrowing, continuation or conversion.

                  (d) 1998 Note Purchase Agreement. The incurrence and maintenance of such Loan shall be permitted under Section 10.1 or Section 10.3, as applicable, of the 1998 Note Purchase Agreement and the Borrower shall have delivered to the Administrative Agent (1) an officer's certificate demonstrating compliance with such sections and (2) an opinion of counsel to the Borrower and its Subsidiaries, which counsel shall be satisfactory to the Administrative Agent, to the effect that the incurrence and maintenance of such Loan do not violate any indenture, note purchase agreement or other credit arrangement of the Borrower or any of its Subsidiaries, and covering such other matters as may be reasonably requested by the Administrative Agent.

                  Each Notice of Borrowing and Notice of Conversion/Continuation submitted by the Borrower hereunder shall constitute a representation and warranty by the Borrower hereunder, as of the date of each such notice and as of each Borrowing Date or Conversion/Continuation Date, as applicable, that the conditions in Section 4.02 are satisfied.

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

                  Each of the Borrower and the General Partner represents and warrants to the Administrative Agent and each Bank that:

     5.01 Corporate or Partnership Existence and Power. The General Partner, the MLP, the Borrower and each of its

Subsidiaries:

     (a) is a corporation or partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation;

                  (b) has the power and authority and all governmental licenses, authorizations, consents and approvals to own its assets, carry on its business as now being or as proposed to be conducted and to execute, deliver, and perform its obligations under the Loan Documents;

                  (c) is duly qualified as a foreign corporation or partnership and is licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license or where the failure so to qualify would have a Material Adverse Effect; and

                  (d) is in compliance with all material Requirements of Law.

         5.02 Corporate or Partnership Authorization; No Contravention. The execution, delivery and performance by the Borrower and the General Partner of this Agreement and each other Loan Document to which the General Partner, the Borrower or any Subsidiary is party, have been duly authorized by all necessary partnership action on behalf of the Borrower and all necessary corporate action on behalf of the General Partner and any Subsidiary, and do not and will not:

     (a) contravene the terms of any of the General Partner's, the MLP's, the Borrower's or any Subsidiary's Organization Documents;

                  (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any Contractual Obligation to which the General Partner, the MLP, the Borrower or any Subsidiary is a party or any order, injunction, writ or decree of any Governmental Authority to which such Person or its property is subject, where such conflict, breach, contravention or Lien could reasonably be expected to have a Material Adverse Effect; or

                  (c)               violate any material Requirement of Law.

         5.03  Governmental  Authorization.  No  approval,  consent,  exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, the General Partner, the Borrower or any Subsidiary of this Agreement or any other Loan Document, or (b) the continued operation of Borrower's business as contemplated to be conducted after the date hereof by the Loan Documents, except in each case such approvals, consents, exemptions, authorizations or other actions, notices or filings (i) as have been obtained, (ii) as may be required under state securities or Blue Sky laws, (iii) as are of a routine or administrative nature and are either (A) not customarily obtained or made prior to the consummation of transactions such as the transactions described in clauses (a) or (b) or (B) expected in the judgment of the Borrower to be obtained in the ordinary course of business subsequent to the consummation of the transactions described in clauses (a) or (b), or (iv) that, if not obtained, could not reasonably be expected to have a Material Adverse Effect.

         5.04 Binding Effect. This Agreement and each other Loan Document to which the General Partner, the Borrower or any Subsidiary is a party constitute the legal, valid and binding obligations of such Person, enforceable against such Person in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

         5.05 Litigation. There are no actions, suits, proceedings, claims or disputes pending, or to the best knowledge of the Borrower, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against the General Partner, the MLP, the Borrower or any of its Subsidiaries or any of their respective properties which:

     (a) purport to affect or pertain to this Agreement or any other Loan Document or any of the transactions contemplated hereby or thereby; or

                  (b) if determined adversely to the Borrower or its Subsidiaries, would reasonably be expected to have a Material Adverse Effect. No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Loan Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

         5.06 No Default. No Default or Event of Default exists or would result from the incurring, continuing or converting of any Obligations by the Borrower. As of the Effective Date, neither the Borrower nor any Affiliate of the Borrower is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, could reasonably be expected to have a Material Adverse Effect, or that would, if such default had occurred after the Effective Date, create an Event of Default under subsection 8.01(e).

         5.07 ERISA  Compliance.    Each Plan is in
compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS and to the best knowledge of the Borrower and the General Partner, nothing has occurred which would cause the loss of such qualification.

                    There are no pending, or to the
best knowledge of Borrower and the General Partner, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction or other violation of the fiduciary responsibility rule with respect to any Plan which could reasonably result in a Material Adverse Effect.

     No ERISA Event has occurred or is reasonably expected to occur with respect to any Pension Plan.

     No Pension Plan has any Unfunded Pension Liability, except that the Ferrellgas, Inc. Retirement Income Plan has an Unfunded Pension Liability in the amount of $921,304 (based on the most recent valuation dated January 1, 1998), however, the Ferrellgas, Inc. Retirement Income Plan is not underfunded.

                    The Borrower has not  incurred,
nor does it reasonably expect to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA).

     The Borrower has not transferred any Unfunded Pension Liability to any Person or otherwise engaged in a transaction that could be subject to Section 4069 of ERISA.

                    Except as specifically disclosed
in Schedule 5.07, no trade or business (whether or not incorporated under common control with the Borrower within the meaning of Section 414(b), (c), (m) or (o) of the Code) maintains or contributes to any Pension Plan or other Plan subject to Section 412 of the Code. Except as specifically disclosed in Schedule 5.07, neither the Borrower nor any Person under common control with the Borrower (as defined in the preceding sentence) has ever contributed to any multiemployer plan within the meaning of Section 4001(a)(3) of ERISA.

         5.08 Use of Proceeds; Margin Regulations. The proceeds of the Loans are to be used solely for the purposes set forth in and permitted by Section 6.11 and Section 7.07. Neither the Borrower nor any Affiliate of the Borrower is generally engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

         5.09 Title to Properties. The Borrower and each Subsidiary have good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of their respective businesses, except for such defects in title as could not, individually or in the aggregate, have a Material Adverse Effect. As of the Effective Date and subject to the preceding sentence, the property of the Borrower and its Subsidiaries is subject to no Liens other than Permitted Liens.

         5.10 Taxes. The General Partner has filed all Federal and other material tax returns and reports required to be filed, for itself and for the Borrower, and has paid all Federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon it or its properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against the Borrower that would, if made, have a Material Adverse Effect.

         5.11  Financial  Condition.    The audited
consolidated financial statements of the General Partner, the Borrower, the MLP and their respective Subsidiaries dated July 31, 1998 and the unaudited consolidated financial statements of the General Partner, the Borrower, the MLP and their respective Subsidiaries dated January 31, 1999, in each case together with the related consolidated statements of income or operations, shareholders' equity and cash flows for the fiscal periods ended on those respective dates:

                           (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, subject to ordinary, good faith year end audit adjustments;

                           (ii) fairly present the financial condition of the Borrower and its Subsidiaries as of the date thereof and results of operations for the period covered thereby; and

                           (iii) show all material indebtedness and other liabilities, direct or contingent, of the Borrower and its consolidated Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Contingent Obligations.

     Since July 31, 1998, there has been no Material Adverse Effect.

                  - The General Partner, the MLP, the
Borrower and each of the other Subsidiaries of the Borrower are each Solvent, both before and after giving effect to the consummation of each of the transactions contemplated by the Loan Documents.

         5.12 Environmental Matters. The Borrower conducts in the ordinary course of business a review of the effect of existing Environmental Laws and existing Environmental Claims on its business, operations and properties, and as a result thereof the Borrower has reasonably concluded that such Environmental Laws and Environmental Claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         5.13 Regulated Entities. None of the Borrower or any Affiliate of the Borrower, is an "Investment Company" within the meaning of the Investment Company Act of 1940. The Borrower is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other Federal or state statute or regulation limiting its ability to incur Indebtedness.

         5.14 No Burdensome Restrictions. Neither the Borrower nor any Subsidiary is a party to or bound by any Contractual Obligation, or subject to any restriction in any Organization Document, or any Requirement of Law, which could reasonably be expected to have a Material Adverse Effect.

         5.15 Copyrights, Patents, Trademarks and Licenses, etc. The Borrower and its Subsidiaries own or are licensed or otherwise have the right to use all of the patents, trademarks, service marks, trade names, copyrights, contractual franchises, authorizations and other rights that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person. To the best knowledge of the Borrower, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Borrower or any Subsidiary infringes upon any rights held by any other Person. No claim or litigation regarding any of the foregoing is pending or, to the best knowledge of the Borrower, threatened, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or, to the knowledge of the Borrower, proposed, which, in either case, could reasonably be expected to have a Material Adverse Effect.

         5.16 Subsidiaries and Affiliates. The Borrower has no Subsidiaries or other Affiliates other than those specifically disclosed in part (a) of Schedule
5.16 hereto and has no equity investments in any other corporation or entity other than those Permitted Investments specifically disclosed in part (b) of
Schedule 5.16.

         5.17 Insurance. The properties of the Borrower and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower or such Subsidiary operates.

     5.18 Tax Status. The Borrower is subject to taxation under the Code only as a partnership and not as a corporation.

         5.19 Full Disclosure. None of the representations or warranties made by the Borrower or any Affiliate of the Borrower in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of the Borrower or any Affiliate of the Borrower in connection with the Loan Documents contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.

         5.20 Fixed Price Supply Contracts. None of the Borrower and its Subsidiaries is a party to any contract for the supply of propane or other product except where (a) the purchase price is set with reference to a spot index or indices substantially contemporaneously with the delivery of such product or (b) delivery of such propane or other product is to be made no more than two years after the purchase price is agreed to.

         5.21 Trading Policies. The Borrower has provided to the Administrative Agent an accurate and complete summary of its trading position policy and supply inventory position policy as currently in effect and the Borrower has complied in all material respects with such policies.

         5.22 Year 2000. The Borrower and its Subsidiaries have reviewed the areas within their business and operations which could be adversely affected by, and have developed or are developing a program to address on a timely basis, the "Year 2000 Problem" (that is, the risk that computer applications used by the Borrower and its Subsidiaries may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date on or after December 31, 1999), and have made related appropriate inquiry of material suppliers and vendors. Based on such review and program, the Borrower believes that the "Year 2000 Problem" will not have a Material Adverse Effect.

                                   ARTICLE VI

                              AFFIRMATIVE COVENANTS

                  So long as any Bank shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, unless the Majority Banks waive compliance in writing:

         6.01 Financial Statements. The Borrower shall deliver to the Administrative Agent, in form and detail satisfactory to the Administrative Agent and the Majority Banks and consistent with the form and detail of financial statements and projections provided to the Administrative Agent by the Borrower and its Affiliates prior to the Effective Date, with sufficient copies for each Bank:

                  (a) as soon as available, but not later than 100 days after the end of each fiscal year (commencing with the fiscal year ended July 31, 1999), a copy of the audited consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such year and the related consolidated statements of income or operations, partners' or shareholders' equity and cash flows for such year, setting forth in each case in comparative form the figures for the previous fiscal year, and accompanied by the opinion of a nationally-recognized independent public accounting firm ("Independent Auditor") which report shall state that such consolidated financial statements present fairly the financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years. Such opinion shall not be qualified or limited in any manner, including on account of any limitation on it because of a restricted or limited examination by the Independent Auditor of any material portion of the Borrower's or any Subsidiary's records;

                  (b) as soon as available, but not later than 45 days after the end of each of the first three fiscal quarters of each fiscal year (commencing with the fiscal quarter ended April 30, 1999), a copy of the unaudited consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such quarter and the related consolidated statements of income, partners' or shareholders' equity and cash flows for the period commencing on the first day and ending on the last day of such quarter, and certified by a Responsible Officer as fairly presenting, in accordance with GAAP (subject to ordinary, good faith year-end audit adjustments), the financial position and the results of operations of the Borrower and the Subsidiaries;

                  (c) as soon as available, but not later than 100 days after the end of each fiscal year (commencing with the first fiscal year during all or any part of which the Borrower had one or more Significant Subsidiaries), a copy of an unaudited consolidating balance sheet of the Borrower and its Subsidiaries as at the end of such year and the related consolidating statement of income, partners' or shareholders' equity and cash flows for such year, certified by a Responsible Officer as having been developed and used in connection with the preparation of the financial statements referred to in subsection 6.01(a);

                  (d) as soon as available, but not later than 45 days after the end of each of the first three fiscal quarters of each fiscal year (commencing with the first fiscal quarter during all or any part of which the Borrower had one or more Significant Subsidiaries), a copy of the unaudited consolidating balance sheets of the Borrower and its Subsidiaries, and the related consolidating statements of income, partners' or shareholders' equity and cash flows for such quarter, all certified by a Responsible Officer as having been developed and used in connection with the preparation of the financial statements referred to in subsection 6.01(b);

                  (e) as soon as available, but not later than 60 days after the end of each fiscal year (commencing with the fiscal year beginning August 1,
1999), projected consolidated balance sheets of the Borrower and its Subsidiaries as at the end of each of the current and following two fiscal years and related projected consolidated statements of income, partners' or shareholders' equity and cash flows for each such fiscal year, including therein a budget for the current fiscal year, certified by a Responsible Officer as having been developed and prepared by the Borrower in good faith and based upon the Borrower's best estimates and best available information;

                  (f) as soon as available, but not later than 100 days after the end of each fiscal year of the General Partner, commencing with the fiscal year ended July 31, 1999, a copy of the unaudited (or audited, if available) consolidated balance sheets of the General Partner as of the end of such fiscal year and the related consolidated statements of income, shareholders' equity and cash flows for such fiscal year, certified by a Responsible Officer as fairly presenting, in accordance with GAAP, the financial position and the results of operations of the General Partner and its Subsidiaries (or, if available, accompanied by an opinion of an Independent Auditor as described in subsection 6.01(a)); and

                  (g) as soon as available, but not later than 45 days after the end of each of the first three fiscal quarters of each fiscal year and, with respect to the final fiscal quarter, concurrently with the financial statements referred to in subsection 6.01(a), a trading position report as of the last day of each fiscal quarter, certified by a Responsible Officer.

     6.02 Certificates; Other Information. The Borrower shall furnish to the Administrative Agent, with sufficient copies for each Bank:

                  (a) concurrently with the delivery of the financial statements referred to in subsection 6.01(a), a certificate of the Independent Auditor stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

                  (b) concurrently with the delivery of the financial statements referred to in subsections 6.01(a) and (b), a Compliance Certificate executed by a Responsible Officer with respect to the periods covered by such financial statements together with supporting calculations and such other supporting detail as the Administrative Agent and Majority Banks shall require;

                  (c) promptly, copies of all financial statements and reports that the Borrower, the General Partner, the MLP or any Subsidiary sends to its partners or shareholders, and copies of all financial statements and regular, periodic or special reports (including Forms 10-K, 10-Q and 8-K) that the Borrower or any Affiliate of the Borrower, the General Partner, the MLP or any Subsidiary may make to, or file with, the SEC; and

                  (d) promptly, such additional information regarding the business, financial or corporate affairs of the Borrower, the General Partner, the MLP or any Subsidiary as the Administrative Agent, at the request of any Bank, may from time to time request.

     6.03 Notices. The Borrower shall promptly notify the Administrative Agent and each Bank:
                  (a) of the occurrence of any Default or Event of Default, and of the occurrence or existence of any event or circumstance that foreseeably will become a Default or Event of Default;

                  (b) of any matter that has resulted or may reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of the Borrower, the General Partner, the MLP or any Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between the Borrower, the General Partner, the MLP or any Subsidiary and any Governmental Authority; or
(iii) the commencement of, or any material development in, any litigation or proceeding affecting the Borrower, the General Partner, the MLP or any Subsidiary, including pursuant to any applicable Environmental Laws;

                  (c) of any of the following events affecting the Borrower, the General Partner, the MLP or any Subsidiary, together with a copy of any notice with respect to such event that may be required to be filed with a Governmental Authority and any notice delivered by a Governmental Authority to such Person with respect to such event:

                           (i)              an ERISA Event;

     (ii) if any of the representations and warranties in Section 5.07 ceases to be true and correct;

     (iii) the adoption of any new Pension Plan or other Plan subject to Section 412 of the Code;

                           (iv) the adoption of any amendment to a Pension Plan or other Plan subject to Section 412 of the Code, if such amendment results in a material increase in contributions or Unfunded Pension Liability; or

     (v) the commencement of contributions to any Pension Plan or other Plan subject to Section 412 of the Code;

                  (d) of any material change in accounting policies or financial reporting practices by the Borrower or any of its consolidated Subsidiaries; and

                  (e) not later than five Business Days after the effective date of a change in the Borrower's trading position policy or inventory supply position policy, of any change in either policy.

                  Each notice under this Section shall be accompanied by a written statement by a Responsible Officer setting forth details of the occurrence referred to therein, and stating what action the Borrower or any affected Affiliate proposes to take with respect thereto and at what time. Each notice under subsection 6.03(a) shall describe with particularity any and all clauses or provisions of this Agreement or other Loan Document that have been (or foreseeably will be) breached or violated.

         6.04 Preservation of Corporate or Partnership Existence, Etc. The General Partner and the Borrower shall, and the Borrower shall cause each Subsidiary to:

                  (a) preserve and maintain in full force and effect its partnership or corporate existence and good standing under the laws of its state or jurisdiction of organization or incorporation except in connection with transactions permitted by Section 7.03;

                  (b)  preserve  and  maintain  in full  force  and  effect  all governmental rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its business except in connection with transactions permitted by Section 7.03 and sales of assets permitted by Section 7.02;

     (c) use reasonable efforts, in the ordinary course of business, to preserve its business organization and goodwill; and

                  (d)  preserve  or  renew  all  of  its   registered   patents,
trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

         6.05 Maintenance of Property. The Borrower shall maintain, and shall cause each Subsidiary to maintain, and preserve all its property which is used or useful in its business in good working order and condition, ordinary wear and tear excepted. The Borrower and each Subsidiary shall use the standard of care typical in the industry in the operation and maintenance of its facilities.

         6.06 Insurance. The Borrower shall maintain, and shall cause each Subsidiary to maintain, with financially sound and reputable independent insurers, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons.

         6.07 Payment of Obligations. The Borrower and the General Partner shall, and shall cause each Subsidiary to, pay and discharge as the same shall become due and payable (except to the extent the failure to so pay and discharge could not reasonably be expected to have a Material Adverse Effect), all their respective obligations and liabilities, including:

                  (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Borrower, the General Partner or such Subsidiary;

                  (b) all lawful claims which, if unpaid, would by law become a Lien upon its property, unless such claims are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Borrower, the General Partner or such Subsidiary; and

                  (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

         6.08 Compliance with Laws. The Borrower shall comply, and shall cause each Subsidiary to comply, in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act), except such as may be contested in good faith or as to which a bona fide dispute may exist.

         6.09 Inspection of Property and Books and Records. The Borrower shall maintain and shall cause each Subsidiary to maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Borrower and such Subsidiary. The Borrower shall permit, and shall cause each Subsidiary to permit, representatives and independent contractors of the Administrative Agent or any Bank to visit and inspect any of their respective properties, to examine their respective corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective directors, officers, and independent public accountants, all at the expense of the Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided, however, when an Event of Default exists the Administrative Agent or any Bank may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice.

         6.10 Environmental Laws. The Borrower shall, and shall cause each Subsidiary to, conduct its operations and keep and maintain its property in material compliance with all Environmental Laws.

         6.11 Use of Proceeds. The Borrower shall use the proceeds of the Loans for Acquisitions, capital expenditures and general partnership purposes, in each case not in contravention of any Requirement of Law or of any Loan Document.

         6.12              Financial Covenants.

                  (a) Leverage Ratio. The Borrower shall maintain as of the last day of each fiscal quarter a Leverage Ratio equal to or less than 4.50 to 1.00; provided, that to the extent the Borrower borrows Loans to make Restricted Payments within 45 days after the end of any fiscal quarter, the aggregate amount of Loans so borrowed shall be added to the amount of Funded Debt outstanding at the end of such quarter for purposes of determining the Leverage Ratio at the end of such quarter. For purposes of this Section 6.12(a), (x) Funded Debt and Synthetic Lease Obligations shall be calculated as of the last day of such fiscal quarter and (y) Consolidated Cash Flow shall be calculated for the most recently ended four consecutive fiscal quarters; provided, however, that prior to or concurrently with each delivery of a Compliance Certificate pursuant to Section 6.02(b), the Borrower may elect to calculate Consolidated Cash Flow for the most recently ended eight consecutive fiscal quarters (in which case Consolidated Cash Flow shall be divided by two).

                  (b) Interest Coverage Ratio. The Borrower shall maintain, as of the last day of each fiscal quarter of the Borrower, an Interest Coverage Ratio for the fiscal period consisting of such fiscal quarter and the three immediately preceding fiscal quarters of at least 2.50 to 1.00.

         6.13 Trading Policies. The Borrower and its Affiliates shall comply with the Borrower's trading position policy and supply inventory position policy as in effect on March 31, 1999, copies of which have been provided to the Administrative Agent on or prior to the Effective Date; provided, however, that the Borrower and its Affiliates may, during any period of four consecutive fiscal quarters, (a) increase the stop loss limit specified in either the trading position or supply inventory position policy by up to 100% of the amount of such limit as in effect on July 5, 1994 and (b) increase the volume limit specified in either of such policies on the number of barrels of a single product or of all products in the aggregate by up to 100% of each such number as in effect on July 5, 1994.

         6.14              Other General Partner Obligations.

                  (a) The General Partner shall cause the Borrower to pay and perform each of its Obligations when due. The General Partner acknowledges and agrees that it is executing this Agreement as a principal as well as the general partner on behalf of the Borrower, and that its obligations hereunder as general partner are full recourse obligations to the same extent as those of the Borrower.

                  (b) The General Partner represents, warrants and covenants that it is Solvent, both before and after giving effect to the consummation of the transactions contemplated by the Loan Documents, and that it will remain Solvent until all Obligations hereunder shall have been repaid in full and all commitments shall have terminated.

                  (c) The General Partner, for so long as it is the general partner of the Borrower, (i) agrees that its sole business will be to act as the general partner of the Borrower, the MLP and any further limited partnership of which the Borrower or the MLP is, directly or indirectly, a limited partner and to undertake activities that are ancillary or related thereto (including being a limited partner in the Borrower), (ii) shall not enter into or conduct any business or incur any debts or liabilities except in connection with or incidental to (A) its performance of the activities required or authorized by the partnership agreement of the MLP or the Partnership Agreement or described in or contemplated by the MLP Registration Statement, and (B) the acquisition, ownership or disposition of Partnership Interests in the Borrower or partnership interests in the MLP or any further limited partnership of which the Borrower or the MLP is, directly or indirectly, a limited partner, except that, notwithstanding the foregoing, employees of the General Partner may perform services for Ferrell Companies, Inc. and its Affiliates.

                  (d) The General Partner agrees that, until all Obligations hereunder shall have been repaid in full and all commitments shall have terminated, it will not exercise any rights it may have (at law, in equity, by contract or otherwise) to terminate, limit or otherwise restrict (whether through repurchase or otherwise and whether or not the General Partner shall remain a general partner in the Borrower) the ability of the Borrower to use the name "Ferrellgas".

                  (e) The General Partner shall not take any action or refuse to take any reasonable action the effect of which, if taken or not taken, as the case may be, would be to cause the Borrower to be treated as an association taxable as a corporation or otherwise to be taxed as an entity other than a partnership for federal income tax purposes.

         6.15 Monetary Judgments. If one or more judgments, orders, decrees or arbitration awards is entered against the Borrower or any Subsidiary involving in the aggregate a liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage other than through a standard reservation of rights letter) as to any single or related series of transactions, incidents or conditions, of more than $10 million, then the Borrower shall reserve for such amount in excess of $10 million, on a quarterly basis, with each quarterly reserve being at least equal to one-twelfth of such amount in excess of $10 million. Such amount so reserved shall be treated as establishment of a reserve for purposes of calculating Available Cash hereunder.

         6.16 Year 2000 Compliance. The Borrower shall ensure that all of the computer software, computer firmware, computer hardware (whether general or special purpose), and other similar or related items of automated, computerized, and/or software system(s) that are used or relied on by the Borrower or any Subsidiary in the conduct of its business will not malfunction, will not cease to function, will not generate incorrect data, and will not produce material incorrect results when processing, providing and/or receiving date-related data in connection with any valid date in the twentieth and twenty-first centuries. From time to time, at the request of any Bank, the Borrower and its Subsidiaries shall provide to such Bank such updated information or documentation as is requested regarding the status of their efforts to address the Year 2000 Problem (as defined in Section 5.22).

         6.17 Clear Market Through Syndication Period. The General Partner and the Borrower agree that neither the Borrower nor the MLP shall directly or indirectly offer, place or arrange, or agree to the offering, placement or arrangement of any debt securities, bank financings or other Indebtedness by or on behalf of the Borrower or the MLP until the earlier of (a) the date on which the Borrower, the General Partner, the MLP and the Banks are notified in writing by the Administrative Agent that syndication of this facility is complete and
(b) the date which is 120 days after the Effective Date.

                                   ARTICLE VII

                               NEGATIVE COVENANTS

                  So long as any Bank shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, unless the Majority Banks waive compliance in writing:

         7.01 Limitation on Liens. The Borrower shall not, and shall not suffer or permit any Subsidiary to, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its property or sell any of its accounts receivable, whether now owned or hereafter acquired, other than the following ("Permitted Liens"):

                  (a) Liens existing on the Effective Date set forth in the schedule referred to in subsection 8.01(a) of that certain Second Amended and Restated Credit Agreement, dated as of July 2, 1998, among the Borrower, the General Partner, the Administrative Agent and the other financial institutions a party thereto ;

     (b) Liens in favor of the Borrower or Liens to secure Indebtedness of a Subsidiary to the Borrower or a Wholly-Owned Subsidiary;

                  (c) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Borrower or any Subsidiary, provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Borrower;

                  (d) Liens on property existing at the time acquired by the Borrower or any Subsidiary, provided that such Liens were in existence prior to the contemplation of such acquisition and do not extend to any assets other than those of the Person acquired;

                  (e) Liens on any property or asset acquired by the Borrower or any Subsidiary in favor of the seller of such property or asset and construction mortgages on property, in each case, created within six months after the date of acquisition, construction or improvement of such property or asset by the Borrower or such Subsidiary to secure the purchase price or other obligation of the Borrower or such Subsidiary to the seller of such property or asset or the construction or improvement cost of such property in an amount up to 80% of the total cost of the acquisition, construction or improvement of such property or asset; provided that in each case such Lien does not extend to any other property or asset of the Borrower and its Subsidiaries;

                  (f) Liens incurred or pledges and deposits made in connection with worker's compensation, unemployment insurance and other social security benefits and Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature, in each case, incurred in the ordinary course of business;

                  (g) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

                  (h) Liens imposed by law, such as mechanics', carriers', warehousemen's, materialmen's, and vendors' Liens, incurred in good faith in the ordinary course of business with respect to amounts not yet delinquent or being contested in good faith by appropriate proceedings if a reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made therefor;

                  (i) zoning restrictions, easements, licenses, covenants, reservations, restrictions on the use of real property or minor irregularities of title incident thereto that do not, in the aggregate, materially detract from the value of the property or the assets of the Borrower or any of its Subsidiaries or impair the use of such property in the operation of the business of the Borrower or any of its Subsidiaries;

                  (j) Liens of landlords or mortgages of landlords, arising solely by operation of law, on fixtures and movable property located on premises leased by the Borrower or any of its Subsidiaries in the ordinary course of business;

                  (k) Liens incurred and financing statements filed or recorded, in each case with respect to personal property leased by the Borrower and its Subsidiaries in the ordinary course of business to the owners of such personal property which are either (i) operating leases (including, without limitation, Synthetic Leases) or (ii) Capital Leases to the extent (but only to the extent) permitted by Section 7.05; provided, that in each case such Lien does not extend to any other property or asset of the Borrower and its Subsidiaries;

     (l) judgment Liens to the extent that such judgments do not cause or constitute a Default or an Event of Default;

                  (m) Liens incurred in the ordinary course of business of the Borrower or any Subsidiary with respect to obligations that do not exceed $5,000,000 in the aggregate at any one time outstanding and that (i) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (ii) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Borrower or such Subsidiary;

                  (n) Liens securing Indebtedness incurred to refinance Indebtedness that has been secured by a Lien otherwise permitted under this Agreement, provided that (i) any such Lien shall not extend to or cover any assets or property not securing the Indebtedness so refinanced and (ii) the refinancing Indebtedness secured by such Lien shall have been permitted to be incurred under Section 7.05 hereof and shall not have a principal amount in excess of the Indebtedness so refinanced;

                  (o) any extension or renewal, or successive extensions or renewals, in whole or in part, of Liens permitted pursuant to the foregoing clauses (a) through (n); provided that no such extension or renewal Lien shall
(i) secure more than the amount of Indebtedness or other obligations secured by the Lien being so extended or renewed or (ii) extend to any property or assets not subject to the Lien being so extended or renewed; and

                  (p) Liens in favor of the Administrative Agent and the Banks relating to the Cash Collateralization of the Borrower's Obligations.

         7.02 Asset Sales. The Borrower shall not, and shall not permit any of its Subsidiaries to, (i) sell, lease, convey or otherwise dispose of any assets (including by way of a sale-and-leaseback) other than sales of inventory in the ordinary course of business consistent with past practice (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Borrower shall be governed by the provisions of Section 7.03 hereof and not by the provisions of this Section 7.02), or (ii) issue or sell Equity Interests of any of its Subsidiaries, in the case of either clause (i) or
(ii) above, whether in a single transaction or a series of related transactions,
(A) that have a fair market value in excess of $5,000,000, or (B) for net proceeds in excess of $5,000,000 (each of the foregoing, an "Asset Sale"), unless (X) the Borrower (or the Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a resolution of the board of directors of the General Partner (and, if applicable, the audit committee of such board of directors) set forth in a certificate signed by a Responsible Officer and delivered to the Administrative Agent) of the assets sold or otherwise disposed of and (Y) at least 80% of the consideration therefor received by the Borrower or such Subsidiary is in the form of cash; provided, however, that the amount of (1) any liabilities (as shown on the Borrower's or such Subsidiary's most recent balance sheet or in the notes thereto), of the Borrower or any Subsidiary (other than liabilities that are by their terms subordinated in right of payment to the Obligations hereunder) that are assumed by the transferee of any such assets and
(2) any notes or other obligations received by the Borrower or any such Subsidiary from such transferee that are immediately converted by the Borrower or such Subsidiary into cash (to the extent of the cash received), shall be deemed to be cash for purposes of this provision; and provided, further, that the 80% limitation referred to in this clause (Y) shall not apply to any Asset Sale in which the cash portion of the consideration received therefrom, determined in accordance with the foregoing proviso, is equal to or greater than what the after-tax proceeds would have been had such Asset Sale complied with the aforementioned 80% limitation. Notwithstanding the foregoing, Asset Sales shall not be deemed to include (x) any transfer of assets by the Borrower or any of its Subsidiaries to a Subsidiary of the Borrower that is a Guarantor, (y) any transfer of assets by the Borrower or any of its Subsidiaries to any Person in exchange for other assets used in a line of business permitted under Section
7.15 hereof and having a fair market value not less than that of the assets so transferred and (z) any transfer of assets pursuant to a Permitted Investment.

         7.03              Consolidations and Mergers.

                  (a) The Borrower shall not consolidate or merge with or into (whether or not the Borrower is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another Person unless (i) the Borrower is the surviving Person, or the Person formed by or surviving any such consolidation or merger (if other than the Borrower) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation or partnership organized or existing under the laws of the United States, any state thereof or the District of Columbia; and (ii) the Person formed by or surviving any such consolidation or merger (if other than the Borrower) or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the Obligations of the Borrower pursuant to an assumption agreement in a form reasonably satisfactory to the Administrative Agent, under this Agreement; (iii) immediately after such transaction no Default or Event of Default exists; and
(iv) the Borrower or any Person formed by or surviving any such consolidation or merger, or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (A) shall have Consolidated Net Worth
(immediately after the transaction but prior to any purchase accounting adjustments resulting from the transaction) equal to or greater than the Consolidated Net Worth of the Borrower immediately preceding the transaction and
(B) shall, at the time of such transaction and after giving effect thereto, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Leverage Ratio test set forth in Section 6.12(a).

                  (b) The Borrower shall deliver to the Administrative Agent prior to the consummation of the proposed transaction pursuant to the foregoing paragraphs (a) an officers' certificate to the foregoing effect signed by a Responsible Officer and an opinion of counsel satisfactory to the Administrative Agent stating that the proposed transaction complies with this Agreement. The Administrative Agent and the Banks shall be entitled to conclusively rely upon such officer's certificate and opinion of counsel.

                  (c) Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Borrower in accordance with this Section 7.03, the successor Person formed by such consolidation or into or with which the Borrower is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Agreement referring to the "Borrower" shall refer to or include instead the successor Person and not the Borrower), and may exercise every right and power of the Borrower under this Agreement with the same effect as if such successor Person had been named as the Borrower herein; provided, however, that the predecessor Borrower shall not be relieved from the obligation to pay the principal of, premium, if any, and interest on the Obligations except in the case of a sale of all of such Borrower's assets that meets the requirements of Section 7.02 hereof.

         7.04  Acquisitions.  Without  limiting  the  generality  of  any  other provision of this Agreement, neither the Borrower nor any Subsidiary shall consummate any Acquisition unless (i) the acquiree is primarily a retail propane distribution business; (ii) such Acquisition is undertaken in accordance with all applicable Requirements of Law; (iii) the prior, effective written consent or approval to such Acquisition of the board of directors or equivalent governing body of the acquiree is obtained; and (iv) immediately after giving effect thereto, no Default or Event of Default will occur or be continuing and each of the representations and warranties of the Borrower herein is true on and as of the date of such Acquisition, both before and after giving effect thereto. Nothing in Section 7.22 shall prohibit (x) the making by the Borrower of a Permitted Acquisition indirectly through the General Partner, the MLP or any of its or their Affiliates in a series of substantially contemporaneous transactions in which the Borrower shall ultimately own the assets that are the subject of such Permitted Acquisition or (y) the assumption of Acquired Debt in connection therewith to the extent such Acquired Debt is provided by a Bank and, upon such assumption, is (to the extent such Acquired Debt is not otherwise permitted to be incurred by the Borrower pursuant to this Agreement) immediately repaid (with the proceeds of the Loans or otherwise).

         7.05 Limitation on Indebtedness. The Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, suffer to exist, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness (including Acquired Debt) or any Synthetic Leases and the Borrower shall not issue any Disqualified Interests and shall not permit any of its Subsidiaries to issue any shares of preferred stock; provided, however, that the Borrower and any Subsidiary of the Borrower may create, incur, issue, assume, suffer to exist, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness or any Synthetic Lease to the extent that the Leverage Ratio is maintained in accordance with
Section 6.12(a), both before and after giving effect to the incurrence of such Indebtedness or such Synthetic Lease, as the case may be, and, provided, further, that (x) the aggregate principal amount of (1) all Capitalized Lease Obligations and all Synthetic Lease Obligations (other than Capitalized Lease Obligations and Synthetic Lease Obligations in respect of Growth-Related Capital Expenditures) of the Borrower and its Subsidiaries and (2) all Indebtedness for which the Borrower and any Subsidiary of the Borrower become liable in connection with Acquisitions of retail propane businesses in favor of the sellers of such businesses and secured by any Lien on any property of the Borrower or any of its Subsidiaries, shall not exceed $65,000,000 at any one time outstanding and (y) the principal amount of any Indebtedness for which the Borrower or any Subsidiary of the Borrower becomes liable in connection with Acquisitions of retail propane businesses in favor of the sellers of such businesses shall not exceed the fair market value of the assets so acquired.

         7.06 Transactions with Affiliates. The Borrower shall not, and shall not permit any of its Subsidiaries to, sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate, including any Non-Recourse Subsidiary (each of the foregoing, an "Affiliate Transaction"), unless (a) such Affiliate Transaction is on terms that are no less favorable to the Borrower or the relevant Subsidiary than those that would have been obtained in a comparable transaction by the Borrower or such Subsidiary with an unrelated Person and (b) with respect to (i) any Affiliate Transaction with an aggregate value in excess of $500,000, a majority of the directors of the General Partner having no direct or indirect economic interest in such Affiliate Transaction determines by resolution that such Affiliate Transaction complies with clause
(a) above and approves such Affiliate Transaction and (ii) any Affiliate Transaction involving the purchase or other acquisition or sale, lease, transfer or other disposition of properties or assets other than in the ordinary course of business, in each case, having a fair market value or for net proceeds in excess of $15,000,000, the Borrower delivers to the Administrative Agent an opinion as to the fairness to the Borrower or such Subsidiary from a financial point of view issued by an investment banking firm of national standing; provided, however, that (i) any employment agreement or stock option agreement entered into by the Borrower or any of its Subsidiaries in the ordinary course of business and consistent with the past practice of the Borrower (or the
General Partner) or such Subsidiary, Restricted Payments permitted by the provisions of Section 7.12, and transactions entered into by the Borrower in the ordinary course of business in connection with reinsuring the self-insurance programs or other similar forms of retained insurable risks of the retail propane businesses operated by the Borrower, its Subsidiaries and its Affiliates, in each case, shall not be deemed Affiliate Transactions, and (ii) nothing herein shall authorize the payments by the Borrower to the General Partner or any other Affiliate of the Borrower for administrative expenses incurred by such Person other than such out-of-pocket administrative expenses as such Person shall incur and the Borrower shall pay in the ordinary course of business.

         7.07 Use of Proceeds. The Borrower shall not, and shall not suffer or permit any Subsidiary to, use any portion of the Loan proceeds, directly or indirectly, (i) to purchase or carry Margin Stock, (ii) to repay or otherwise refinance indebtedness of the Borrower or others incurred to purchase or carry Margin Stock, (iii) to extend credit for the purpose of purchasing or carrying any Margin Stock, or (iv) to acquire any security in any transaction that is subject to Section 13 or 14 of the Exchange Act.

         7.08 Use of Proceeds - Ineligible Securities. The Borrower shall not, directly or indirectly, use any portion of the Loan proceeds (i) knowingly to purchase Ineligible Securities from the Arranger or the Documentation Agent during any period in which the Arranger or the Documentation Agent makes a market in such Ineligible Securities, (ii) knowingly to purchase during the underwriting or placement period Ineligible Securities being underwritten or privately placed by the Arranger or the Documentation Agent, or (iii) to make payments of principal or interest on Ineligible Securities underwritten or privately placed by the Arranger or the Documentation Agent and issued by or for the benefit of the Borrower or any Affiliate of the Borrower.

         7.09 Contingent Obligations. The Borrower shall not, and shall not suffer or permit any Subsidiary to, create, incur, assume or suffer to exist any Contingent Obligations except:

     (a) endorsements for collection or deposit in the ordinary course of business;

                  (b) subject to compliance with the trading policies in effect from time to time as submitted to the Administrative Agent, Hedging Obligations entered into in the ordinary course of business as bona fide hedging transactions;

                  (c)  the Guaranties hereunder; and

                  (d)  Guaranty  Obligations  to the  extent not  prohibited  by
Section 7.05.

     7.10 Joint Ventures. The Borrower shall not, and shall not suffer or permit any Subsidiary to enter into any Joint Venture.

         7.11 Lease Obligations. The aggregate obligations of the Borrower and its Subsidiaries for the payment of rent for any property under lease or agreement to lease (excluding obligations of the Borrower and its Subsidiaries under or with respect to Synthetic Leases) for any fiscal year shall not exceed the greater of (a) $25,000,000 or (b) 20% of (i) Consolidated Cash Flow of the Borrower for the most recently ended eight consecutive fiscal quarters divided by (ii) two; provided, however, that any payment of rent for any property under lease or agreement to lease for a term of less than one year (after giving effect to all automatic renewals) shall not be subject to this Section 7.11. For purposes of this Section 7.11, the calculation of Consolidated Cash Flow shall give pro forma effect to Acquisitions (including all mergers and consolidations), Asset Sales and other dispositions and discontinuances of businesses or assets that have been made by the Borrower or any of its Subsidiaries during the reference period or subsequent to such reference period and on or prior to the date of calculation of Consolidated Cash Flow assuming that all such Acquisitions, Asset Sales and other dispositions and discontinuances of businesses or assets had occurred on the first day of the reference period.

         7.12 Restricted Payments. The Borrower shall not and shall not permit any of its Subsidiaries to, directly or indirectly (i) declare or pay any dividend or make any distribution on account of the Borrower's or any Subsidiary's Equity Interests (other than (x) dividends or distributions payable in Equity Interests (other than Disqualified Interests) of the Borrower, (y) dividends or distributions payable to the Borrower or a Wholly-Owned Subsidiary of the Borrower that is a Guarantor or (z) distributions or dividends payable pro rata to all holders of Capital Interests of any such Subsidiary); (ii) purchase, redeem, call or otherwise acquire or retire for value any Equity Interests of the Borrower or any Subsidiary or other Affiliate of the Borrower (other than, subject to compliance with Section 7.21, any such Equity Interests owned by a Wholly-Owned Subsidiary of the Borrower that is a Guarantor); (iii) make any Investment other than a Permitted Investment; or (iv) prepay, purchase, redeem, retire, defease or refinance the 1998 Fixed Rate Senior Notes (all payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), except to the extent that, at the time of such Restricted Payment:

                  (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof and each of the representations and warranties of the Borrower set forth herein is true on and as of the date of such Restricted Payment both before and after giving effect thereto; and

                  (b) the Fixed Charge Coverage Ratio of the Borrower for the Borrower's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such Restricted Payment is made, calculated on a pro forma basis as if such Restricted Payment had been made at the beginning of such four-quarter period, would have been more than 2.25 to 1; and

                  (c) such Restricted Payment (the amount of any such payment, if other than cash, to be determined by the Board of Directors, whose determination shall be conclusive and evidenced by a resolution in an officer's certificate signed by a Responsible Officer and delivered to the Administrative Agent), together with the aggregate of all other Restricted Payments (other than any Restricted Payments permitted by the provisions of clause (ii) of the penultimate paragraph of this Section 7.12) made by the Borrower and its Subsidiaries in the fiscal quarter during which such Restricted Payment is made shall not exceed an amount equal to (x) Available Cash of the Borrower for the immediately preceding fiscal quarter plus (y) the lesser of (i) the amount of any Available Cash of the Borrower during the first 45 days of such fiscal quarter and (ii) the excess of the aggregate amount of Loans that the Borrower could have borrowed over the actual amount of Loans outstanding, in each case as of the last day of the immediately preceding fiscal quarter; and

                  (d)  such  Restricted   Payment  (other  than  (x)  Restricted
Payments described in clause (i) of the first paragraph of this Section 7.12 made during the fiscal quarter ending January 31, 1997 that do not exceed $26,000,000 in the aggregate or (y) any Restricted Payments described in clauses
(iii) or (iv) of the first paragraph of this Section 7.12) the amount of which, if made other than with cash, to be determined in accordance with clause (c) of this Section 7.12, shall not exceed an amount equal to (1) Consolidated Cash Flow of the Borrower and its Subsidiaries for the period from and after October 31, 1996 through and including the last day of the fiscal quarter ending immediately preceding the date of the proposed Restricted Payment (the "Determination Period"), minus (2) the sum of Consolidated Interest Expense of the Borrower and its Subsidiaries for the Determination Period plus all capital expenditures (other than Growth-Related Capital Expenditures and net of capital asset sales in the ordinary course of business) made by the Borrower and its Subsidiaries during the Determination Period plus the aggregate of all other Restricted Payments (other than (x) Restricted Payments described in clause (i) of the first paragraph of this Section 7.12 made during the fiscal quarter ending January 31, 1997 that do not exceed $26,000,000 in the aggregate or (y) any Restricted Payments described in clauses (iii) or (iv) of the first paragraph of this Section 7.12) made by the Borrower and its Subsidiaries during the period from and after October 31, 1996 through and including the date of the proposed Restricted Payment, plus (3) $30,000,000, plus (4) the excess, if any, of consolidated working capital of the Borrower and its Subsidiaries at July 31, 1996 over consolidated working capital of the Borrower and its Subsidiaries at the end of the fiscal year immediately preceding the date of the proposed Restricted Payment, minus (5) the excess, if any, of consolidated working capital of the Borrower and its Subsidiaries at the end of the fiscal year immediately preceding the date of the proposed Restricted Payment over consolidated working capital of the Borrower and its Subsidiaries at July 31, 1996. For purposes of this subsection 7.12(d), the calculation of Consolidated Cash Flow shall give pro forma effect to Acquisitions (including all mergers and consolidations), Asset Sales and other dispositions and discontinuances of businesses or assets that have been made by such Person or any of its Subsidiaries during the reference period or subsequent to such reference period and on or prior to the date of calculation of Consolidated Cash Flow assuming that all such Acquisitions, Asset Sales and other dispositions and discontinuances of businesses or assets had occurred on the first day of the reference period.

                  The foregoing provisions will not prohibit (i) the payment of any distribution within 60 days after the date on which the Borrower becomes committed to make such distribution, if at said date of commitment such payment would have complied with the provisions of this Agreement; and (ii) the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Borrower in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Borrower) of other Equity Interests of the Borrower (other than any Disqualified Interests).

                  Not later than the date of making any Restricted Payment,  the
General Partner shall deliver to the Administrative Agent an officer's certificate signed by a Responsible Officer stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 7.12 were computed, which calculations may be based upon the Borrower's latest available financial statements.

         7.13 Prepayments of Subordinated Indebtedness. The Borrower shall not, and shall not permit any of its Subsidiaries to, (a) purchase, redeem, retire or otherwise acquire for value, or set apart any money for a sinking, defeasance or other analogous fund for, the purchase, redemption, retirement or other acquisition of, or make any payment or prepayment of the principal of or interest on, or any other amount owing in respect of, any Indebtedness that is subordinated to the Obligations, except for regularly scheduled payments of interest in respect of such Indebtedness required pursuant to the instruments evidencing such Indebtedness that are not made in contravention of the terms and conditions of subordination set forth on part II of Schedule 7.05 or (b) directly or indirectly, make any payment in respect of, or set apart any money for a sinking, defeasance or other analogous fund on account of, Guaranty Obligations subordinated to the Obligations. The foregoing provisions will not prohibit the defeasance, redemption or repurchase of subordinated Indebtedness with the proceeds of Permitted Refinancing Indebtedness.

         7.14 Dividend and Other Payment Restrictions Affecting Subsidiaries. The Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to (a) pay dividends or make any other distributions to the Borrower or any of its Subsidiaries (1) on its Capital Interests or (2) with respect to any other interest or participation in, or interest measured by, its profits, (b) pay any indebtedness owed to the Borrower or any of its Subsidiaries, (c) make loans or advances to the Borrower or any of its Subsidiaries or (d) transfer any of its properties or assets to the Borrower or any of its Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (i) Existing Indebtedness, (ii) this Agreement, the 1998 Note Purchase Agreement and the 1998 Fixed Rate Senior Notes, (iii) applicable law, (iv) any instrument governing Indebtedness or Capital Interests of a Person acquired by the Borrower or any of its Subsidiaries as in effect at the time of such Acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such Acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that the Consolidated Cash Flow of such Person to the extent that dividends, distributions, loans, advances or transfers thereof is limited by such encumbrance or restriction on the date of acquisition is not taken into account in determining whether such acquisition was permitted by the terms of this Agreement, (v) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices, (vi) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (d) above on the property so acquired, (vii) Permitted Refinancing Indebtedness of any Existing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced or (viii) other Indebtedness permitted to be incurred subsequent to the Effective Date pursuant to the provisions of Section 7.05 hereof, provided that such restrictions are no more restrictive than those contained in this Agreement.

         7.15 Change in Business. The Borrower shall not, and shall not suffer or permit any Subsidiary to, engage in any material line of business substantially different from those lines of business carried on by the Borrower and its Subsidiaries on the date hereof.

         7.16 Accounting Changes. The Borrower shall not, and shall not suffer or permit any Subsidiary to, make any significant change in accounting treatment or reporting practices, except as required by GAAP, or change the fiscal year of the Borrower or of any Subsidiary except as required by the Code.

         7.17 Limitation on Sale and Leaseback Transactions. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any arrangement with any Person providing for the leasing by the Borrower or such Subsidiary of any property that has been or is to be sold or transferred by the Borrower or such Subsidiary to such Person in contemplation of such leasing; provided, however, that the Borrower or such Subsidiary may enter into such sale and leaseback transaction if (i) the Borrower could have (A) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction pursuant to the Leverage Ratio test set forth in Section 7.12(a) and
(B) secured a Lien on such Indebtedness pursuant to Section 7.01 or (ii) the lease in such sale and leaseback transaction is for a term not in excess of the lesser of (A) three years and (B) 60% of the remaining useful life of such property.

         7.18 Amendments of Organization Documents or 1996 Indenture or 1998 Note Purchase Agreement. The Borrower shall not modify, amend, supplement or replace, nor permit any modification, amendment, supplement or replacement of the Organization Documents of the General Partner, the Borrower or any Subsidiary of the Borrower, the MLP Senior Notes, the 1996 Indenture, the 1998 Fixed Rate Senior Notes or the 1998 Note Purchase Agreement or any document executed and delivered in connection with any of the foregoing, in any respect that would adversely affect the Banks, the Borrower's ability to perform the Obligations, or the Guarantor's ability to perform its obligations under the Guaranty, in each such case without the prior written consent of the Administrative Agent and the Majority Banks. Furthermore, the Borrower shall not permit any modification, amendment, supplement or replacement of the Organization Documents of the MLP that would have a material effect on the Borrower without the prior written consent of the Administrative Agent and the Majority Banks.

         7.19  Fixed  Price  Supply  Contracts.  None  of the  Borrower  and its
Subsidiaries shall at any time be a party or subject to any contract for the supply of propane or other product except where (a) the purchase price is set with reference to a spot index or indices substantially contemporaneously with the delivery of such product or (b) delivery of such propane or other product is to be made no more than two years after the purchase price is agreed to.

         7.20 Operations through Subsidiaries. The Borrower shall not conduct any of its operations through Subsidiaries unless: (a) such Subsidiary executes a Guaranty substantially in the form of Exhibit G guaranteeing payment of the Obligations, accompanied by an opinion of counsel to the Subsidiary addressed to the Administrative Agent and the Banks as to the due authorization, execution, delivery and enforceability of the Guaranty; (b) such Subsidiary agrees not to incur any Indebtedness other than (i) trade debt and (ii) Acquired Debt permitted by Section 7.05; (c) the Consolidated Cash Flow of such Subsidiary, when added to Consolidated Cash Flow of all other Subsidiaries for any fiscal year, shall not exceed 10% of the Consolidated Cash Flow of the Borrower and its Subsidiaries for such fiscal year; and (d) the value of the assets of such Subsidiary, when added to the value of the assets of all other Subsidiaries for any fiscal year, shall not exceed 10% of the consolidated value of the assets of the Borrower and its Subsidiaries for such fiscal year, as determined in accordance with GAAP.

         7.21 Operations of MLP. Except in connection with an indirect Acquisition permitted by Section 7.04, the General Partner and the Borrower shall not permit the MLP or any of its Affiliates (including any Non-Recourse Subsidiary) to operate or conduct any business substantially similar to that conducted by the Borrower and its Subsidiaries within a 25 mile radius of any business conducted by the Borrower and its Subsidiaries. In order to comply with this Section 7.22, the Borrower may enter into one or more transactions by which its assets and properties are "swapped" or "exchanged" for assets and properties of another Person prior to or concurrently with another transaction which, but for such swap or exchange would violate this Section; provided, that (i) if the value of the MLP's assets or units to be so swapped or exchanged exceeds $15 million, as determined by the audit committee of the Board of Directors of the General Partner, the Borrower shall have first obtained at its expense an opinion from a nationally recognized investment banking firm, addressed to it, the Administrative Agent and the Banks and opining without material qualification and based on assumptions that are realistic at the time, that the exchange or swap transactions are fair to the Borrower and its Subsidiaries, and
(ii) if the value of the MLP's assets or units to be so swapped or exchanged exceeds $50 million, as determined by the audit committee of the Board of Directors of the General Partner, at the option of the Majority Banks, the Administrative Agent shall have first retained, at the Borrower's expense, an investment banking firm on behalf of the Banks who shall also have rendered an opinion containing the statements and content referred to in clause (i).

                                  ARTICLE VIII

                                EVENTS OF DEFAULT

     8.01 Event of Default. Any of the following shall constitute an "Event of Default":


                  (a) Non-Payment. The Borrower or the General Partner fails to pay, (i) when and as required to be paid herein, any amount of principal of any Loan, or (ii) within 5 days after the same becomes due, any interest, fee or any other amount payable hereunder or under any other Loan Document; or

                  (b) Representation or Warranty. Any representation or warranty by the Borrower, the General Partner or any Subsidiary made or deemed made herein, in any other Loan Document, or which is contained in any certificate, document or financial or other statement by the Borrower, the General Partner, any Subsidiary, or any Responsible Officer, furnished at any time under this Agreement, or in or under any other Loan Document, is incorrect in any material respect on or as of the date made or deemed made; or

                  (c) Specific Defaults. The Borrower fails to perform or observe any term, covenant or agreement contained in any of Sections 2.01(b), 6.01, 6.02, 6.03, 6.04, 6.06, 6.09, 6.12, 6.13, 6.15, 6.16, 6.17 or in any
Section in Article VII; or

                  (d) Other Defaults. The Borrower, the General Partner or any Subsidiary fails to perform or observe any other term or covenant contained in this Agreement or any other Loan Document, and such default shall continue unremedied for a period of 20 days after the earlier of (i) the date upon which a Responsible Officer knew or reasonably should have known of such failure or
(ii) the date upon which written notice thereof is given to the Borrower by the Administrative Agent or any Bank; or

                  (e) Cross-Default. The Borrower, the General Partner or any Subsidiary (i) fails to make any payment in respect of any Indebtedness or
Contingent Obligation having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $10,000,000 when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure; or (ii) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness or Contingent Obligation, and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness to be declared to be due and payable prior to its stated maturity or to cause such Indebtedness or Contingent Obligation to be prepaid, purchased or redeemed by the Borrower, the MLP, the General Partner or any Subsidiary, or such Contingent Obligation to become payable or cash collateral in respect thereof to be demanded; or

                  (f) Insolvency; Voluntary Proceedings. The General Partner, the MLP, the Borrower or any Subsidiary (i) ceases or fails to be solvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) voluntarily ceases to conduct its business in the ordinary course; (iii) commences any Insolvency Proceeding with respect to itself; or (iv) takes any action to effectuate or authorize any of the foregoing; or

                  (g) Involuntary Proceedings. (i) Any involuntary Insolvency Proceeding is commenced or filed against the General Partner, the MLP, the Borrower or any Subsidiary, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of any such Person's properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 60 days after commencement, filing or levy; (ii) the General Partner, the MLP, the Borrower or any Subsidiary admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S.
law) is ordered in any Insolvency Proceeding; or (iii) the General Partner, the MLP, the Borrower or any Subsidiary acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its property or business; or

                  (h) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan which has resulted or could reasonably be expected to result in liability of the Borrower or the General Partner under Title IV of ERISA to the Pension Plan or the PBGC in an aggregate amount in excess of $5 million; or (ii) the commencement or increase of contributions to, or the adoption of or the amendment of a Pension Plan by the Borrower, the General Partner or any of their Affiliates which has resulted or could reasonably be expected to result in an increase in Unfunded Pension Liability among all Pension Plans in an aggregate amount in excess of $5 million.

                  (i) Monetary Judgments. One or more judgments, orders, decrees or arbitration awards is entered against the Borrower, the General Partner or any Subsidiary involving in the aggregate a liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) as to any single or related series of transactions, incidents or conditions, of more than $40,000,000; or

                  (j) Non-Monetary Judgments. Any non-monetary judgment, order or decree is entered against the Borrower, the General Partner or any Subsidiary which does or would reasonably be expected to have a Material Adverse Effect, and there shall be any period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                  (k) Loss of Licenses. Any Governmental Authority revokes or fails to renew any material license, permit or franchise of the Borrower or any Subsidiary, or the Borrower or any Subsidiary for any reason loses any material license, permit or franchise, or the Borrower or any Subsidiary suffers the imposition of any restraining order, escrow, suspension or impound of funds in connection with any proceeding (judicial or administrative) with respect to any material license, permit or franchise; or

     (l) Adverse Change. There occurs a Material Adverse Effect; or

                  (m) Certain Indenture Defaults, Etc. (i) To the extent not otherwise within the scope of subsection 8.01(e) above, any "Event of Default" shall occur and be continuing under and as defined in the 1998 Note Purchase Agreement or (ii) any of the following shall occur under or with respect to the 1996 Indenture or any other Indebtedness guaranteed by the Borrower or its Subsidiaries (collectively, the "Guaranteed Indebtedness"): (A) any demand for payment shall be made under any such Guaranty Obligation with respect to the Guaranteed Indebtedness or (B) so long as any such Guaranty Obligation shall be in effect (x) the Borrower or any such Subsidiary shall fail to pay principal of or premium, if any, or interest on such Guaranteed Indebtedness after the expiration of any applicable notice or cure periods or (y) any "Event of Default" (however defined) shall occur and be continuing under such Guaranteed Indebtedness which results in the acceleration of such Guaranteed Indebtedness; or

                  (n) Guarantor Defaults. Any Guarantor fails in any material respect to perform or observe any term, covenant or agreement in its Guaranty; or any Guaranty is for any reason partially (including with respect to future advances) or wholly revoked or invalidated, or otherwise ceases to be in full force and effect, or any Guarantor or any other Person contests in any manner the validity or enforceability thereof or denies that it has any further liability or obligation thereunder; or any event described at subsections (f) or
(g) of this Section occurs with respect to the Guarantor.

         8.02 Remedies. If any Event of Default occurs, the Administrative Agent shall, at the request of, or may, with the consent of, the Majority Banks,

                  (a) declare the commitment of each Bank to make Loans to be terminated, whereupon such commitments and obligation shall be terminated;

                  (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable (including, without limitation, amounts due under Section 3.04), without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; and

                  (c) exercise on behalf of itself and the Banks all rights and remedies available to it and the Banks under the Loan Documents or applicable law;

provided, however, that upon the occurrence of any event specified in subsection
(f) or (g) of Section 8.01 (in the case of clause (i) of subsection (g) upon the expiration of the 60-day period mentioned therein), the obligation of each Bank to make Loans shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Administrative Agent or any Bank.

         8.03 Rights Not Exclusive. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

         8.04 Certain Financial Covenant Defaults. In the event that, after taking into account any extraordinary charge to earnings taken or to be taken as of the end of any fiscal period of the Borrower (a "Charge"), and if solely by virtue of such Charge, there would exist an Event of Default due to the breach of any of subsections 6.12(a) or 6.12(b) as of such fiscal period end date, such Event of Default shall be deemed to arise upon the earlier of (a) the date after such fiscal period end date on which the Borrower announces publicly it will take, is taking or has taken such Charge (including an announcement in the form of a statement in a report filed with the SEC) or, if such announcement is made prior to such fiscal period end date, the date that is such fiscal period end date, and (b) the date the Borrower delivers to the Administrative Agent its audited annual or unaudited quarterly financial statements in respect of such fiscal period reflecting such Charge as taken.

                                   ARTICLE IX

                            THE ADMINISTRATIVE AGENT

         9.01 Appointment and Authorization. Each of the Banks hereby irrevocably appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

         9.02 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

         9.03 Liability of Administrative Agent . None of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Banks for any recital, statement, representation or warranty made by the Borrower or any Subsidiary or Affiliate of the Borrower, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower or any of the Borrower's Subsidiaries or Affiliates.

         9.04 Reliance by  Administrative  Agent .
The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Banks as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Majority Banks and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Banks.

                    For  purposes of  determining
compliance with the conditions specified in Section 4.01, each Bank that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Administrative Agent to such Bank for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to the Bank.

         9.05 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Banks, unless the Administrative Agent shall have received written notice from a Bank or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". The Administrative Agent will notify the Banks of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Default or Event of Default as may be requested by the Majority Banks in accordance with
Article VIII; provided, however, that unless and until the Administrative Agent has received any such request, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Banks.

         9.06 Credit Decision. Each Bank acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Borrower and its Subsidiaries, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Bank. Each Bank represents to the Administrative Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and its Subsidiaries, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder. Each Bank also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents to be furnished to the Banks by the Administrative Agent as specified on Schedule 9.06, the Administrative Agent shall have any duty or responsibility to provide any Bank with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Borrower which may come into the possession of any of the Agent-Related Persons. The Administrative Agent shall promptly deliver to the Banks the items specified on Schedule 9.06 that are required to be provided by the Borrower only to the extent such items are actually provided by the Borrower.

         9.07 Indemnification. Whether or not the transactions contemplated hereby are consummated, the Banks shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Borrower and without limiting the obligation of the Borrower to do so), pro rata in accordance with its Pro Rata Share on the date the Borrower's reimbursement obligation arises, from and against any and all Indemnified Liabilities;
provided, however, that no Bank shall be liable for the payment to the Agent-Related Persons of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank shall reimburse the Administrative Agent upon demand for their ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by them in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrower. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of the Administrative Agent.

         9.08 Administrative Agent in Individual Capacity. BofA and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Borrower and its Subsidiaries and Affiliates as though BofA were not the Administrative Agent hereunder and without notice to or consent of the Banks. The Banks acknowledge that, pursuant to such activities, BofA or its Affiliates may receive information regarding the Borrower or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Borrower or such Subsidiary) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans, BofA shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not the Administrative Agent.

         9.09 Successor Administrative Agent. The Administrative Agent may, and at the request of the Majority Banks shall, resign as Administrative Agent upon 30 days' notice to the Banks. If the Administrative Agent resigns under this Agreement, the Majority Banks shall appoint from among the Banks a successor agent for the Banks. If no successor agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Banks and the Borrower, a successor agent from among the Banks. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term "Administrative Agent" shall mean such successor agent and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated.
After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article IX and Sections 10.04 and
10.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Banks shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Majority Banks appoint a successor agent as provided for above.

         9.10  Withholding  Tax.   If any Bank is a
"foreign corporation, partnership or trust" within the meaning of the Code and such Bank claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the Code, such Bank agrees with and in favor of the Administrative Agent, to deliver to the Administrative Agent:

                           (i) if such Bank claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, properly completed IRS Forms 1001 and W-8 (or any successor forms) before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

                           (ii) if such Bank claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Bank, two properly completed and executed copies of IRS Form 4224 (or any successor form) before the payment of any interest is due in the first taxable year of such Bank and in each succeeding taxable year of such Bank during which interest may be paid under this Agreement, and IRS Form W-9 (or any successor form); and

                           (iii) such other form or forms as may be required under the Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

Such Bank agrees to promptly notify the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

                    If any Bank claims  exemption
from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form 1001 and such Bank sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Borrower to such Bank, such Bank agrees to notify the Administrative Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of the Borrower to such Bank. To the extent of such percentage amount, the Administrative Agent will treat such Bank's IRS Form 1001 as no longer valid.

                    If any Bank claiming  exemption
from United States withholding tax by filing IRS Form 4224 with the Administrative Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Borrower to such Bank, such Bank agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

                   If any Bank is  entitled to a
reduction in the applicable withholding tax, the Administrative Agent may withhold from any interest payment to such Bank an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (a) of this Section are not delivered to the Administrative Agent, then the Administrative Agent may withhold from any interest payment to such Bank not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

                    If  the  IRS  or  any  other
Governmental Authority of the United States or other jurisdiction asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Bank (because the appropriate form was not delivered, was not properly executed, or because such Bank failed to notify the Administrative Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Bank shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent under this Section, together with all costs and expenses (including Attorney Costs). The obligation of the Banks under this subsection shall survive the payment of all Obligations and the resignation or replacement of the Administrative Agent.

                                    ARTICLE X

                                  MISCELLANEOUS

         10.01 Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by the Borrower or the General Partner therefrom, shall be effective unless the same shall be in writing and signed by the Majority Banks (or by the Administrative Agent at the written request of the Majority Banks) and the Borrower and acknowledged by the Administrative Agent, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Banks, the Borrower and the General Partner and acknowledged by the Administrative Agent, do any of the following:

     (a) increase or extend the Commitment of any Bank (or reinstate any Commitment terminated pursuant to Section 8.02);

                  (b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Banks (or any of them) hereunder or under any other Loan Document;

                  (c) reduce the principal of, or the rate of interest specified herein on any Loan, or (subject to clause (ii) below) any fees or other amounts payable hereunder or under any other Loan Document;

                  (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which is required for the Banks or any of them to take any action hereunder;

     (e) amend this Section, or Section 2.14, or any provision herein providing for consent or other action by all Banks; or

                  (f)               release any of the Guaranties;

and, provided, further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Majority Banks or all the Banks, as the case may be, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document, and (ii) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed solely by the parties thereto.

         10.02  Notices.   Except  as  otherwise
specifically provided in Section 3.02, all notices, requests and other communications shall be in writing (including, unless the context expressly otherwise provides, by facsimile transmission; provided, that any matter transmitted by the Borrower by facsimile (i) shall be immediately confirmed by a telephone call to the recipient at the number specified on Schedule 10.02, and
(ii) shall be followed promptly by delivery of a hard copy original thereof) and mailed, faxed or delivered, to the address or facsimile number specified for notices on Schedule 10.02; or, as directed to the Borrower or the Administrative Agent, to such other address as shall be designated by such party in a written notice to the other parties, and as directed to any other party, at such other address as shall be designated by such party in a written notice to the Borrower and the Administrative Agent.

                 All such notices,  requests and
communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next-day) delivery, or transmitted in legible form by facsimile machine, respectively, or if mailed, upon the third Business Day after the date deposited into the U.S. mail, or if delivered, upon delivery; except that notices pursuant to Article II or IX shall not be effective until actually received by the Administrative Agent.

                  Any   agreement   of  the
Administrative Agent and the Banks herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Borrower. The Administrative Agent and the Banks shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Borrower to give such notice and the Administrative Agent and the Banks shall not have any liability to the Borrower or other Person on account of any action taken or not taken by the Administrative Agent or the Banks in reliance upon such telephonic or facsimile notice. The obligation of the Borrower to repay the Loans shall not be affected in any way or to any extent by any failure by the Administrative Agent and the Banks to receive written confirmation of any telephonic or facsimile notice or the receipt by the Administrative Agent and the Banks of a confirmation which is at variance with the terms understood by the Administrative Agent and the Banks to be contained in the telephonic or facsimile notice.

         10.03 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Bank, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

         10.04             Costs and Expenses.  The Borrower shall:
                           ------------------

                  (a) whether or not the  transactions  contemplated  hereby are consummated, pay or reimburse BofA (including in its capacity as Administrative Agent) and the Arranger within five Business Days after demand (subject to subsection 4.01(f)) for all costs and expenses incurred by BofA (including in its capacity as Administrative Agent) and the Arranger in connection with the development (including due diligence), preparation, delivery, administration, syndication and execution of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Agreement, any Loan Document and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including reasonable (giving due regard to the prevailing circumstances) Attorney Costs incurred by BofA (including in its capacity as Administrative Agent) and the Arranger with respect thereto (other than, with respect to the preparation, delivery, syndication and execution of such documents, the allocated cost of internal legal services); and

                  (b) pay or reimburse the Administrative Agent, the Arranger and each Bank within five Business Days after demand for all costs and expenses (including Attorney Costs) incurred by them in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or any other Loan Document during the existence of an Event of Default or after acceleration of the Loans (including in connection with any "workout" or restructuring regarding the Loans, and including in any Insolvency Proceeding or appellate proceeding).

         10.05 Indemnity. Whether or not the transactions contemplated hereby are consummated, the Borrower shall indemnify and hold the Agent-Related Persons, the Arranger and each Bank and each of their respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits and reasonable (giving due regard to the prevailing circumstances) costs, charges, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans and the termination, resignation or replacement of the Administrative Agent or replacement of any Bank) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of this Agreement or the Loans or the actual or proposed use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided, that the Borrower shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities resulting solely from the gross negligence or willful misconduct of such Indemnified Person. The agreements in this Section shall survive payment of all other Obligations.

         10.06 Payments Set Aside. To the extent that the Borrower makes a payment to the Administrative Agent or the Banks, or the Administrative Agent or the Banks exercise their right of set-off, and such payment or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Bank in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then (a) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Bank severally agrees to pay to the Administrative Agent upon demand its pro rata share of any amount so recovered from or repaid by the Administrative Agent.

         10.07 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent and each Bank. Any attempted or purported assignment in contravention of the preceding sentence shall be null and void.

         10.08 Assignments,  Participations,  Etc.
Any Bank may, with the written consent of the Borrower (at all times other than during the existence of an Event of Default) and the Administrative Agent, which consents shall not be unreasonably withheld, at any time assign and delegate to one or more Eligible Assignees (provided that no written consent of the Borrower or the Administrative Agent shall be required in connection with any assignment and delegation by a Bank to an Eligible Assignee that is an Affiliate of such
Bank) (each an "Assignee") all, or any ratable part of all, of the Loans, the Commitments and the other rights and obligations of such Bank hereunder in an aggregate minimum amount of $3,000,000 or a lesser amount to be agreed upon by the Administrative Agent and the Borrower (unless to an existing Bank, in which case no minimum assignment shall apply); provided that such Bank shall retain an aggregate amount of not less than $3,000,000 in respect thereof, unless such Bank assigns and delegates all of its rights and obligations hereunder to one or more Eligible Assignees at the time and subject to the conditions set forth herein; and provided, further, however, that the Borrower and the Administrative Agent may continue to deal solely and directly with such Bank in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Borrower and the Administrative Agent by such Bank and the Assignee; (ii) such Bank and its Assignee shall have delivered to the Borrower and the Administrative Agent an Assignment and Acceptance in the form of Exhibit E ("Assignment and Acceptance"), together with any Note or Notes subject to such assignment; and
(iii) the assignor Bank has paid to the Administrative Agent a processing fee in the amount of $3,500.

                   From and after the date that the
Administrative Agent notifies the assignor Bank that it has received (and provided its consent with respect to) an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Bank under the Loan Documents, and (ii) the assignor Bank shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents.

                    Within five Business Days after
its receipt of notice by the Administrative Agent that it has received an executed Assignment and Acceptance and payment of the processing fee (and provided that it consents to such assignment in accordance with subsection 10.08(a)), if the Assignee so requests, the Borrower shall execute and deliver to the Administrative Agent, new Notes evidencing such Assignee's assigned Loans and Commitments and, if the assignor Bank has retained a portion of its Loans and its Commitments and so requests, replacement Notes in the principal amount or amounts of the Loans retained by the assignor Bank (such Notes to be in exchange for, but not in payment of, the Notes held by such Bank). Immediately upon each Assignee's making its processing fee payment under the Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitments allocated to each Assignee shall reduce such Commitments of the assigning Bank pro tanto and the Administrative Agent shall promptly prepare and distribute a new Schedule 2.01 reflecting the new commitments.

                   Any Bank may at any time sell to
one or more commercial banks or other Persons not Affiliates of the Borrower (a "Participant") participating interests in any Loans, the Commitments of that Bank and the other interests of that Bank (the "originating Bank") hereunder and under the other Loan Documents; provided, however, that (i) the originating
Bank's obligations under this Agreement shall remain unchanged, (ii) the originating Bank shall remain solely responsible for the performance of such obligations, (iii) the Borrower and the Administrative Agent shall continue to deal solely and directly with the originating Bank in connection with the originating Bank's rights and obligations under this Agreement and the other Loan Documents, and (iv) no Bank shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment, consent or waiver would require unanimous consent of the Banks as described in the first proviso to Section
10.01. In the case of any such participation, the Participant shall be entitled to the benefit of Sections 3.01, 3.03 and 10.05 as though it were also a Bank hereunder, and if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement.

                    Each Bank agrees to take normal
and reasonable precautions and exercise due care to maintain the confidentiality of all information identified as "confidential" or "secret" by the Borrower and provided to it by the Borrower or any Subsidiary, or by the Administrative Agent on such Borrower's or Subsidiary's behalf, under this Agreement or any other Loan Document, and neither it nor any of its Affiliates shall use any such information other than in connection with or in enforcement of this Agreement and the other Loan Documents; except to the extent such information (i) was or becomes generally available to the public other than as a result of disclosure by the Bank, or (ii) was or becomes available on a non-confidential basis from a source other than the Borrower, provided that such source is not bound by a confidentiality agreement with the Borrower known to the Bank; provided, however, that any Bank may disclose such information (A) at the request or pursuant to any requirement of any Governmental Authority to which the Bank is subject or in connection with an examination of such Bank by any such authority;
(B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable Requirement of Law; (D) to the extent reasonably required in connection with any litigation or proceeding to which the Administrative Agent, any Bank or their respective Affiliates may be party; (E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (F) to such Bank's independent auditors and other professional advisors; (G) to any Affiliate of such Bank, or to any Participant or Assignee, actual or potential, provided that such Affiliate, Participant or Assignee agrees to keep such information confidential to the same extent required of the Banks hereunder, and (H) as to any Bank, as expressly permitted under the terms of any other document or agreement regarding confidentiality to which the Borrower is party or is deemed party with such Bank.

                  -   Notwithstanding  any  other
provision in this Agreement, any Bank may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement and any Note held by it in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR ss.203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

         10.09 Set-off. In addition to any rights and remedies of the Banks provided by law, if an Event of Default exists or the Loans have been accelerated, each Bank is authorized at any time and from time to time, without prior notice to the Borrower, any such notice being waived by the Borrower to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Bank to or for the credit or the account of the Borrower against any and all Obligations owing to such Bank, now or hereafter existing, irrespective of whether or not the Administrative Agent or such Bank shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. Each Bank agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Bank; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

         10.10 Notification of Addresses, Lending Offices, Etc. Each Bank shall notify the Administrative Agent in writing of any changes in the address to which notices to the Bank should be directed, of addresses of any Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Administrative Agent shall reasonably request.

         10.11 Counterparts. This Agreement may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument. Transmission by telecopier of an executed counterpart of this Agreement shall be deemed to constitute due and sufficient delivery of such counterpart. The parties hereto shall deliver to each other an original counterpart of this Agreement promptly after the delivery by telecopier; provided, however, that the failure by any party to so deliver an original counterpart shall not affect the sufficiency of a telecopy of such counterpart (and the fact that such telecopy constitutes the due and sufficient delivery of such counterpart), as provided above.

         10.12 Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

         10.13 No Third Parties Benefited. This Agreement is made and entered into for the sole protection and legal benefit of the Borrower, the Banks, the Administrative Agent and the Agent-Related Persons, the Arranger and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents.

         10.14 Governing Law and Jurisdiction. - THIS
AGREEMENT AND ALL NOTES ISSUED HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK; PROVIDED THAT THE ADMINISTRATIVE AGENT AND THE BANKS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

                   ANY LEGAL ACTION OR  PROCEEDING
WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE BORROWER, THE GENERAL PARTNER, THE ADMINISTRATIVE AGENT AND THE BANKS
CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE BORROWER, THE GENERAL PARTNER, THE ADMINISTRATIVE AGENT AND THE BANKS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. THE BORROWER, THE GENERAL PARTNER, THE ADMINISTRATIVE AGENT AND THE BANKS EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW.

         10.15 Waiver of Jury Trial. THE BORROWER, THE GENERAL PARTNER, THE BANKS AND THE ADMINISTRATIVE AGENT EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE BORROWER, THE GENERAL PARTNER, THE BANKS AND THE ADMINISTRATIVE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

         10.16 Entire Agreement. This Agreement, together with the other Loan Documents, embodies the entire agreement and understanding between and among the Borrower, the General Partner, the Banks and the Administrative Agent, and supersedes all other understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof including, without limitation, all term sheets and commitment letters relating to the credit facilities provided herein.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                                     FERRELLGAS, L.P.

                                                     By:      Ferrellgas, Inc.
                                                     Its:     General Partner


                                                     By:
                                                     Name:
                                                     Title:


                                                     FERRELLGAS, INC.


                                                     By:
                                                   Name:
                                                     Title:


                                                     Address   for  Notices  for
each of the Borrower and the General Partner:

                                                   One Liberty Plaza
                                                   Liberty, Missouri 64068
                                                   Attention:  Danley K. Sheldon
                                                   Telephone:     (816) 792-6828
                                                   Facsimile:     (816) 792-6979


 BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as Administrative Agent


                                                   By:
                                                   Name:    Daryl G. Patterson
                                                    Title:   Vice President





                       [SIGNATURES CONTINUED ON NEXT PAGE]

                         BANK OF AMERICA NATIONAL TRUST
                       AND SAVINGS ASSOCIATION, as a Bank


                                                     By:
                                                     Name:    Daryl G. Patterson
                                                     Title:   Vice President




































                       [SIGNATURES CONTINUED ON NEXT PAGE]

                                                     WELLS FARGO BANK, N.A.,
                                                     as a Bank


                                                     By
                                                     Name:
                                                     Title:

































                       [SIGNATURES CONTINUED ON NEXT PAGE]

                            THE BANK OF NOVA SCOTIA,
                                                     as a Bank


                                                     By:
                                                     Name:
                                                     Title:

































                       [SIGNATURES CONTINUED ON NEXT PAGE]

                                                     PARIBAS, as a Bank


                                                     By
                                                     Name:
                                                      Title:


                                                     By:
                                                     Name:
                                                     Title:






























                       [SIGNATURES CONTINUED ON NEXT PAGE]

                         UNION BANK OF CALIFORNIA, N.A.,
                                                     as a Bank


                                                     By:
                                                     Name:
                                                     Title:































                       [SIGNATURES CONTINUED ON NEXT PAGE]

                         THE BANK OF NEW YORK, as a Bank


                                                     By:
                                                     Name
                                                      Title:

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                                 Page


                                TABLE OF CONTENTS

                                                                                                                 Page



                                          -i-

ARTICLE I             DEFINITIONS................................................................................1

         1.01     Certain Defined Terms..........................................................................1

         1.02     Other Interpretive Provisions.................................................................22

         1.03     Accounting Principles.........................................................................24

ARTICLE II            THE CREDITS...............................................................................24

         2.01     Amounts and Terms of Commitments..............................................................24

         2.02     Loan Accounts.................................................................................24

         2.03     Procedure for Borrowing.......................................................................25

         2.04     Conversion and Continuation Elections.........................................................26

         2.05     Voluntary Termination or Reduction of Commitments.............................................27

         2.06     Optional Prepayments..........................................................................27

         2.07     Mandatory Prepayments of Loans; Mandatory Commitment Reductions...............................27

         2.08     Repayment.....................................................................................28

         2.09     Interest......................................................................................28

         2.10     Fees..........................................................................................29

         2.11     Computation of Fees and Interest..............................................................29

         2.12     Payments by the Borrower......................................................................29

         2.13     Payments by the Banks to the Administrative Agent.............................................30

         2.14     Sharing of Payments, Etc......................................................................31

ARTICLE III           TAXES, YIELD PROTECTION AND ILLEGALITY....................................................31

         3.01     Taxes.........................................................................................31

         3.02     Illegality....................................................................................32

         3.03     Increased Costs and Reduction of Return.......................................................33

         3.04     Funding Losses................................................................................33

         3.05     Inability to Determine Rates..................................................................34

         3.06     Survival......................................................................................34

ARTICLE IV            CONDITIONS PRECEDENT......................................................................34

         4.01     Conditions to Effectiveness...................................................................34

         4.02     Conditions to All Credit Extensions...........................................................36

ARTICLE V             REPRESENTATIONS AND WARRANTIES............................................................37

         5.01     Corporate or Partnership Existence and Power..................................................37

         5.02     Corporate or Partnership Authorization; No Contravention......................................38

         5.03     Governmental Authorization....................................................................38

         5.04     Binding Effect................................................................................38

         5.05     Litigation....................................................................................38

         5.06     No Default....................................................................................39

         5.07     ERISA Compliance..............................................................................39

         5.08     Use of Proceeds; Margin Regulations...........................................................40

         5.09     Title to Properties...........................................................................40

         5.10     Taxes.........................................................................................40

         5.11     Financial Condition...........................................................................40

         5.12     Environmental Matters.........................................................................41

         5.13     Regulated Entities............................................................................41

         5.14     No Burdensome Restrictions....................................................................41

         5.15     Copyrights, Patents, Trademarks and Licenses, etc.............................................41

         5.16     Subsidiaries and Affiliates...................................................................41

         5.17     Insurance.....................................................................................41

         5.18     Tax Status....................................................................................41

         5.19     Full Disclosure...............................................................................42

         5.20     Fixed Price Supply Contracts..................................................................42

         5.21     Trading Policies..............................................................................42

         5.22     Year 2000.....................................................................................42

ARTICLE VI            AFFIRMATIVE COVENANTS.....................................................................42

         6.01     Financial Statements..........................................................................42

         6.02     Certificates; Other Information...............................................................44

         6.03     Notices.......................................................................................44

         6.04     Preservation of Corporate or Partnership Existence, Etc.......................................45

         6.05     Maintenance of Property.......................................................................46

         6.06     Insurance.....................................................................................46

         6.07     Payment of Obligations........................................................................46

         6.08     Compliance with Laws..........................................................................46

         6.09     Inspection of Property and Books and Records..................................................46

         6.10     Environmental Laws............................................................................47

         6.11     Use of Proceeds...............................................................................47

         6.12     Financial Covenants...........................................................................47

         6.13     Trading Policies..............................................................................47

         6.14     Other General Partner Obligations.............................................................48

         6.15     Monetary Judgments............................................................................48

         6.16     Year 2000 Compliance..........................................................................49

         6.17     Clear Market Through Syndication Period.......................................................49

ARTICLE VII           NEGATIVE COVENANTS........................................................................49

         7.01     Limitation on Liens...........................................................................49

         7.02     Asset Sales...................................................................................51

         7.03     Consolidations and Mergers....................................................................52

         7.04     Acquisitions..................................................................................53

         7.05     Limitation on Indebtedness....................................................................53

         7.06     Transactions with Affiliates..................................................................53

         7.07     Use of Proceeds...............................................................................54

         7.08     Use of Proceeds - Ineligible Securities.......................................................54

         7.09     Contingent Obligations........................................................................54

         7.10     Joint Ventures................................................................................55

         7.11     Lease Obligations.............................................................................55

         7.12     Restricted Payments...........................................................................55

         7.13     Prepayments of Subordinated Indebtedness......................................................57

         7.14     Dividend and Other Payment Restrictions Affecting Subsidiaries................................57

         7.15     Change in Business............................................................................58

         7.16     Accounting Changes............................................................................58

         7.17     Limitation on Sale and Leaseback Transactions.................................................58

         7.18     Amendments of Organization Documents or 1996 Indenture or 1998 Note Purchase Agreement........58

         7.19     Fixed Price Supply Contracts..................................................................58

         7.20     Operations through Subsidiaries...............................................................59

         7.21     Operations of MLP.............................................................................59

ARTICLE VIII          EVENTS OF DEFAULT.........................................................................59

         8.01     Event of Default..............................................................................59

         8.02     Remedies......................................................................................62

         8.03     Rights Not Exclusive..........................................................................62

         8.04     Certain Financial Covenant Defaults...........................................................62

ARTICLE IX            THE ADMINISTRATIVE AGENT..................................................................63

         9.01     Appointment and Authorization.................................................................63

         9.02     Delegation of Duties..........................................................................63
         9.03     Liability of Administrative Agent.............................................................63

         9.04     Reliance by Administrative Agent..............................................................63

         9.05     Notice of Default.............................................................................64

         9.06     Credit Decision...............................................................................64

         9.07     Indemnification...............................................................................65

         9.08     Administrative Agent in Individual Capacity...................................................65

         9.09     Successor Administrative Agent................................................................65

         9.10     Withholding Tax...............................................................................66

ARTICLE X             MISCELLANEOUS.............................................................................67

         10.01    Amendments and Waivers........................................................................67

         10.02    Notices.......................................................................................68

         10.03    No Waiver; Cumulative Remedies................................................................69

         10.04    Costs and Expenses............................................................................69

         10.05    Indemnity.....................................................................................69

         10.06    Payments Set Aside............................................................................70

         10.07    Successors and Assigns........................................................................70

         10.08    Assignments, Participations, Etc..............................................................70

         10.09    Set-off.......................................................................................72

         10.10    Notification of Addresses, Lending Offices, Etc...............................................72

         10.11    Counterparts..................................................................................72

         10.12    Severability..................................................................................73

         10.13    No Third Parties Benefited....................................................................73

         10.14    Governing Law and Jurisdiction................................................................73

         10.15    Waiver of Jury Trial..........................................................................73

         10.16    Entire Agreement..............................................................................74


                                  SCHEDULE 2.01



                    Bank                                   Commitment                       Pro Rata Share1

Bank of America National Trust and Savings                $14,000,000.00                        36.8421053%
Association
----------------------------------------------

Wells Fargo Bank, N.A.                                    $12,000,000.00                        31.5789474%
----------------------------------------------

The Bank of New York                                       $8,000,000.00                        21.0526316%
----------------------------------------------

Union Bank of California, N.A.                             $4,000,000.00                        10.5263158%
----------------------------------------------

  Total:                                       -------------------------           ------------------------
                                                          $38,000,000.00                       100.0000000%

-------------------
1Entries may not add to 100% due to rounding.



                                  SCHEDULE 5.07

                                      ERISA





                                  See Attached.

                                 SCHEDULE 5.16

                           SUBSIDIARIES AND AFFILIATES





                                  See Attached.

                                  SCHEDULE 7.05

                                     Part I

                              EXISTING INDEBTEDNESS




                                  See Attached.

                                  SCHEDULE 7.05

                                     Part II

                            SUBORDINATION PROVISIONS


                  Capitalized terms that are used but not otherwise defined in this part II of Schedule 8.05 have the meanings given to such terms in the Credit Agreement.

                                    ARTICLE X

                                  SUBORDINATION


Section X.01               Agreement to Subordinate.

                  The Company agrees, and each Securityholder by accepting a Security agrees, that the Indebtedness evidenced by the Security is subordinated in right of payment, to the extent and in the manner provided in this Article, to the prior payment in full in cash or Cash Equivalents of all Senior Debt (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of Senior Debt.

Section X.02               Certain Definitions.

                  "Cash Equivalents" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than eighteen months from the date of acquisition, (iii) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any lender party to the Credit Agreement or with any domestic commercial bank having capital and surplus in excess of $500 million and a Keefe Bank Watch Rating of "B" or better, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) entered into with any financial institution meeting the qualifications specified in clause (iii) above, (v) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard and Poor's Corporation and in each case maturing within nine months after the date of acquisition and (vi) investments in money market funds all of whose assets consist of securities of the types described in the foregoing clauses (i) through (v).

               "Company" means Ferrellgas, L.P., a Delaware limited partnership.

                  "Credit Agreement" means that certain Short-Term Revolving Credit Agreement, dated as of April 30, 1999, by and among the Company, the General Partner, the financial institutions referred to therein as Banks and Bank of America National Trust and Savings Association, as administrative agent for the Banks, providing for up to $38 million of credit borrowings, including any related notes, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time.

                  "Designated Senior Debt" means (i) the Senior Term Debt and the Senior Revolving Debt and (ii) any other Senior Debt permitted hereunder the principal amount of which is $20 million or more and that has been designated by the Company as "Designated Senior Debt."

                  "Insolvency or Liquidation Proceedings" means (i) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding, relative to the Company, as such, or to its assets, or (ii) any liquidation, dissolution, reorganization or winding up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (iii) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Company.

                  "Representative" means the indenture trustee or other trustee, agent or representative for any Senior Debt.

                  "Senior Debt" means (i) the Senior Term Debt and the Senior Revolving Debt and (ii) any other Indebtedness that is permitted to be incurred by the Company pursuant to this Indenture unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Securities. Notwithstanding anything to the contrary in the foregoing, Senior Debt shall not include (x) any Indebtedness of the Company to the MLP, the General Partner or any Subsidiary of the Company, (y) any Indebtedness incurred for the purchase of goods or materials or for services obtained in the ordinary course of business (other than with the proceeds of revolving credit borrowings permitted hereby) and (z) any Indebtedness that is incurred in violation of this Indenture.

                  "Senior Revolving Debt" means the principal of and interest on all loans, reimbursement obligations and other extensions of credit under the Credit Agreement in respect of the Commitment thereunder and any other agreement providing for, evidencing or securing any Permitted Refinancing Indebtedness in respect of such Commitment (including any amendment, renewal, supplement, extension, refinancing, restructuring, refunding or other modification thereof) and all premiums, expenses, fees, reimbursements, indemnities and other amounts owing by the Company pursuant to the Credit Agreement in respect of such Commitment thereunder.

                  "Senior Term Debt" means all  Indebtedness  represented by the
1998 Fixed Rate Senior Notes, the MLP Senior Notes and any Permitted Refinancing Indebtedness in respect thereof and (without duplication) all premiums, expenses, fees, reimbursements, indemnities and other amounts owing by the Company in respect of such 1998 Fixed Rate Senior Notes, MLP Senior Notes and Permitted Refinancing Indebtedness.

                  A distribution may consist of cash, securities or other property, by set-off or otherwise.

Section X.03               Liquidation; Dissolution; Bankruptcy.

                  In the event of any Insolvency or Liquidation Proceeding:

                  (1)  holders  of Senior  Debt  shall be  entitled  to  receive payment in full in cash or Cash Equivalents of all Obligations due in respect of such Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior
         Debt) before Securityholders shall be entitled to receive any payment with respect to the Securities (except that so long as the Securities are not treated in any Insolvency or Liquidation Proceeding as part of the same class of claims as the Senior Debt or any class of claim on a parity with or senior to the Senior Debt for any payment or distribution, the Securityholders may receive securities that are (i) subordinated at least to the same extent as the Securities to (a) Senior Debt and (b) any securities issued in exchange for Senior Debt and (ii) authorized by an order or decree of a court of competent jurisdiction in an Insolvency or Liquidation Proceeding which gives effect to the subordination of the Securities to Senior Debt in a manner and with an effect which would be required if this parenthetical clause were not included in this paragraph; provided that Senior Debt is assumed by the new corporation, partnership or other entity, if any, resulting from any such reorganization or readjustment and issuing such securities); and

                  (2) until all Obligations in respect of Senior Debt (as provided in subsection (1) above) are paid in full in cash or Cash
         Equivalents, any payment or distribution of any kind or character, whether in cash, securities or other property (including any payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of the Company being subordinated to the payment of the Securities) which may be payable or deliverable in respect of the Securities in any such Insolvency or Liquidation Proceeding shall be made to holders of Senior Debt (pro rata on the basis of the respective amounts of Senior Debt held by them).

Section X.04               Default on Designated Senior Debt.

                  No payment or distribution shall be made to the Trustee or any Securityholder in respect of obligations with respect to the Securities and the Company shall not, directly or indirectly, acquire from the Trustee or any Securityholder any Securities for cash or property (other than securities that are subordinated at least to the same extent as the Securities to (a) Senior Debt and (b) any securities issued in exchange for Senior Debt) until all principal, interest and other Obligations in respect of Senior Debt have been paid in full in cash or Cash Equivalents if:

                  (i) a default in the payment of any principal, interest or other Obligations in respect of Designated Senior Debt occurs and is continuing beyond any applicable grace period in the agreement, indenture or other document governing such Designated Senior Debt; or

                  (ii) a default, other than a payment default, on Designated Senior Debt occurs and is continuing that then permits holders of the Designated Senior Debt to accelerate its maturity and the Trustee receives a notice of the default (a "Payment Blockage Notice") from a Person who may give it pursuant to Section X.12 hereof. Not more than one effective Payment Blockage Notice shall be given within a period of 360 consecutive days and there shall be a period of at least 181 consecutive days in each 360 consecutive day period when no Payment Blockage Period (as defined below) is in effect.

                  The Company may and shall resume payments on and distributions in respect of the Securities and may acquire them upon the earlier of:

                  (1) the date upon which the default is cured or waived, or

                  (2) in the case of a default referred to in Section X.04(ii) hereof, 179 days pass after notice was given or deemed to have been given ("Payment Blockage Period") if the maturity of such Designated Senior Debt has not been accelerated, if this Article otherwise permits the payment, distribution or acquisition at the time of such payment or acquisition.

Section X.05               When Distribution Must Be Paid Over.

                  In the event that the Trustee or any Securityholder receives any payment or other distribution in respect of the Securities in violation of Sections X.03 or X.04 hereof, then and in such event such payment or distribution shall be received and held in trust for and shall be paid over to the holders of Senior Debt (pro rata on the basis of the respective amounts of Senior Debt held by them), to the extent necessary to pay all Senior Debt in full in cash or Cash Equivalents after giving effect to any substantially concurrent payment to the holders of such Senior Debt, for application to the payment in full in cash or Cash Equivalents of Senior Debt (except that so long as the Securities are not treated in any Insolvency or Liquidation Proceeding as part of the same class of claims as the Senior Debt or any class of claim on a parity with or senior to the Senior Debt for any payment or distribution, the Securityholders may receive securities that are (i) subordinated at least to the same extent as the Securities to (a) Senior Debt and (b) any securities issued in exchange for Senior Debt and (ii) authorized by an order or decree of a court of competent jurisdiction in an Insolvency or Liquidation Proceeding which gives effect to the subordination of the Securities to Senior Debt in a manner and with an effect which would be required if this parenthetical clause were not included in this paragraph; provided that Senior Debt is assumed by the new corporation, partnership or other entity, if any, resulting from any such reorganization or readjustment and issuing such securities).

Section X.06               Restrictions on Payments of Principal.

                  Notwithstanding any other provision hereof (including this Article X), the Issuers, the Company and the Securityholders agree that no payment shall be made by the Company in respect of the principal of the Securities prior to July 3, 2002, whether upon stated maturity, mandatory prepayment, acceleration, by deposit to any defeasance account or otherwise; provided that, nothing set forth above in this Section X.06 shall prohibit the acceleration of the Securities or the exercise of remedies in respect of the Securities by the Trustee or the Securityholders in accordance with the terms hereof so long as (i) the holders of Senior Debt shall have received from the Trustee at least five (5) days prior written notice of such acceleration or exercise of remedies, as the case may be, and (ii) any payment or distribution of cash, securities, or any other property of any kind or character to or for the benefit of the Securityholders in respect of such acceleration or such exercise of remedies shall promptly be paid over or distributed to the holders of Senior Debt (pro rata on the basis of the respective amounts of Senior Debt held by them) until the Senior Debt shall have been paid in full in cash or Cash Equivalents (other than securities that are subordinated to at least the same extent as the Securities to (a) Senior Debt and (b) any securities issued in exchange for Senior Debt) and, in furtherance of the foregoing, (x) the provisions of Section X.05 shall be applicable in such circumstances and (y) the provisions of this Section X.06 shall not modify or limit in any way the application of Sections X.03, X.04 or X.05.

Section X.07               Notice by the Company.

                  The Company shall promptly notify the Trustee and the Paying Agent of any facts known to the Company that would cause a payment of any obligations in respect of the Securities to violate this Article, but failure to give such notice shall not affect the subordination of the Securities to the Senior Debt as provided in this Article.

Section X.08               Subrogation.

                  After all Senior Debt is paid in full in cash or Cash Equivalents and until the Securities are paid in full, Securityholders shall be subrogated (equally and ratably with all other Indebtedness pari passu with the Securities) to the rights of holders of Senior Debt to receive distributions applicable to Senior Debt to the extent that distributions otherwise payable to the Securityholders have been applied to the payment of Senior Debt. A distribution made under this Article to holders of Senior Debt that otherwise would have been made to Securityholders is not, as between the Company and Securityholders, a payment by the Company on the Securities.

Section X.09               Relative Rights.

         This Article defines the relative rights of Securityholders and holders of Senior Debt. Nothing in this Indenture shall:

                  (1) impair, as between the Company and Securityholders, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Securities in accordance with their terms;

                  (2)  affect  the  relative  rights  of   Securityholders   and
         creditors of the Company other than their rights in relation to holders of Senior Debt; or

                  (3) prevent the Trustee or any Securityholder from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Debt to receive distributions and payments otherwise payable to Securityholders.

                  If the Company fails because of this Article to pay principal of or interest on a Security on the due date, the failure is still a Default or Event of Default.

Section X.10               No Waiver of Subordination Provisions.

                  No  right  of  any  holder  of  Senior  Debt  to  enforce  the subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Issuers or the Company or by any act or failure to act by any such holder or by any noncompliance by the Issuers or the Company with the terms, provisions and covenants of this Article regardless of any knowledge thereof which such holder thereof may have or be otherwise charged with.
                  Without in any way limiting the  generality  of the  foregoing paragraph, the holders of Senior Debt may, at any time and from time to time, without the consent of or notice to the Securityholders or the Trustee, without incurring responsibility to the Securityholders or the Trustee and without impairing or releasing the subordination benefits provided in this Indenture or the obligations provided by this Article of the Securityholders to the holders of Senior Debt, do any one or more of the following to the extent permitted by the terms of this Indenture even if any right to reimbursement or subrogation or other right or remedy of the Securityholders is affected, impaired or extinguished thereby:

                  (a) change the manner, place or terms of payment or change or extend the time of payment of, or renew, exchange, amend or alter, the terms of any Senior Debt, any security therefor or guaranty thereof or any liability of the Company or any guarantor to such holder, or any liability incurred directly or indirectly in respect thereof, or otherwise amend, renew, exchange, modify or supplement in any manner Senior Debt or any instrument evidencing or guaranteeing or securing the same or any agreement under which Senior Debt is outstanding;

                  (b) sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and any order any property pledged, mortgaged or otherwise securing Senior Debt or any liability of the Company or any guarantor to such holder, or any liability incurred directly or indirectly in respect thereof;

                  (c) settle or compromise any Senior Debt or any other liability of the Company or any guarantor of the Senior Debt to such holder or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including, without limitation, Senior Debt) in any manner or order; and

                  (d) fail to take or record or otherwise perfect, for any reason or for no reason, any Lien securing Senior Debt by whomsoever granted, exercise or delay in or refrain from exercising any right or remedy against the Company or any security or any guarantor or any other Person, elect any remedy and otherwise deal freely with the Company and security and any guarantor of the Senior Debt or any liability of the Issuers or the Company or any guarantor to such holder or any liability incurred directly or indirectly in respect thereof.

                  Each Securityholder by purchasing or accepting the Securities waives any and all notice of the creation, modification, renewal, extension or accrual of any Senior Debt to the extent permitted by the terms of this Indenture and notice of or proof of reliance by any holder of Senior Debt upon this Indenture and the Senior Debt shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Indenture, and all dealings between the Issuers or the Company and the holders of the Senior Debt shall be deemed to have been consummated in reliance upon this Indenture.

Section X.11               Distribution or Notice to Representative.

                  Whenever a distribution is to be made or a notice given to holders of Senior Debt, the distribution may be made and the notice given to their Representative.

                  Upon any  payment  or  distribution  of assets of the  Company referred to in this Article X, the Trustee and the Securityholders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Securityholders for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article X.

Section X.12               Rights of Trustee and Paying Agent.

                  Notwithstanding the provisions of this Article X or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Securities, unless the Trustee shall have received at its Corporate Trust Office at least five (5) days prior to the date of such payment written notice of facts that would cause the payment of any obligations in respect of the Securities to violate this Article. Only the Company or a Representative may give the notice.

                  The Trustee in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not Trustee. Any Paying Agent may do the same with like rights.

Section X.13               Authorization to Effect Subordination.

                  Each Holder of a Security by the Holder's acceptance thereof authorizes and directs the Trustee on the Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article X, and appoints the Trustee to act as the Holder's attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any Insolvency or Liquidation Proceeding at least 30 days before the expiration of the time to file such claim, the [Credit Agent] is hereby authorized to file an appropriate claim for and on behalf of the Holders of the Securities.

Section X.14               Amendments.

                  The provisions of this Article X shall not be amended or modified without the written consent of the holders of all Senior Debt.

                                  SCHEDULE 9.06

           INFORMATION TO BE PROVIDED TO BANKS BY ADMINISTRATIVE AGENT


------------------------------------ ==========================================
Section                              Description
------------------------------------ ==========================================
2.03(b)                              Notice of Borrowing
------------------------------------ ==========================================
2.04(d)                              Notice of Conversion/Continuance
------------------------------------ ==========================================
2.05(a) & (b)                        Notice of Voluntary Termination/Reduction
                                     of Commitments
------------------------------------ ==========================================
2.06(b)                              Notice of Optional Repayment
------------------------------------ ==========================================
2.07(all)                            Mandatory Prepayment
------------------------------------ ==========================================
2.08(all)                            Repayment
------------------------------------ ==========================================
2.09(all)                            Interest
------------------------------------ ==========================================
2.10(b)                              Commitment Fees
------------------------------------ ==========================================
2.12(c)                              Non-payment by Borrower
------------------------------------ ==========================================
2.14                                 Sharing of Payments
------------------------------------ ==========================================
3.01(c),(d) & (e)                    Withholding Taxes
------------------------------------ ==========================================
3.02(c)                              Illegality of Eurodollar Rate Loans
------------------------------------ ==========================================
3.03(all)                            Increased Costs
------------------------------------ ==========================================
3.04(all)                            Funding Losses
------------------------------------ ==========================================
3.05                                 Inability to Determine Rates
------------------------------------ ==========================================
4.01                                 Conditions Precedent
------------------------------------ ==========================================
4.02(a)                              Notices
------------------------------------ ==========================================
5.21                                 Trading Policies
------------------------------------ ==========================================
6.01(all)                            Financial Statements
------------------------------------ ==========================================
6.02(all)                            Certificates/Other Information
------------------------------------ ==========================================
6.03(all)                            Notices
------------------------------------ ==========================================
7.12                                Officer's Certificate re Restricted Payments
------------------------------------ ==========================================
9.05                                 Notice of Default
------------------------------------ ==========================================
9.09                               Notice of Resignation of Administrative Agent
------------------------------------ ==========================================
10.01                                Amendments & Waivers
------------------------------------ ==========================================
10.06                                Payment Set Aside
------------------------------------ ==========================================
10.09                                Set-off
------------------------------------ ==========================================

                                 SCHEDULE 10.02

                              ADDRESSES FOR NOTICES


BANK OF AMERICA NATIONAL TRUST
AND SAVINGS ASSOCIATION,
as Administrative Agent

Notices:

Bank of America National Trust
and Savings Association
1850 Gateway Boulevard, Fifth Floor
Agency Administrative Services #5596
Concord, California 94520
Attention:        Aaron Tamburello
                  Telephone:     (925) 675-8446
                  Facsimile:     (925) 675-8500

Domestic and Eurodollar Lending Office:

Bank of America National Trust
and Savings Association
1850 Gateway Boulevard, Fourth Floor
Concord, California 94520
Attention:        Laurie Warner
                  Telephone:     (925) 675-7148
                  Facsimile:     (925) 675-7531

BANK OF AMERICA NATIONAL TRUST
AND SAVINGS ASSOCIATION,
as a Bank

Bank of America National Trust
and Savings Association
333 Clay Street, Suite 4550
Houston, TX 77002
Attention:        Daryl Patterson
                  Vice President
                  Telephone:     (713) 651-4950
                  Facsimile:     (713) 651-4808



WELLS FARGO BANK, N.A.
as a Bank

Wells Fargo Bank, N.A.
1445 Ross Avenue, Suite 400
Dallas, TX 75202
Attention:        Charles Kirkham
                  Vice President
                  Telephone:     (214) 777-4026
                  Facsimile:     (214) 777-4044

THE BANK OF NEW YORK,
as a Bank

The Bank of New York
U.S. Corporate Banking
Central Division
One Wall Street, 19th Floor
New York, NY 10286
Attention:        David Shedd
                  Vice President
                  Telephone:     (212) 635-8448
                  Facsimile:     (212) 635-1208

UNION BANK OF CALIFORNIA, N.A.,
as a Bank

Union Bank of California, N.A.
Energy Capital Services
500 N. Akard, Suite 4200
Dallas, TX 75201
Attention:        Dustin Gaspari
                  Assistant Vice President
                  Telephone:     (214) 922-4204
                  Facsimile:     (214) 922-4209

                                                                  EXHIBIT A


                               NOTICE OF BORROWING


TO:      Bank of America National Trust
         and Savings Association, as Administrative Agent:
         1850 Gateway Boulevard, Fifth Floor
         Concord, CA  94520
         Attn:  Agency Administrative Services #5596

                  Re:      Ferrellgas, L.P.

                  Pursuant to Section 2.03(a) of that certain Short-Term Revolving Credit Agreement, dated as of April 30, 1999 (as from time to time amended, extended, restated, modified or supplemented, the "Credit Agreement"), among Ferrellgas, L.P., a Delaware limited partnership (the "Borrower"), Ferrellgas, Inc., a Delaware corporation and the sole general partner of Borrower, the financial institutions from time to time party thereto (the "Banks") and Bank of America National Trust and Savings Association, as administrative agent for the Banks (in such capacity, the "Administrative Agent"), this represents the Borrower's request for a Borrowing from the Banks as follows:

                  1.          The amount of the Borrowing shall be $__________.

                  2.          The Borrowing Date shall be _______________.

                  3. The Loan shall be a [Base Rate] [Eurodollar Rate] Loan. [The initial Interest Period for such Eurodollar Rate Loan shall be [one] [two] [three] [six] months.]

                  4. The incurrence and maintenance of the Loan is permitted under Section 10.1 or Section 10.3, as applicable, of the 1998 Note Purchase Agreement. Attached hereto is (1) an officer's certificate demonstrating compliance with such sections and (2) [in the case of a Loan for other than working capital purposes] an opinion of counsel to the Borrower and its Subsidiaries to the effect that the incurrence and maintenance of the Loan, does not violate any indenture, note purchase agreement or other credit arrangement of the Borrower or any of its Subsidiaries, and covering such other matters as may be reasonably requested by the Administrative Agent.

The proceeds of such Loan are to be deposited in the Borrower's account at the Administrative Agent.

                  The undersigned Responsible Officer hereby certifies that:

                  (a) The representations and warranties in Article V of the Credit Agreement are true and correct in all material respects on and as of the date hereof (except to the extent such representations and warranties expressly refer to an earlier date, in which case they were true and correct in all material respects as of such earlier date); and

                  (b) No Default or Event of Default has occurred and is continuing under the Credit Agreement or will result from the proposed Borrowing.

Capitalized terms used but not defined herein shall have the meanings assigned to them in the Credit Agreement.

DATED:  ______________________

                                                     FERRELLGAS, L.P.

                                                     By:      FERRELLGAS, INC.
                                                     Its:  General Partner



                                                     By:
                                                     Name:
                                                     Title:

                                                        EXHIBIT B


                        NOTICE OF CONVERSION/CONTINUATION


TO:      Bank of America National Trust and
           Savings Association, as Administrative Agent
         1850 Gateway Boulevard, Fifth Floor
         Concord, CA  94520
         Attn:  Agency Administrative Services #5596

                  Re:      Ferrellgas, L.P.

                  Pursuant to Section 2.04(b) of that certain Short-Term Revolving Credit Agreement, dated as of April 30, 1999 (as from time to time amended, extended, restated, modified or supplemented, the "Credit Agreement"), among Ferrellgas, L.P., a Delaware limited partnership (the "Borrower"), Ferrellgas, Inc., a Delaware corporation and the sole general partner of Borrower, the financial institutions from time to time party thereto (the "Banks") and Bank of America National Trust and Savings Association, as administrative agent for the Banks (in such capacity, the "Administrative Agent"), this represents Borrower's request to [Convert] [Continue] certain [Base Rate Loans] [Eurodollar Rate Loans] as follows:

                  (A) The date of [Conversion] [Continuation] shall be ________, ____, (which day is, in the case of Conversion of Base Rate Loans, a Business Day, or, in the case of Conversion or Continuation of Eurodollar Rate Loans, the last day of the applicable Interest Period).

                  (B) An aggregate amount of $______________ of Loans are to be [Converted] [Continued] as of the date set forth in paragraph (A) above (which amount is $3,000,000, or is an integral multiple of $1,000,000 in excess thereof).

                  (C)  The  Type  of  Loans  resulting  from  the   [Conversion]
         [Continuation] shall be [Base Rate Loans] [Eurodollar Rate Loans].

                  [(D)              If the resulting Loan is a Eurodollar Rate
Loan, the Interest Period of such Loan shall be [one][two][three][six]month(s).]

                  [Borrower represents and warrants, in the case of Conversion or Continuation of Eurodollar Rate Loans, that no Default or Event of Default exists on the date hereof and on the date set forth in paragraph (A) above.] [Notwithstanding that a Default or Event of Default exists, Borrower requests the consent of the Majority Banks to Convert/Continue the Eurodollar Rate Loan as set forth above.] Borrower represents that, taking into consideration the [Conversion] [Continuation] of Loans requested hereby, there are not more than five (5) Interest Periods in effect.

                  Capitalized terms used herein shall have the meanings assigned to them in the Credit Agreement.

DATED:  ______________

                                                     FERRELLGAS, L.P.

                                                     By: FERRELLGAS, INC.
                                                     Its:  General Partner


                                                     By:
                                                    Name:
                                                     Title

                             COMPLIANCE CERTIFICATE


                  This compliance certificate is provided pursuant to Section 6.02(b) of that certain Short-Term Revolving Credit Agreement, dated as of April 30, 1999 (as the same may be amended from time to time, the "Credit Agreement"), by and among Ferrellgas, L.P., a Delaware limited partnership (the "Borrower"), Ferrellgas, Inc., a Delaware corporation and the sole general partner of the Borrower, the financial institutions from time to time party to the Credit Agreement ("Banks") and Bank of America National Trust and Savings Association, as administrative agent (in such capacity, "Administrative Agent"). Unless otherwise defined herein, capitalized terms used herein are used with the defined meanings given in the Credit Agreement.

                  I, _____________________________,  the ____________________ of
Ferrellgas, Inc., a Delaware corporation and the sole general partner of Borrower, do hereby certify that I am familiar with the Credit Agreement and with the assets, business, financial condition and operations of the Borrower and its Subsidiaries and that during the fiscal quarter ending ______________________, ____:

                  The Borrower has performed all of its obligations under and is in compliance with all covenants and agreements contained in the Credit Agreement and under (i) any instrument or agreement required thereunder, (ii) any other instrument or agreement to which the Borrower is a party or under which the Borrower is obligated, and (iii) any judgment, decree or order of any court or governmental authority binding on the Borrower. Without limiting the generality of the foregoing:

                  1.               The current Pricing Ratio is: ______________.

                           Funded Debt plus Synthetic Lease
                                    Obligations
                                    ($---------)
                           ------------------------------------- = Pricing Ratio
                           Consolidated Cash Flow
                                    ($---------)

                           Attached   as  Exhibit  A-1  is  a   calculation   of
         Consolidated Cash Flow computed on a rolling four-quarter basis, including such calculation on a pro forma basis for any Acquisitions consummated during the fiscal period.

                  2.       As required by Section 6.12 of the Credit Agreement:

                           (i) The Borrower has maintained a Leverage Ratio for the applicable fiscal period of not greater than 4.50:1.00 for each fiscal quarter ending from and after the Effective Date. The current Leverage Ratio is:
         ------------.

                           Funded Debt plus Synthetic Lease
                                    Obligations
                                    ($---------)
                          ------------------------------------- = Leverage Ratio
                           Consolidated Cash Flow
                                    ($---------)

                           Attached as Exhibit A-2 is a calculation of Consolidated Cash Flow computed on a [rolling four-quarter basis] [rolling eight-quarter basis (in which case Consolidated Cash Flow shall be divided by 2)], including such calculation on a pro forma basis for any Acquisitions, Asset Sales and other dispositions and discontinuances of businesses or assets made during such fiscal period.

                           (ii) The Borrower has maintained an Interest Coverage Ratio for the fiscal period consisting of the most recently ended fiscal quarter and the three immediately preceding fiscal quarters of at least 2.50 to 1.00 for each fiscal quarter ending from and after the Effective Date. The current Interest Coverage Ratio is:

                           Consolidated Cash Flow
                                    ($---------)
                ------------------------------------- = Interest Coverage Ratio
                           Consolidated Interest Expense
                                    ($---------)

                           Attached as Exhibit A-3 is a calculation of Consolidated Interest Expense computed on a rolling four-quarter basis, including such calculation on a pro forma basis for any Acquisitions, Asset Sales and other dispositions and discontinuances of businesses or assets made during such fiscal period.

                  3. As required by Section 6.13 of the Credit Agreement, the Borrower and its Affiliates are in compliance, and have at all times during the relevant fiscal period been in compliance, with the Borrower's trading position policy and supply inventory position policy guidelines as in effect on _________, 1999 [, provided that the stop loss limit in the trading position policy has been increased from __________ at the beginning of the three quarters preceding the fiscal quarter that is the subject of this certificate (the "Initial Date") to __________ at the end of the fiscal quarter that is the subject of this certificate (the "Final Date"), an aggregate increase of ____%] [the stop loss limit in the supply inventory position has increased from __________ on the Initial Date to __________ on the Final Date, an aggregate increase of ____%] [the volume limit for [describe product] in the trading position policy has been increased from __________ on the Initial Date to __________ on the Final Date, an aggregate increase of ____%] [the volume limit for [describe product] in the supply inventory position policy has been increased from __________ on the Initial Date to __________ on the Final Date, an aggregate increase of ____%].

                  4. As required by Section 6.15, the Borrower  hereby  notifies
Administrative Agent that [no judgments, orders, decrees or arbitration awards have been entered against Borrower or any Subsidiary involving in the aggregate a liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage other than through a standard reservation of rights letter) as to any single or related series of transactions, incidents or conditions, of more than $10,000,000] [the following judgments, orders, decrees and/or arbitration awards have been entered against Borrower or its Subsidiaries: __________________________. The foregoing involve an aggregate liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage other than through a standard reservation of rights letter) of $______________________. Borrower has reserved for such amount in excess of $10,000,000, on a quarterly basis, with each quarterly reserve being at least equal to one-twelfth of such amount in excess of $10,000,000. The amount of each quarterly reserve is $____________________].

                  5. As required by Section 7.12 of the Credit Agreement, during the applicable fiscal period, Borrower and its Subsidiaries made [no Restricted Payments] [Restricted Payments in an amount equal to $___________________ and, at the time of and after giving effect to such Restricted Payments, each of the following statements was true:

                           (a) no Default or Event of Default had occurred and was continuing or occurred as a consequence thereof and each of the representations and warranties of the Borrower set forth in the Credit Agreement was true on and as of the date of such Restricted Payment both before and after giving effect thereto; and

                           (b) the Fixed Charge  Coverage  Ratio of the Borrower
         for the Borrower's most recently ended four full fiscal quarters for which internal financial statements were available immediately preceding the date on which such Restricted Payment was made, calculated on a pro forma basis as if such Restricted Payment had been made at the beginning of such four quarter period, was _____ to 1, which ratio is greater than 2.25 to 1; and

                           Consolidated Cash Flow
                           ($----------)
         -------------------------------------  =   Fixed Charge Coverage Ratio
                           Fixed Charges
                           ($----------)

                           (c) such Restricted Payment (the amount of any such payment, if other than cash, was determined by the Board of Directors, whose determination shall be conclusive and evidenced by a resolution in an officer's certificate signed by a Responsible Officer and delivered to the Administrative Agent), together with the aggregate of all other Restricted Payments (other than any Restricted Payments permitted by the provisions of clause (ii) of the penultimate paragraph of Section 8.12 of the Credit Agreement) made by the Borrower and its Subsidiaries in the fiscal quarter during which such Restricted Payment was made did not exceed an amount equal to the sum of (x) Available Cash of the Borrower for the immediately preceding fiscal quarter plus
         (y) the lesser of (i) the amount of any Available Cash of the Borrower during the first 45 days of such fiscal quarter and (ii) the excess of the aggregate amount of Loans that the Borrower could have borrowed over the actual amount of Loans outstanding, in each case as of the last day of the immediately preceding fiscal quarter; and

                           (d) such Restricted Payment (other than (x) Restricted Payments described in clauses (i) of the first paragraph of
         Section 7.12 of the Credit Agreement made during the fiscal quarter ending January 31, 1997 that do not exceed $26,000,000 in the aggregate or (y) any Restricted Payments described in clauses (iii) or (iv) of the first paragraph of Section 7.12 of the Credit Agreement), the amount of which, if made other than with cash, was determined in accordance with clause (c) of Section 7.12 of the Credit Agreement, did not exceed an amount equal to the (1) Consolidated Cash Flow of the Borrower and its Subsidiaries for the period from and after October 31, 1996 through and including the last day of the fiscal quarter ending immediately preceding the date of the proposed Restricted Payment (the "Determination Period") minus (2) the sum of Consolidated Interest
         Expense of the Borrower and its Subsidiaries for the Determination Period plus all capital expenditures (other than Growth-Related Capital Expenditures and net of capital asset sales in the ordinary course of business) made by the Borrower and its Subsidiaries during the Determination Period plus the aggregate of all other Restricted Payments (other than (x) Restricted Payments described in clauses (i) of the first paragraph of Section 7.12 of the Credit Agreement made during the fiscal quarter ending January 31, 1997 that do not exceed $26,000,000 in the aggregate or (y) any Restricted Payments described in clauses (iii) or (iv) of the first paragraph of Section 7.12 of the Credit Agreement) made by the Borrower and its Subsidiaries during the period from and after October 31, 1996 through and including the date of such Restricted Payment, plus (3) $30,000,000, plus (4) the excess, if any, of consolidated working capital of the Borrower and its Subsidiaries at July 31, 1996 over consolidated working capital of the Borrower and its Subsidiaries at the end of the fiscal year immediately preceding the date of the proposed Restricted Payment, minus (5) the excess, if any, of consolidated working capital of the Borrower and its Subsidiaries at the end of the fiscal year immediately preceding the date of the proposed Restricted Payment over consolidated working capital of the Borrower and its Subsidiaries at July 31,1996; and

                           (e) with respect to any Restricted Payment described in clause (iv) of the first paragraph of Section 7.12 of the Credit
         Agreement, such Restricted Payment was made in connection with a refinancing of the 1998 Fixed Rate Senior Notes permitted by Section 7.05.

                           Attached as Exhibit B is a calculation of Fixed Charges, including such calculation on a pro forma basis for any Acquisitions consummated during the fiscal period.]

                  6. As required by subsection 2.01(b) of the Credit Agreement, the aggregate outstanding principal amount of the Loans was reduced to zero for the consecutive thirty (30) day period from ____________ to _______________.

IN WITNESS WHEREOF, this Certificate has been executed on behalf of the Borrower as of the ____ day of ----------------, ----.

                                FERRELLGAS, L.P., a Delaware limited partnership

                                                     By:      FERRELLGAS, INC.
                                                     Its:     General Partner


                                                     By:
                                                     Name:
                                                     Title:

                                                                EXHIBIT D


                   FORM OF LEGAL OPINION OF BORROWER'S COUNSEL


                                     [Date]


Bank of America National Trust and Savings Association, as Administrative Agent, and each of the Banks party to the Credit Agreement referred to below
333 Clay Street, Suite 4550
Houston, Texas  77002-4103

Ladies and Gentlemen:

                  This opinion is being delivered in connection with that certain 364 Day Credit Agreement, dated as of April __, 1999 (the "Credit Agreement"), among Ferrellgas, L.P., a Delaware limited partnership (the "Borrower"), Ferrellgas, Inc., a Delaware corporation (the "General Partner"), the several financial institutions party thereto (the "Banks") and Bank of America National Trust and Savings Association, as agent for the Banks (in such capacity, the "Administrative Agent"). Each initially-capitalized term used herein shall have the meaning given it in the Credit Agreement, unless specifically defined herein.

                  We have acted as counsel to the Borrower, the General Partner, the MLP and each of the Subsidiaries of the Borrower (each, a "Subsidiary" and collectively, the "Subsidiaries"; together with the Borrower, the General Partner and the MLP, the "Obligors") in connection with the following:

                  (a) the execution and delivery of the Credit Agreement and the Notes; and

                  (b) the corporate and partnership documents and records relating to the Obligors listed on Schedule I hereto, and such other corporate and partnership documents and records as we have deemed necessary as a basis for the opinions expressed herein.

                  The Credit Agreement and the Notes are referred to herein collectively as the "Loan Documents."

                  In our capacity as such counsel, we have been furnished with and have examined originals or copies, certified or otherwise identified to our satisfaction as being true copies, of such records, agreements, instruments, and documents as, in our judgment, are necessary or relevant as the basis for the opinions expressed below.

                  We  have  obtained  and  relied  upon  such  certificates  and assurances from public officials as we have deemed necessary. We have investigated such questions of law and fact for the purpose of rendering this opinion as we have deemed necessary.

                  Certain of the opinions rendered herein are qualified by the discussion following the numbered paragraphs.

[Customary assumptions and qualifications may be added]

                  On the basis of the foregoing, and in reliance thereon, we are of the opinion that:

                  1. The General Partner, the MLP, the Borrower and each of its Subsidiaries:

                           (a)      is a corporation or partnership, as the case
 may be, duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation; and

                           (b)      has all requisite corporate or partnership,
as the case may be, power and authority and all governmental licenses, authorizations, consents and approvals to own its assets, carry on its business as now being or as proposed to be conducted and to execute, deliver, and perform its obligations under the Loan Documents.

                  2. The Borrower has been duly qualified or registered as a foreign limited partnership to transact business in, and is in good standing under the laws of, each of the jurisdictions set forth on Schedule II hereto; and, to our knowledge, such jurisdictions are the only jurisdictions in which the Borrower owns or leases property, or conducts any business, so as to require qualification or registration to conduct business as a foreign limited partnership, and in which the failure to so qualify or register would be likely in our judgment to have a Material Adverse Effect.

                  3. The General Partner has been duly qualified or registered as a foreign corporation and is in good standing under the laws of each of the jurisdictions set forth in Schedule III hereto; and, to our knowledge, such jurisdictions are the only jurisdictions in which the General Partner owns or leases property, or conducts any business, so as to require qualification or registration to conduct business as a foreign corporation, and in which the failure so to qualify or register would be likely in our judgment to have a Material Adverse Effect.

                  4. The MLP has been duly qualified or registered as a foreign limited partnership to transact business in, and is in good standing under the laws of, each of the jurisdictions set forth on Schedule IV hereto; and, to our knowledge, such jurisdictions are the only jurisdictions in which the MLP owns or leases property, or conducts any business, so as to require qualification or registration to conduct business as a foreign limited partnership, and in which the failure to so qualify or register would be likely in our judgment to have a Material Adverse Effect.

                  5. Each of the Subsidiaries has been duly qualified or registered as a foreign corporation to transact business in, and is in good standing under the laws of, each of the jurisdictions set forth on Schedule V hereto; and, to our knowledge, such jurisdictions are the only jurisdictions in which such Subsidiary owns or leases property, or conducts any business, so as to require qualification or registration to conduct business as a foreign corporation, and in which the failure to so qualify or register would be likely in our judgment to have a Material Adverse Effect.

                  6. The execution, delivery and performance by the Borrower and the General Partner of the Credit Agreement and each other Loan Document to which the Borrower and/or the General Partner or any Subsidiary is a party, have been duly authorized by all necessary partnership action on behalf of the Borrower and all necessary corporate action on behalf of the General Partner and any Subsidiary, and do not and will not:

                           (a)      contravene the terms of any of the General
Partner's, the MLP's, the Borrower's or any Subsidiary's Organization Documents;

                           (b) result in any breach or contravention  of, or the
                  creation of any Lien under, any document evidencing any Contractual Obligation to which the General Partner, the MLP, the Borrower or any Subsidiary is a party, or any order, injunction, writ or decree of any Governmental Authority to which such Person or its property is subject, where such conflict, breach, contravention or Lien could reasonably be expected to have a Material Adverse Effect; or

                  (c)      violate any material Requirement of Law.

                  7. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, the Borrower, the General Partner or any Subsidiary of any Loan Document, or (b) the continued operation of the Borrower's business as contemplated to be conducted after the date hereof by the Loan Documents, except in each case such approvals, consents, exemptions, authorizations or other actions, notices or filings (i) as have been obtained, (ii) as may be required under state securities or Blue Sky laws, (iii) as are of a routine or administrative nature and are either (A) not customarily obtained or made prior to the consummation of transactions similar to those contemplated under the Credit Agreement or (B) expected in our judgment to be obtained in the ordinary course of business, or (iv) that, if not obtained, could not reasonably be expected to have a Material Adverse Effect.

                  8. The Credit Agreement and each other Loan Document to which the Borrower, the General Partner or any Subsidiary is a party, constitute the legal, valid and binding obligations of such Person, enforceable against such Person in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

                  9. To the best of our knowledge, there are no actions, suits, proceedings, claims or disputes pending or threatened at law, in equity, in arbitration or before any Governmental Authority, against the Borrower, the General Partner, the MLP or any Subsidiary or any of their respective properties which:

                           (a)  purport  to  affect  or  pertain  to the  Credit
                  Agreement,   any  other  Loan  Document  or  the  transactions
                  contemplated under the Credit Agreement; or

                           (b) if  determined  adversely  to the Borrower or the
                  Subsidiaries, would reasonably be expected to have a Material Adverse Effect.

                  10. To the best of our knowledge, no injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority and served upon the Borrower or the General Partner purporting to enjoin or restrain the execution, delivery or performance of the Credit Agreement, any other Loan Document, or any of the transactions contemplated under the Credit Agreement, or directing that such transactions not be consummated as therein provided.

                  11. To the best of our knowledge, neither the Borrower nor any Affiliate of the Borrower is generally engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

                  12. Neither the Borrower nor any Affiliate of the Borrower is an "Investment Company" or "controlled" by an "Investment Company" within the meaning of the Investment Company Act of 1940. The Borrower is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code or any other Federal or state statute or regulation limiting its ability to incur Indebtedness.

                  13. The incurrence of the Borrower's obligations under the Loan Documents and the application of the proceeds thereof by the Borrower as provided for in the Credit Agreement do not violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation of such board.

[If a Loan is being made to the Borrower on the Effective Date:]

                  14. The incurrence and maintenance of the Loans being made by the Banks to the Borrower on the Effective Date do not violate any indenture, note purchase agreement or other credit arrangement of the Borrower or any of its Subsidiaries.

                  The foregoing opinions are limited to matters involving the Federal laws of the United States and the laws of the State of Missouri and the State of New York, and we do not express any opinion as to the laws of any other jurisdiction.

                  The opinions expressed herein are solely for the benefit of the Administrative Agent and the Banks in connection with the above transactions and may not be relied on in any manner or for any purposes by any other person, other than counsel to Lender.

                                                     Very truly yours,

                                   SCHEDULE I

                       Corporate and Partnership Documents

                                   SCHEDULE II

        Jurisdictions of Foreign Qualification or Registration of the Borrower

                                  SCHEDULE III

   Jurisdictions of Foreign Qualification or Registration of the General Partner

                                   SCHEDULE IV

        Jurisdictions of Foreign Qualification or Registration of the MLP

                                   SCHEDULE V

             Jurisdictions of Foreign Qualification or Registration
                       of the Subsidiaries of the Borrower

                        FORM OF ASSIGNMENT AND ACCEPTANCE


                  THIS ASSIGNMENT AND ACCEPTANCE AGREEMENT ("Agreement") dated as of ________________, ____ is made with reference to that certain Short-Term Revolving Credit Agreement, dated as of April 30, 1999 (as from time to time amended, extended, restated, modified or supplemented, the "Credit Agreement") among Ferrellgas, L.P., a Delaware limited partnership (the "Borrower"), Ferrellgas, Inc., a Delaware corporation and the sole general partner of Borrower, the financial institutions from time to time party thereto and Bank of America National Trust and Savings Association, as an Issuing Bank and agent (in such capacity, the "Administrative Agent"), and is entered into between the "Assignor" described below, in its capacity as a Bank under the Credit Agreement, and the "Assignee" described below.

                  The Assignor and the Assignee hereby represent, warrant and agree as follows;

                  1. Definitions. Except as otherwise provided herein, capitalized terms defined in the Credit Agreement are used herein with the meanings set forth therein. As used in this Agreement, the following capitalized terms shall have the meanings set forth below:

                         "Assignee" means _____________________________________.

"Assigned Pro-Rata Share" means ____% of the Commitments of the Banks and all outstanding Loans, which percentage share is equal to $_________.

                         "Assignor" means _____________________________________.

                           "Effective Date" means __________________, ____.

                  2.         Representations and Warranties of the Assignor.
The Assignor represents and warrants to the
                                 ----------------------------------------------
Assignee as follows:

                           (a) As of the date hereof, the Pro Rata Share of the Assignor is ____________% (without giving effect to any assignments thereof which have not yet become effective). The Assignor is the legal and beneficial owner of the Assigned Pro-Rata Share and the Assigned Pro-Rata Share is free and clear of any adverse claim;

                           (b) As of the date hereof, the aggregate amount of the Commitments of the Banks and the outstanding principal balance of Loans made by the Banks is as follows:

         Commitments:                                                 $_______

         Loans:                                                       $_______

                           (c) If required under subsection 10.08(a) of the Credit Agreement, the Assignor has obtained the consent of the Borrower to the assignment of the Assigned Pro-Rata Share to the Assignee;

                           (d) The Assignor has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and any and all other documents required or permitted to be executed or delivered by it in connection with this Agreement and to fulfill its obligations under, and to consummate the transactions contemplated by, this Agreement, and no governmental authorizations or other authorizations are required in connection therewith; and

                           (e) This Agreement  constitutes the legal,  valid and
binding obligation of the Assignor.

The Assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance by the Borrower of its obligations under the Credit Agreement, and assumes no responsibility with respect to any statements, warranties or representations made under or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other documents under the Credit Agreement, other than as expressly set forth above.

                3.            Representations and Warranties of the Assignee.
The Assignee hereby represents and warrants to
                                 ----------------------------------------------
the Assignor as follows:

                           (a) The Assignee has full power and authority, and has taken all action necessary, to execute and deliver this Agreement, and any and all other documents required or permitted to be executed or delivered by it in connection with this Agreement and to fulfill its obligations under, and to consummate the transactions contemplated by, this Agreement, and no governmental authorizations or other authorizations are required in connection therewith;

                           (b)             This Agreement constitutes the legal,
 valid and binding obligation of the Assignee;

                           (c) The Assignee has independently and without reliance upon the Assignor and based on such information as the Assignee has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. The Assignee will, independently and without reliance upon the Administrative Agent, any Issuing Bank or any Bank, and based upon such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement;

                           (d) If the Assignee is organized under the laws of a jurisdiction outside the United States of America, attached hereto is Internal Revenue Service Form 4224 or Internal Revenue Service Form 1001, as applicable (and any successor forms or additional forms necessary for claiming complete exemption from United States withholding taxes) certifying the Assignee's exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement; and

                           (e)              Assignee is an Eligible Assignee,
as that term is defined in the Credit Agreement.

                  4. Assignment. On the terms set forth herein, the Assignor, as of the Effective Date, hereby irrevocably sells, assigns and transfers to the Assignee, without recourse, representation or warranty except as specifically provided in this Agreement, all of the rights and obligations of the Assignor under the Credit Agreement and the Assignor's Notes, if any, under the Credit Agreement, in each case to the extent of the Assigned Pro-Rata Share, and the Assignee irrevocably accepts such assignment of rights and assumes such obligations from the Assignor on such terms and effective as of the Effective Date. As of the Effective Date, the Assignee shall have the rights and obligations of a "Bank" under the Credit Agreement and the Notes, if any. Assignee hereby appoints and authorizes the Administrative Agent to exercise such powers under the Credit Agreement and the Notes, if any. Assignee hereby appoints and authorizes the Administrative Agent to exercise such powers under the Credit Agreement as are delegated to the Administrative Agent by Article IX of the Credit Agreement.

                  5. Payment. On the Effective Date, the Assignee shall pay to the Assignor, in immediately available funds, an amount equal to the purchase price of the Assigned Pro-Rata Share, as agreed between the Assignor and the Assignee pursuant to a letter agreement of even date herewith.

                  The Assignor and the Assignee hereby agree that if either receives any payment of interest, principal, fees or any other amount under the Credit Agreement, their respective Notes or any other documents under the Credit Agreement which is for the account of the other, it shall hold the same in trust for such party to the extent of such party's interest therein and shall promptly pay the same to such party.

                  6. Principal, Interest, Fees, Etc. Any principal that would be payable and any interest, fees and other amounts that would accrue from and after the Effective Date to or for the account of the Assignor pursuant to the Credit Agreement and the Note(s) shall be payable to or for the account of the Assignor and the Assignee, in accordance with their respective interests as adjusted pursuant to this Agreement. Payments to be made to the Assignee shall be made to its address set forth on the signature pages hereof, or to such other address as the Assignee may designate.

                  7. Notes. At Assignee's request, and within five Business Days after its receipt of notice by the Administrative Agent that the Administrative Agent has received an executed copy of this Agreement and payment of the processing fee (and provided that the Administrative Agent, and the Borrower, if required, consents to such assignment pursuant to subsection 10.08(a) of the Credit Agreement), the Borrower shall execute and deliver to the Administrative Agent new Notes evidencing the Assignee's Assigned Pro-Rata Share and, if the Assignor has retained a portion of its Revolving Loan Commitments and at Assignor's request, replacement Notes in the principal amounts of the Revolving Loan Commitments retained by the Assignor (such Notes to be in exchange for, but not in payment of, the Notes held by the Assignor).

                  8. Processing Fee. On the Effective Date, the [Assignee] [Assignor] shall pay to the Administrative Agent the processing fee provided for in subsection 10.08(a) of the Credit Agreement.

                  9. Further Assurances. The Assignor and the Assignee agree to execute and deliver such other instruments, and take such other action, as either party may reasonably request in connection with the transactions contemplated by this Agreement, and the Assignor specifically agrees to cause the delivery of two original counterparts of this Agreement to the Administrative Agent.

                  10.  Governing  Law.  THIS  AGREEMENT  SHALL BE DEEMED TO BE A
CONTRACTUAL  OBLIGATION  UNDER,  AND  SHALL BE  GOVERNED  BY AND  CONSTRUED  AND
INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. FOR ANY DISPUTE ARISING IN CONNECTION WITH THIS AGREEMENT, THE ASSIGNEE HEREBY IRREVOCABLE SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK.

                  11. Notices. All communications among the parties or notices in connection herewith must be in writing and must be mailed, telegraphed, telecopied, delivered or sent by telex or cable, addressed to the appropriate party at its address set forth on the signature pages hereof. All communications and notices shall, if sent by telegraph, telex or telecopy, be deemed to have been given when received by the Person to whom addressed; if sent by overnight courier service, be deemed to have been given one day after the date when sent; and if sent by mail, be deemed to have been given three days after the date when sent by registered or certified mail, postage prepaid.

                  12. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

                  13. Interpretation. The headings of the various sections hereof are for convenience of reference only and shall not affect the meaning or construction of any provision hereof.

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their respective officials, officers or agents thereunder duly authorized as of the date first above written.

                                                     "Assignor"


                                                     By
                                                     Its:
                                                     Address:


                                                     Attn:
                                                     Telephone:
                                                     Telecopy:
                                                     Telex:

                                                     "Assignee"


                                                     By:
                                                     Its:
                                                     Address:


                                                     Attn:
                                                     Telephone:
                                                     Telecopy:
                                                     Telex:



ACKNOWLEDGED AND ACCEPTED:

"Administrative Agent"
Bank of America National Trust
and Savings Association


By:
Name:
Title:


[If Required]
"Borrower"

FERRELLGAS, L.P.

By: FERRELLGAS, INC.
Its:  General Partner


By:
Name:
Title:

                                                                     EXHIBIT F


                                 PROMISSORY NOTE


$_________________                                               April 30, 1999


                  FOR VALUE RECEIVED, the undersigned FERRELLGAS, L.P., a Delaware limited partnership ("Borrower"), HEREBY PROMISES TO PAY to the order of _______________________ ("Bank") the principal sum of ______________________
($_________) or, if less, the aggregate principal amount of the Loans outstanding on the Maturity Date, made to Borrower by Bank pursuant to Section 2.01(a) of that certain Short-Term Revolving Credit Agreement, dated as of April 30, 1999 (as the same may be amended from time to time, the "Credit Agreement"), among Borrower, Ferrellgas, Inc., a Delaware corporation and the sole general partner of Borrower, the financial institutions from time to time party thereto and Bank of America National Trust and Savings Association, as administrative agent for said financial institutions (in such capacity, "Administrative Agent") payable in full on the Maturity Date together with interest on the unpaid principal balance hereof from time to time outstanding from the date hereof until paid in full at the rate or rates and in the manner and at the times specified in the Credit Agreement.

                  Both the principal hereof and the interest hereon are payable in lawful money of the United States of America at Bancontrol Account Number 12334-14282 located at Bank of America National Trust and Savings Association, 1850 Gateway Boulevard, Agency Administrative Services #5596, Concord, California 94520 (or at such other Lending Office as may be designated from time to time by Administrative Agent), for the account of Bank, in immediately available funds.

                  The holder of this Promissory Note (this "Note") is authorized to record the date and amount of Loans made by the Bank, the amount of interest accruing from time to time and the date and amount of each payment or prepayment of principal thereof on the schedule annexed to and constituting a part hereof, or on a continuation thereof which shall be attached hereto and a part hereof and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded.

                  Borrower agrees to pay all costs of collection and enforcement of this Note, whether or not suit is filed, including, without limitation, reasonable attorneys' fees, as more particularly provided in Section 10.04 of the Credit Agreement.

                  This Note is one of the "Notes" referred to in, and is entitled to the benefits of, the Credit Agreement which, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and for prepayment of amounts from time to time outstanding under this Note upon certain terms and conditions. Unless otherwise defined herein, capitalized terms used herein are used with the defined meanings given in the Credit Agreement.

                  THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.

                                FERRELLGAS, L.P., a Delaware limited partnership

                                                     By:   FERRELLGAS, INC.
                                                     Its:  General Partner


                                                           By:
                                                           Name:
                                                           Title:

                           SCHEDULE TO PROMISSORY NOTE



                                       Amount of Principal
                                       Paid                    Unpaid Principal       Notation
Date            Amount of Loans        or Prepaid              Balance of Loans       Made By




                           FORM OF SUBSIDIARY GUARANTY


                           BORROWER: FERRELLGAS, L.P.

                        GUARANTOR: _____________________


                               CONTINUING GUARANTY


To: The Financial Institutions (the "Banks") from time to time party to the Credit Agreement referred to below (the "Credit Agreement"), and Bank of America National Trust and Savings Association, as Administrative Agent (in such capacity, the "Administrative Agent")

                  (1) For valuable consideration, the undersigned ("Guarantor") absolutely and unconditionally guarantees to the Administrative Agent and the Banks the payment when due, upon maturity, acceleration or otherwise, of any and all indebtedness of FERRELLGAS, L.P., a Delaware Limited Partnership
("Borrower"). If any or all of the indebtedness of Borrower to the Administrative Agent or the Banks becomes due and payable hereunder, Guarantor absolutely and unconditionally promises to pay such indebtedness to the Administrative Agent (for its account or the account of the Banks, as the case may be), or order, on demand, in lawful money of the United States of America. The word "indebtedness" is used herein in its most comprehensive sense and includes any and all advances, debts, obligations and liabilities of Borrower to the Administrative Agent and/or the Banks under or pursuant to that certain Short-Term Revolving Credit Agreement, dated as of April 30, 1999, among Borrower, Ferrellgas, Inc., a Delaware corporation, the Banks and the Administrative Agent, as the same may be amended, modified, supplemented or renewed from time to time (the "Credit Agreement"), whether the same is heretofore, now, or hereafter made, incurred or created, whether voluntary or involuntary and however arising, whether direct or acquired by the Administrative Agent or the Banks by assignment or succession, absolute or contingent, liquidated or unliquidated, determined or undetermined, and whether Borrower may be liable individually or jointly with others, or whether recovery upon such indebtedness may be or hereafter become barred by any statute of limitations, or whether such indebtedness may be or hereafter become otherwise unenforceable. This Continuing Guaranty (this "Guaranty") is a guaranty of due and punctual payment and performance and is not merely a guaranty of collection.

                  (2) The liability of Guarantor under this Guaranty (exclusive of liability under any other guaranties executed by Guarantor) shall not exceed at any one time the total of (a) Thirty Eight Million and 00/100 Dollars ($38,000,000.00), for the principal amount of the indebtedness, (b) all interest, fees, and other costs and expenses relating to or arising out of the indebtedness or such part of the indebtedness as shall not exceed the foregoing limitation, and (c) attorneys' fees, costs and expenses as provided in paragraph 13 hereof. The Administrative Agent and the Banks may permit the indebtedness of Borrower to exceed Guarantor's liability, and may apply any amounts received from any source, other than from Guarantor, to the unguaranteed portion of Borrower's indebtedness. This is a continuing guaranty relating to any indebtedness, including that arising under successive transactions which shall either continue the indebtedness or from time to time renew it after it has been satisfied. Any payment by Guarantor shall not reduce Guarantor's maximum obligation hereunder, unless written notice to that effect be actually received by the Administrative Agent at or prior to the time of such payment.

                  (3) The obligations hereunder are independent of the obligations of Borrower, and a separate action or actions may be brought and prosecuted against Guarantor whether action is brought against Borrower or whether Borrower be joined in any such action or actions; and Guarantor waives the benefit of any statute of limitations affecting Guarantor's liability hereunder.

                  (4) Guarantor authorizes the Administrative Agent and the Banks, without notice or demand and without affecting Guarantor's liability hereunder, from time to time, either before or after revocation hereof, to (a) renew, compromise, extend, accelerate or otherwise change the time for payment of, or otherwise change the terms of the indebtedness or any part thereof, including increase or decrease of the rate of interest thereon; (b) receive and hold security for the payment of this Guaranty or the indebtedness guaranteed, and exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any such security; (c) apply such security and direct the order or manner of sale thereof as the Administrative Agent in its discretion may determine; and (d) release or substitute any one or more of the endorsers or guarantors.

                  (5) Guarantor waives any right to require the Administrative Agent or the Banks to (a) proceed against Borrower; (b) proceed against or exhaust any security held from Borrower; or (c) pursue any other remedy in the Administrative Agent's or the Banks' power whatsoever. Guarantor waives any defense arising by reason of any disability or other defense of Borrower, or the cessation from any cause whatsoever of the liability of Borrower, or any claim that Guarantor's obligations exceed or are more burdensome than those of Borrower. Guarantor waives all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, and notices of acceptance of this Guaranty and of the existence, creation, or incurring of new or additional indebtedness.

                  (6)  Guarantor   understands  and  acknowledges  that  if  the
Administrative Agent forecloses (for itself or on behalf of the Banks), either by judicial foreclosure or by exercise of power of sale, any deed of trust securing the indebtedness, that foreclosure could impair or destroy any ability that Guarantor may have to seek reimbursement, contribution or indemnification from Borrower or others based on any right Guarantor may have of subrogation, reimbursement, contribution or indemnification for any amounts paid by Guarantor under this Guaranty. Guarantor further understands and acknowledges that in the absence of this paragraph, such potential impairment or destruction of Guarantor's rights, if any, may entitle Guarantor to assert a defense to this Guaranty. By executing this Guaranty, Guarantor freely, irrevocably and unconditionally:  (i) waives  and  relinquishes  that  defense  and agrees  that
Guarantor   will  be  fully   liable  under  this   Guaranty   even  though  the
Administrative Agent may foreclose (for itself or on behalf of the Banks), either by judicial foreclosure or by exercise of power of sale, any deed of trust securing the indebtedness; (ii) agrees that Guarantor will not assert that defense in any action or proceeding which the Administrative Agent or the Banks may commence to enforce this Guaranty; (iii) acknowledges and agrees that the rights and defenses waived by Guarantor in this Guaranty include any right or defense that Guarantor may have or be entitled to assert; and (iv) acknowledges and agrees that the Administrative Agent and the Banks are relying on this waiver in creating the indebtedness, and that this waiver is a material part of the consideration which the Administrative Agent and the Banks are receiving for creating the indebtedness.

                  (7) Guarantor acknowledges and agrees that Guarantor shall have the sole responsibility for obtaining from Borrower such information concerning Borrower's financial condition or business operations as Guarantor may require, and that neither the Administrative Agent nor the Banks has any duty at any time to disclose to Guarantor any information relating to the business operations or financial conditions of Borrower.

                  (8) To secure all of Guarantor's obligations hereunder, Guarantor assigns and grants to the Administrative Agent (for the benefit of itself and the Banks) a security interest in all moneys, securities and other property of Guarantor now or hereafter in the possession of the Administrative Agent, and all deposit accounts of Guarantor maintained with the Administrative Agent, and all proceeds thereof. Upon default or breach of any of Guarantor's obligations to the Administrative Agent or the Banks, the Administrative Agent or the Banks may apply any deposit account to reduce the indebtedness, and may foreclose any collateral as provided in the Uniform Commercial Code and in any security agreements between the Administrative Agent or the Banks and Guarantor.

                  (9) Any obligations of Borrower to Guarantor, now or hereafter existing, including but not limited to, any obligations to Guarantor as subrogees of the Administrative Agent or the Banks or resulting from Guarantor's performance under this Guaranty, are hereby subordinated to the indebtedness. Such obligations of Borrower to Guarantor if the Administrative Agent so requests shall be enforced and performance received by Guarantor as trustee for the Administrative Agent and the Banks and the proceeds thereof shall be paid over to the Administrative Agent on account of the indebtedness of Borrower to the Administrative Agent and the Banks, but without reducing or affecting in any manner the liability of Guarantor under the other provisions of this Guaranty.

                  (10) This Guaranty may be revoked at any time by Guarantor in respect to future transactions, unless there is a continuing consideration as to such transactions which Guarantor does not renounce. Such revocation shall be effective upon actual receipt by the Administrative Agent at the address shown below of written notice of revocation. Revocation shall not affect any of Guarantor's obligations or the Administrative Agent's or the Banks' rights with respect to transactions which precede the Administrative Agent's receipt of such notice, regardless of whether or not the indebtedness related to such transactions, before or after revocation, has been renewed, compromised, extended, accelerated, or otherwise changed as to any of its terms, including time for payment or increase or decrease of the rate of interest thereon. Revocation by any other guarantor of Borrower's indebtedness shall not affect any obligations of Guarantor. If this Guaranty is revoked, returned, or canceled, and subsequently any payment or transfer of any interest in property by Borrower to the Administrative Agent or the Banks is rescinded or must be returned by the Administrative Agent or the Banks to Borrower, this Guaranty shall be reinstated with respect to any such payment or transfer, regardless of any such prior revocation, return, or cancellation.

                  (11) It is not necessary for the Administrative Agent or the Banks to inquire into the powers of Borrower or of the officers, directors, partners or agents acting or purporting to act on Borrower's behalf, and any indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

                  (12) The Administrative Agent and the Banks may, without notice to Guarantor and without affecting Guarantor's obligations hereunder, assign the indebtedness and this Guaranty, in whole or in part. Guarantor agrees that the Administrative Agent and the Banks may (subject to the confidentiality requirements set forth in subsection 10.08(e) of the Credit Agreement) disclose to any prospective purchaser and any purchaser of all or part of the indebtedness any and all information in the Administrative Agent's or the Banks' possession concerning Guarantor, this Guaranty and any security for this Guaranty.

                  (13) Guarantor agrees to pay to the Administrative Agent, on demand, all out-of-pocket expenses and attorneys' fees (including allocated costs for in-house legal services) incurred by the Administrative Agent or the Banks prior to the commencement of any legal action or arbitration proceeding in connection with the enforcement of this Guaranty and any instrument or agreement required under this Guaranty. In the event of a legal action or arbitration proceeding, the prevailing party shall be entitled to reasonable attorneys' fees (including allocated costs for in-house legal services), costs and necessary disbursements incurred in connection with such action or proceeding, as determined by the court or arbitrator.

                  (14) (a) THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK; PROVIDED THAT THE ADMINISTRATIVE AGENT AND THE BANKS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

                  (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS GUARANTY MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS GUARANTY, GUARANTOR CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. GUARANTOR IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS GUARANTY OR ANY DOCUMENT RELATED HERETO. GUARANTOR WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW.

                  (15) GUARANTOR WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS GUARANTY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. GUARANTOR AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, GUARANTOR AGREES THAT ITS RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS GUARANTY OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS GUARANTY.

                  Executed this ___ day of ______,____.

                                   "Guarantor"

                                                             [Name of Guarantor]


                                                              By:
                                                              Name:
                                                              Title:



                                            -----------------------------------
                                     Address

                                            -----------------------------------
                                                         Federal Tax I.D. No.


Address for Notices to the                     Address for Notices to Guarantor:
Administrative Agent:

1850 Gateway Boulevard
Agency Administrative Services #5596
Concord, California 94520